UNITED STATES BANKRUPTCY COURT
             EASTERN DISTRICT OF WISCONSIN


In the Matters of
     GANDER MOUNTAIN, INC.,             Case No. 96-26478-RAE
     a Wisconsin corporation,                Chapter 11

     GRS, INC.,                         Case No. 96-26479-RAE
     a Wisconsin corporation,                Chapter 11

     GMO, INC.,                         Case No. 96-26480-RAE
     a Wisconsin corporation,                Chapter 11

                                        (Jointly Administered)

               Debtors in Possession.




           DISCLOSURE STATEMENT RELATING TO
      SECOND AMENDED JOINT PLAN OF REORGANIZATION



COUNSEL TO GANDER MOUNTAIN, INC.   COUNSEL TO GMO, INC.

Howard A. Schoenfeld, Esq.         Michael S. Polsky, Esq.
Godfrey & Kahn, S.C.               McNally, Maloney & Peterson, S.C.
780 North Water Street             2600 North Mayfair Road, Suite 1080
Milwaukee, Wisconsin  53202        Milwaukee, Wisconsin 53226
(414) 273-3500                     (414) 257-3399

COUNSEL TO GRS, INC.

Andrew M. Barnes, Esq.
Quarles & Brady
411 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
(414) 277-5000
                   TABLE OF CONTENTS


INTRODUCTION                                                    1

I.   TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN           4
     A.   Matters Preceding Distributions under the plan        4
     B.   Classification of Claims and Interests Under the Plan 5
     C.   Distributions to Holders of Allowed Claims
          and Interests                                         6
     D.   Analysis of Unsecured Claims                         11

II.  VOTING PROCEDURES AND PLAN CONFIRMATION                   13
     A.   Voting Procedures for Confirmation of the Plan       13
     B.   Acceptance of Plan by Classes of Claims or Interests 13
     C.   Who is Entitled to Vote to Accept or Reject the Plan 14
     D.   Treatment of Disputed Claims for Voting Purposes     14
     E.   Confirmation Hearing and Objections to
          Confirmation                                         15

III. DESCRIPTION OF THE DEBTORS AND EVENTS
PRECIPITATING THE
     CHAPTER 11 FILINGS                                        15
     A.   History of Debtors                                   15
     B.   Pre-Bankruptcy Financing                             16
     C.   Directors and Executive Officer of Debtors           16
     D.   Events Precipitating the Chapter 11 Filings          20
     E.   Financial Statements                                 23

IV.  SIGNIFICANT EVENTS DURING CHAPTER 11 CASES                23
     A.   Commencement                                         23
     B.   Administrative Consolidation                         23
     C.   Gander Mountain Creditors Committee                  24
     D.   Employment of Professionals                          24
     E.   DIP Working Capital Facility                         25
     F.   Employee Related Matters                             26
     G.   Gift Certificates and Merchandise Returns            27
     H.   Selection of a Buyer of the Debtors' Business        28

V.   IMPLEMENTATION OF THE PLAN                                30
     A.   Merger of Debtors and other Corporate Changes        30
     B.   Creation of the Trust and Duties of the
          Trustee and the Advisory Committee                   31
     C.   Sale of the Debtors' Assets                          32
     D.   Plan Provisions Governing Distributions              34
     E.   Procedures for Resolution of Disputed Claims
          and Distribution on Account of Disputed Claims       34
     F.   Post Confirmation Dissolution of the
          Creditors Committee                                  35
     G.   Conditions Precedent to Effective Date               36
     H.   Executory Contracts and Unexpired Leases             36
     I.   Avoidance Claims                                     37
     J.   Releases                                             38
     K.   Court's Retention of Jurisdiction                    39
     L.   Discharge                                            40

VI.  BEST INTERESTS OF CREDITOR TEST                           40

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN       41
     A.   Consequences to Holders of Allowed Unsecured
          Claims and Allowed Unsecured Convenience Claims      41
     B.   Consequences to Holders of Gander Mountain Stock     42

VIII.     CONFIRMATION OF PLAN                                 42

           EXHIBITS TO DISCLOSURE STATEMENT

Exhibit A Second Amended Joint Plan of Reorganization
Exhibit B Financial Statements
Exhibit C Analysis of Unsecured Claims
Exhibit D Prepetition Insider Payments
Exhibit E Liquidation Analysis

                     Introduction

     On  August  9,  1996 (the "Filing  Date"),  Gander
Mountain,   Inc.,  a  Wisconsin  corporation   ("Gander
Mountain"),  and  its wholly-owned  subsidiaries,  GRS,
Inc., a Wisconsin corporation ("GRS"), and GMO, Inc., a
Wisconsin  corporation ("GMO"), filed  their  voluntary
petitions for reorganization pursuant to Chapter 11  of
the  United  States Bankruptcy Code, Title  11  of  the
United  States Code (as in effect on the  Filing  Date,
the   "Code").   Gander  Mountain,  GRS  and  GMO   are
hereinafter sometimes referred to collectively as the "Debtors" and individually as a "Debtor."

     The reorganization process led to the November 14, 1996 filing of the Joint Plan of Reorganization by the Debtors, the Official Committee of Unsecured Creditors of Gander Mountain, Inc. (the "Committee") and Holiday
Stationstores, Inc., a Minnesota corporation ("Holiday" or the "Buyer"), the filing of a First Amended Joint
Plan of Reorganization on December 12, 1996, and the filing of a Second Amended Joint Plan of Reorganization by the Debtors, the Committee, and Holiday (the "Plan") on December 13, 1996. A complete copy of the Plan is attached hereto as Exhibit A. Capitalized terms used but not defined in this Disclosure Statement shall have the meaning ascribed to such terms in the Plan.
Generally, the definitions of capitalized terms in the Plan are set forth in Appendix I of the Plan.

     The Debtors submitted this Disclosure Statement to
the  United  States Bankruptcy Court  for  the  Eastern
District of Wisconsin (the "Court") for a determination
of   whether  it  contains  "adequate  information"  as
required  by 1125 of the Code.  On December _____,  the
Court   issued  its  Order  approving  this  Disclosure
Statement   (the  "Disclosure  Statement   Order")   as
containing   "adequate   information"   to   enable   a
reasonable investor, typical of the holders of Claims and Interests of the Debtors, to make an informed judgment in voting to accept or reject the Plan.

     THIS  DISCLOSURE STATEMENT HAS BEEN DETERMINED  BY
THE  COURT TO CONTAIN ADEQUATE INFORMATION AS  REQUIRED
BY  SECTION 1125 OF THE CODE.  THIS DETERMINATION  DOES
NOT  CONSTITUTE RECOMMENDATION OR APPROVAL OF THE  PLAN
BY  THE  COURT.  MOREOVER, APPROVAL OF THIS  DISCLOSURE
STATEMENT DOES NOT  CONSTITUTE A DETERMINATION  BY  THE
COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN, AND YOU
SHOULD  REACH YOUR OWN CONCLUSION ABOUT HOW TO VOTE  ON
THE  PLAN AND WHETHER TO OBJECT TO CONFIRMATION OF  THE
PLAN.   IN  ARRIVING AT YOUR DECISION, YOU  SHOULD  NOT
RELY ON ANY REPRESENTATION OR INDUCEMENT MADE TO SECURE
YOUR  ACCEPTANCE OR REJECTION WHICH IS  OTHER  THAN  AS
CONTAINED IN THIS DISCLOSURE STATEMENT.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR
DISAPPROVED  BY THE SECURITIES AND EXCHANGE  COMMISSION
NOR  HAS  THE  COMMISSION PASSED UPON THE  ACCURACY  OR
ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     The  Plan  (as  more  fully described  in  Section
I._Treatment of Claims and Interests Under  the  Plan),
provides, in part, for a sale of substantially  all  of
the  assets  of the Debtors to Holiday, with  the  cash
proceeds  of  the  sale  to  be  contributed   to   and
distributed under the terms of a Trust, to the  holders
of   Allowed   Unsecured  Claims,   Allowed   Unsecured
Convenience  Claims  and  Allowed  Interests.   Allowed
Administrative  Expense  Claims  and  Allowed  Priority
Claims  will be paid by Holiday in accordance with  the
Plan.   Allowed  Secured  Claims  will  be  treated  as
provided in the Plan.

     THE  BOARD OF DIRECTORS OF EACH OF THE DEBTORS HAS
CONCLUDED THAT THE PLAN IS IN THE BEST INTEREST OF  THE
DEBTORS, THE CREDITORS AND THE HOLDERS OF INTERESTS AND
HAS,  THEREFORE, AUTHORIZED FILING OF  THE  PLAN.   THE
BOARD  OF  DIRECTORS OF EACH OF THE DEBTORS  RECOMMENDS
THAT  CREDITORS AND HOLDERS OF INTERESTS VOTE TO ACCEPT
THE PLAN.

     FOR  THE REASONS STATED IN THE COMMITTEE'S  LETTER
WHICH   ACCOMPANIES  THIS  DISCLOSURE  STATEMENT,   THE
COMMITTEE  RECOMMENDS  THAT ALL CREDITORS  ENTITLED  TO
VOTE ON THE PLAN CAST THEIR BALLOTS TO ACCEPT THE PLAN.
THE  COMMITTEE BELIEVES THAT THE PLAN IS  IN  THE  BEST
INTERESTS OF THE CREDITORS AND THAT FAILURE TO  APPROVE
THIS  PLAN WOULD LIKELY RESULT IN A LIQUIDATION OF  THE
DEBTORS   AND   ULTIMATELY  A   SUBSTANTIALLY   SMALLER
DISTRIBUTION  TO  CREDITORS AT A  LATER  DATE  THAN  IS
PROVIDED IN THIS PLAN.

     HOLDERS  OF CLAIMS AND INTERESTS SHOULD READ  THIS
DISCLOSURE  STATEMENT, THE EXHIBITS HERETO,  THE  PLAN,
AND THE EXHIBITS THERETO, CAREFULLY, IN THEIR ENTIRETY.
FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND INTERESTS,
THIS  DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF  THE
PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES, AND,
IF  ANY INCONSISTENCIES EXIST BETWEEN THE PLAN AND THIS
DISCLOSURE  STATEMENT,  THE  TERMS  OF  THE  PLAN   ARE
CONTROLLING.   THE TERMS, CONDITIONS AND PROVISIONS  OF
THE PLAN ARE INCORPORATED HEREIN BY THIS REFERENCE.

     THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR
ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE  TO
ACCEPT  OR  REJECT THE PLAN.  NOTHING CONTAINED  HEREIN
SHALL  CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY
BY  ANY  PARTY,  OR  BE ADMISSIBLE  IN  ANY  PROCEEDING
INVOLVING  ANY DEBTOR OR ANY OTHER PARTY, OR BE  DEEMED
CONCLUSIVE  EVIDENCE OF THE TAX OR OTHER LEGAL  EFFECTS
OF  THE  REORGANIZATION ON ANY  DEBTOR  OR  HOLDERS  OF
CLAIMS OR INTERESTS.  THE STATEMENTS CONTAINED IN  THIS
DISCLOSURE  STATEMENT ARE MADE AS OF  THE  DATE  HEREOF
UNLESS  ANOTHER  TIME  IS  SPECIFIED  HEREIN,  AND  THE
DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT  CREATE
AN  IMPLICATION THAT THERE HAS BEEN NO  CHANGE  IN  THE
INFORMATION  SET  FORTH HEREIN SINCE THE  DATE  HEREOF.
DUE   TO  THE  COMPLEXITY  OF  THE  DEBTORS'  FINANCIAL
AFFAIRS,   THE  DEBTORS  CANNOT  REPRESENT   THAT   THE
INFORMATION CONTAINED HEREIN IS WITHOUT ANY INACCURACY,
ALTHOUGH GREAT EFFORT HAS BEEN MADE TO BE ACCURATE.

     CERTAIN  OF  THE  STATEMENTS  CONTAINED  IN   THIS
DISCLOSURE  STATEMENT,  BY THEIR  NATURE,  ARE  FORWARD
LOOKING  AND CONTAIN ESTIMATES AND ASSUMPTIONS.   THERE
CAN  BE  NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT
ACTUAL OUTCOMES.

     YOU  SHOULD  NOT  CONSTRUE THE  CONTENTS  OF  THIS
DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL,  BUSINESS,
FINANCIAL OR TAX ADVICE.  YOU SHOULD CONSULT WITH  YOUR
OWN  LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS  TO
ANY LEGAL, BUSINESS, FINANCIAL, TAX AND RELATED MATTERS
CONCERNING THE PLAN.

     DEFINED  TERMS USED IN THE PLAN DO NOT NECESSARILY
HAVE THE SAME MEANING SUCH TERMS HAVE IN THE CODE.   IN
READING  THE PLAN, YOU SHOULD PAY PARTICULAR  ATTENTION
TO  THE  DEFINITION OF TERMS.  ONLY  WHERE  THE  PLAN'S
DEFINITION OF A PARTICULAR TERM EXPLICITLY INCORPORATES
THE  CODE  DEFINITION SHOULD YOU ASSUME THAT SUCH  TERM
HAS  THE  SAME  MEANING  IN  THE  PLAN  AND  DISCLOSURE
STATEMENT  AS  IT  HAS IN THE CODE.  CAPITALIZED  TERMS
USED  IN  THE  DISCLOSURE STATEMENT AND  NOT  OTHERWISE
DEFINED  HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO
IN THE PLAN.

      The Solicitation of Acceptances of the Plan

     The  purpose  of this Disclosure Statement  is  to
provide   Creditors  and  holders  of  Interests   with
adequate information about the Debtors and the Plan  to
enable  Creditors and holders of Interests to  make  an
informed judgment in voting whether to accept or reject
the  Plan.  This Disclosure Statement describes,  among
other  matters,  the Debtors' Chapter 11 reorganization
process,   including  a  description  of  the  Debtors'
businesses,  the events precipitating  the  Chapter  11
filings,  significant  events  during  the  Chapter  11
Cases, and the treatment of Claims and Interests  under
the  Plan.   This  Disclosure Statement  also  contains
financial and tax information which may assist you in reaching your own conclusion regarding the Plan.

     Your acceptance of the Plan is important.  Whether
the  Plan is confirmed depends both upon the number  of
Creditors and holders of Interests voting to accept the
Plan  and upon the aggregate amount of their Claims  or
Interests.   Votes  cast  by  holders  of   Claims   or
Interests  in  each Class (or subclass, as appropriate)
will be tabulated separately by Class or subclass.  You
are  urged  to vote by filling out the enclosed  ballot
and promptly returning it in the enclosed, postage paid
envelope.  Your vote will be counted in each  Class  or
subclass  in  which you have, for voting purposes,   an
Allowed Claim or an Allowed Interest.

     The   Debtors  have  transmitted  copies  of  this
Disclosure Statement and the exhibits hereto (including
Exhibit A, the Plan), the Disclosure Statement Order, a
ballot and other related documents to the Creditors  of
and  the  record holders of Interests in  the  Debtors.
The   letter   from  the  Committee  (which  recommends
acceptance  of  the  Plan)  is  also  enclosed.    Each
Creditor and holder of an Interest entitled to vote is requested to complete the ballot and mail it to the attorneys for Gander Mountain, Godfrey & Kahn, S.C., in the enclosed addressed envelope, or if you misplace the envelope, at the address indicated below.

               Kathleen J. Barnes
               GODFREY & KAHN, S.C.
               780 North Water Street
               Milwaukee, WI  53202

Ballots must be received prior to 4:00 P.M. (C.S.T.) on January 16, 1997.

      If you are a holder of an Interest entitled to vote and you received this Disclosure Statement and the accompanying materials from a brokerage house, bank or other intermediary, you should vote by completing the enclosed ballot and mailing it in accordance with the enclosed instructions from the brokerage house, bank or other intermediary.

     IF   YOU   HAVE  ANY  QUESTIONS  CONCERNING   THIS
DISCLOSURE  STATEMENT OR THE PLAN,  THE  PROCEDURE  FOR
VOTING  YOUR  CLAIM  OR  INTEREST,  OR  THE  PACKET  OF
MATERIALS  THAT YOU RECEIVED, OR IF YOU WISH TO  OBTAIN
AN   ADDITIONAL  COPY  OF  THE  PLAN,  THIS  DISCLOSURE
STATEMENT,  OR ANY OF THE EXHIBITS TO THOSE  DOCUMENTS,
AT  YOUR OWN EXPENSE, PLEASE CONTACT:  GANDER MOUNTAIN,
INC.,  P.O. BOX 128, WILMOT, WISCONSIN 53192, TELEPHONE
(414) 862-3525.

 I.  TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

     THE  FOLLOWING IS A BRIEF SUMMARY OF HOW DIFFERENT
CLAIMS  AND INTERESTS WILL BE TREATED UNDER  THE  PLAN.
IT  IS  QUALIFIED BY REFERENCE TO THE  PLAN  ITSELF,  A
COMPLETE COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A.

     A.   Matters Preceding Distributions under the Plan

          1. Corporate Restructuring and Sale of Assets. The Plan is a joint plan of reorganization for all three of the Debtors. Pursuant to the Plan, on the Effective
     Date, GRS and GMO will merge into Gander Mountain (the "Merger") and thereafter all liabilities of Gander Mountain, GRS and GMO will be deemed to be the liabilities of Gander Mountain and all Claims filed or to be filed in the Chapter 11 Cases will be deemed filed against Gander Mountain. All guarantees of any of the Debtors of the obligations of another Debtor and any duplicate Claims filed in the case of more than one Debtor will be eliminated so that any Claim against any Debtor and any guarantee thereof executed by another Debtor or duplicate Claim filed against another Debtor will be treated as one obligation of Gander Mountain.
     Any other joint and several liability of the Debtors will also be treated as one obligation of Gander Mountain.

          On  the Effective Date, and subsequent to the
     Merger,  Gander  Mountain will sell  substantially
     all  of the assets of the Debtors to the Buyer  in
     accordance   with  an  asset  purchase   agreement
     hereinafter referred to as the Holiday  Agreement,
     a  copy of which is attached as Exhibit 2.3 to the
     Plan.   The purchase price to be paid by the Buyer
     will consist of a cash payment made at closing  in
     the  amount of $19,500,000 (or $19,000,000 if  the
     Trigger      Event     occurs     (See     Section
     I.C.6._Distributions Under the Plan to Holders  of
     Unsecured Claims)) and an assumption by the  Buyer
     of  all  Priority  Claims, Administrative  Expense
     Claims   (including   the  claims   of   the   CIT
     Group/Business Credit, Inc. ("CIT") under the  DIP
     Financing Documents) and any other post-petition liabilities or obligations of the Debtors and the Trust, including post-confirmation expenses.

          2. Formation of the Trust. On the Confirmation Date, the Debtor and the individual who will be designated in the Confirmation Order as the "Trustee," will enter
     into a Trust Agreement in the form attached to the Plan
     as Exhibit 2.2.  On the Effective Date, the Debtors
     will transfer to the Trust various claims, defenses and
     counterclaims  of  the  Debtors.    (See   Section
     V.B._Creation of the Trust and Duties of the Trustee and the Advisory Committee.) The cash portion of the purchase price to be paid by the Buyer for the Debtors' assets will be deposited in the Trust. The Trustee will make disbursements to the holders of Allowed
     Claims and Interests from the available funds in the Trust in accordance with the Plan.

     B.Classification of Claims and Interests Under the Plan

     The  following  chart provides a  summary  of  the
classes of Claims and Interests in the Plan as well  as
references  to  where  in  this  Disclosure   Statement
(identified in the third column below as DS) you can find more detailed or related information and on what pages of the Plan you can find provisions describing the treatment of your Class of Claim or Interest.


   Class       Type of Claim or Interest        For More
                                              Information

Unclassifie  Administrative Expense Claims       DS p.
                                                Plan p.

Unclassifie  Priority Claims of                  DS p.
             governmental units arising         Plan p.
             under Section 507(a)(8) of
             the Code

    One      Priority Claims (other than         DS p.
             Claims arising under Sections      Plan p.
             507(a)(1), (a)(2) or (a)(8)
             of the Code)
    Two      Secured Claims (other than          DS p.
             Claims of the Old Lenders or       Plan p.
             CIT)
   Three     Secured Claims of the Old           DS p.
             Lenders                            Plan p.

   Four      Unsecured Convenience Claims        DS p.
             (claims of $1,000 or less or       Plan p.
             Claims of holders of Unsecured
             Claims in excess of $1,000 who
             elect to reduce their Claim to
             $1,000 and accept treatment
             under Class Four)
   Five      Unsecured Claims                    DS p.
                                                Plan p.

    Six      Gander Mountain Preferred           DS p.
             Stock Interests                    Plan p.

   Seven     Gander Mountain Common Stock        DS p.
             Interests                          Plan p.

   Eight     GMO Equity Interests                DS p.
                                                Plan p.

   Nine      GRS Equity Interests                DS p.
                                                Plan p.

    Ten      Intercompany Claims of Gander       DS p.
             Mountain against GMO and GRS       Plan p.

  Eleven     Prepetition Stock Options and       DS p.
             Prepetition Warrants               Plan p.


     C.Distributions to Holders of Allowed  Claims  and
       Interests

          1. Distributions under the Plan to Holders of Administrative and Priority Tax Claims. The Plan provides that Allowed Administrative Expense Claims will either be paid in full on the later to occur of the Effective Date or 15 days following the date such Claim is Allowed, or if such Claim arose in the ordinary course of the Debtors' business, on the date such Claim becomes due in accordance with ordinary business terms, unless other payment terms are agreed to by the holder of such a Claim.

         At    this    time   it   is   difficult    to
     ascertain   the  exact  amount  of  Administrative
     Claims which ultimately may be allowed because the
     overwhelming   majority   of   such   Claims   are
     professional  fees  subject to accrual  throughout
     the  Case,  and,  ultimately, to  Court  approval.
     Approximately  $400,000 in such  Claims  has  been
     allowed  on  an interim basis, subject to  further
     review  and  recoupment,  to  those  professionals
     listed  below.   However,  substantial  additional
     fees will be incurred prior to the Effective Date.

Professional            Fees &          Fees &
                    Disbursements   Disbursements
                      Requested       Allowed on
                                    Interim Basis
Godfrey & Kahn,        $147,779.57     $118,223.66
S.C.
Holleb & Coff          $110,303.14      $88,242.51
von Briesen,            $18,752.49      $15,001.99
Purtell & Roper,
s.c.
The Dratt-Campbell      $11,810.00       $9,448.00
Company
Price Waterhouse        $60,198.96      $48,159.18
LLP
Committee Members        $3,794.56       $3,794.56
Goldberg, Kohn          $39,449.39      $39,449.39
Reinhart, Boerner        $7,835.34       $7,835.34
                       $399,923.45     $330,154.63

        Holders   of   Allowed   Priority   Claims   of
     governmental units for taxes will receive from the Buyer cash equal to the Allowed amount of such Claim on the later to occur of the Effective Date or 15 days following the date such Claim is Allowed. Taxes have been paid by the Debtors when due and thus the Debtors do not anticipate that there will be any such Allowed Priority Claims as of the Effective Date.

          2. Distributions Under the Plan to Holders of Non-Tax Priority Claims. Class One contains non-tax Priority Claims, such as claims of the Debtors' present or former employees for certain pre-Filing Date wages, salaries and benefits. The Plan provides that, to the extent these claims are Allowed Priority Claims, the holders of such Claims will receive payment in full on the later of the Effective Date or 15 days following the date such Claim is Allowed, unless other payment terms are agreed to by the holder of such a Claim. At this time, it appears that approximately $15,000 in filed proofs of claim fall within this Class. However, it is possible that, based upon continuing obligations, the Debtors may have to their employees under such laws as COBRA that number may increase somewhat.

          3. Distributions Under the Plan to Holders of Secured Claims. The Secured Claims against the Debtors are classified in Class Two, each of which Claims constitutes a separate subclass. Each holder of an Allowed Secured Claim, at the Buyer's option, will either (i) be treated as provided in 1124 of the Code such that the holders of such Claim shall maintain the legal, equitable and contractual rights to which such holder is entitled as if there had been no bankruptcy filing, (ii) receive the property securing its Allowed Secured Claim in full satisfaction and release of such Allowed Secured Claim on one of the dates provided in the Plan or otherwise agreed to by the Debtors and/or the Buyers and the holder of such Claim, (iii) be paid by the Buyer the full amount of its Allowed Secured
     Claim or such lesser amount to which the holder of such claim agrees, on the later of the Effective Date or promptly after such Claim is Allowed, or (iv) retain its liens and receive deferred payments, including interest, at a rate sufficient to give such deferred payments a present value equal to the amount of its Allowed Secured Claim. The Debtors believe there will only be two Secured Claims in this Class, a Claim of Harris Bank for credit card chargebacks, and a Claim of Bank One, Wisconsin for the Debtors' liability on account of a Letter of Credit issued by Bank One. The amount of the Harris Claim cannot be determined at this time. It is secured by a deposit held by Harris of approximately $1,000,000. The Debtors believe the amount of the Harris Claim will be substantially less than the amount of that deposit. The Debtors believe the Bank One Claim will be approximately $60,000. That is the amount of the deposit Bank One holds to secure the Letter of Credit. The Debtors believe the Letter of Credit will be drawn because it was issued in favor of a party whose executory contract with the Debtors will likely be rejected, thereby, in turn, causing Bank
     One to incur a $60,000 Claim against the deposit.

          4. Treatment of the Old Lenders. Class Three contains the Claims of the Old Lenders except for the Claims of Harris arising out of the Harris Merchant
     Agreement. The Old Lenders were paid in full out of the proceeds of the Debtors' post-petition working capital facility and will not receive any distribution under the Plan.

          5. Distributions Under the Plan to Holders of Unsecured Convenience Claims. Class Four contains unsecured Claims in the amount of not more than $1,000 (including any Claim exceeding $1,000 which the holder thereof elects to reduce to the amount of $1,000 for
     all  purposes relating to the Plan).   Holders  of
     Unsecured Claims in excess of $1,000 may elect to be included in the Class of Unsecured Convenience Claims, which election will be made on their ballots for voting to accept or reject the Plan. These claims are known as Unsecured Convenience Claims. Class Four includes three subclasses for Unsecured Convenience Claims, one subclass for Claims asserted against each of the Debtors. Under the Plan, holders of Allowed Unsecured Convenience Claims will receive from the Trust on the later of the Initial Distribution Date (generally defined as a date not more than 45 days after the Effective Date) or within 30 days after the date such Claim is Allowed cash equal to eighty percent (80%) of the amount of such Allowed Unsecured Convenience Claim. Approximately $160,000 in Claims under $1,000 were filed or scheduled. Based upon that figure, and based upon a distribution to Unsecured Creditors projected at approximately sixty percent of Allowed Unsecured Claims, the Debtors estimate Creditors holding an additional $90,000 of Unsecured Claims may voluntarily reduce their Claims to $1,000, thereby falling into Class Four. Accordingly, the Debtors estimate that approximately $250,000 in Claims will ultimately inhabit Class Four.

          6. Distributions Under the Plan to Holders of Unsecured Claims. Class Five contains all Unsecured Claims against the Debtors, with a separate subclass for the Unsecured Claims against each of the Debtors. (The term Unsecured Claim, as used herein and in the Plan, excludes Unsecured Convenience Claims). Each holder of an Allowed Unsecured Claim will receive its Pro-Rata share of $18,500,000 less amounts distributed or to be distributed to the holders of Allowed Unsecured Convenience Claims. The aggregate amount available for distribution to holders of Allowed Unsecured Claims is referred to as the "Unsecured Creditors' Cash Distribution Amount" and the Debtors have estimated that this amount will be approximately $18,300,000. This amount available for distribution to Unsecured Creditors could be further reduced in the event assets of the Trust are charged for the Trustee's expenses and any indemnification Claims under the Trust Agreement and such amounts are not reimbursed to the Trust by Holiday (See Section V.B._Creation of the Trust and Duties of the Trustee and the Advisory Committee.). Until all Disputed Claims are resolved and all Avoidance Claims are either resolved, released or waived, a reserve for payment of Disputed Claims will be withheld from the Unsecured Creditors' Cash Distribution Amount. Holders of Allowed Unsecured Claims as of the Effective Date will receive on the Initial Distribution Date a Pro-Rata portion of the Unsecured Creditors' Cash Distribution Amount. Holders of Unsecured Claims whose Claims are Allowed after the Effective Date will receive a Pro-Rata portion of the amounts reserved for payment of Disputed Claims 30 days after such Disputed Claim has been Allowed. Once all Disputed Claims have been resolved and all Avoidance Claims have been resolved, waived or released, each holder of an Allowed Unsecured Claim will receive an additional distribution equal to its Pro-Rata share of the remaining amounts held in reserve, if any. For an analysis of the amount of Unsecured Claims the Debtors believe may be allowed, together with projected dividends, please see Section I.D._ Analysis of Unsecured Claims.

          In  the event either the holders of in excess
     of  one-third in amount of Allowed Preferred Stock
     Interests  vote to reject the Plan (and such  vote
     is  not withdrawn or otherwise deemed to be a vote
     to  accept)  or  a  holder of  a  Preferred  Stock
     Interest   objects  to  confirmation   (and   said
     objection is not withdrawn) based, in part, on the proposed distributions to the holders of Gander
     Mountain's Common Stock, and the Court concludes that the Plan cannot therefore be confirmed, then the Trigger Event will occur, and in such event, the holders of Allowed Unsecured Claims will also receive their Pro-Rata shares of an additional
     $500,000.

          7. Distributions Under the Plan to Holders of Gander Mountain Preferred Stock and Gander Mountain Common
     Stock.  Class Six consists of the Preferred  Stock
     Interests.   There  are 200,000 shares  of  Gander
     Mountain's $ .10 par value Series A Redeemable, Cumulative, Convertible, Exchangeable Preferred Stock outstanding, all of which are owned by affiliates of Goldman Sachs Group, L.P. Class Seven consists of the Common Stock Interests. There are 3,220,347 shares of Gander Mountain's $ .01 par value Common Stock outstanding, which stock is held by over 800 record holders, however a significant number of the outstanding shares are held beneficially for other parties.  The Plan provides for each holder of record,
     as  of the Confirmation Date, of a Preferred Stock
     Interest to receive its Pro-Rata share of $500,000, or $2.50 per each share of Preferred Stock. The Plan further provides for each holder of record, as of the Confirmation Date, of a Common Stock Interest to also receive its Pro-Rata share of an additional $500,000,
     or   slightly  in  excess  of  $.15   per   share.
     Notwithstanding the foregoing, in the event the Trigger Event occurs (as described in Section I.C.6, immediately above), there shall be no distribution to the holders of Preferred Stock Interests and Common
     Stock Interests.

          8. Treatment Under the Plan of Gander Mountain's Interests in GMO and GRS, Intercompany Claims and the Claims and Interests of Holders of Pre-Petition Warrants and Pre-Petition Stock Options. Class Eight and Class Nine consist of Gander Mountain's equity
     interests  in  GMO and GRS, respectively.   Gander
     Mountain is the sole owner of equity interests in GMO and GRS. By virtue of the Merger, Gander Mountain will not receive or retain any property on account of such Interests. Class Ten consists of the Intercompany Claims held by Gander Mountain against GRS and GMO. In connection with the Merger, such Claims shall be contributed to GRS and GMO, respectively, as capital contributions. Class Eleven consists of the Claims and Interests of holders of Pre-Petition Warrants and Pre-Petition Stock Options. Holders of Interests and Claims in Class 11 will not receive any distribution on account of any such Interests or Claims.

     As discussed above, the Plan provides that if the Trigger Event does not occur, Holders of Preferred
Stock and Common Stock will receive some distribution under the Plan even though Unsecured Creditors are not receiving 100% of their Claims. Consequently, unless the Class of Unsecured Creditors votes to accept the Plan, the Plan cannot be confirmed since the Unsecured
Creditors cannot be forced to accept the Plan if Holders of Equity Interests are receiving something of value. (See Section VIII._Confirmation of Plan).
Thus, if the Unsecured Creditor's Class rejects the Plan, the Debtors and the Committee cannot go forward with this Plan because they have agreed to a payment to shareholders. Such a payment would be contrary to law if the Unsecured Creditors rejected the Plan. In that event, the Debtors would try to renegotiate the Plan.
A new Plan might include switching the payment designated for the shareholders under the Plan to the Unsecured Creditors. Even if that were to occur it is highly unlikely that any dividend under such a Plan would be paid to any Unsecured Creditor for several months. The Code does not provide that it is contrary to law for shareholders to receive a distribution if Creditors vote to approve the Plan. The Debtors and the Committee urge Unsecured Creditors to vote in favor of the Plan so that it can be confirmed.

     By virtue of the Merger, all of the assets and liabilities of the Debtors will be consolidated in Gander Mountain. Allowed Claims against the Debtors will be treated under the Plan without regard to the separate assets and liabilities of the individual
Debtors.  Such treatment is consistent with the way
Debtors historically conducted their business. The treatment provided under the Plan was negotiated specifically by the Debtors, the Committee and the Buyer.

     The Debtors do not believe that it would be appropriate or reasonable under the circumstances to treat Allowed Claims as if the assets and liabilities were not consolidated pursuant to the Merger.
Nevertheless, if Allowed Claims were not treated on a consolidated basis as set forth in the Plan, and instead shared pro rata only in the assets of their respective individual Debtors, the Debtors believe the treatment of Allowed Secured Claims would not change
(holders of such Claims would receive payment in full in any case) and the treatment of Allowed Unsecured
Claims likely would change very little, if at all.
This conclusion is based upon projected estimates the Debtors have performed.

     The projections were calculated using the assets and liabilities set forth in the Debtors' bankruptcy schedules. No adjustment was made for the Claims objection process, potential Claims for rejection of Executory Contracts or unexpired leases of non-residential real property, or non-pro rata allocation to the Debtors of the purchase price to be paid by the Buyer for the assets of the Debtors. Likewise, no adjustment has been made for subordination of intercompany Claims held by the Debtors. Gander
Mountain holds Claims constituting 98.42% and 99.76% of all Unsecured Claims against GRS and GMO, respectively.
If such intercompany claims were subordinated, Allowed
Unsecured Claims of non-insiders against GRS and GMO would likely be paid in full. However, the Debtors are unaware of any reason why Gander Mountain's Claims against GRS and GMO should be subordinated to the Claims of non-insiders of GRS and GMO without Gander
Mountain's consent. None of the Debtors, the Committee or the Buyer believe that it makes sense to pursue subordination of such intercompany Claims in light of the apparent lack of any basis therefor and the substantial expense and potential jeopardy to the Plan that would accompany that course.

     It is important to keep in mind that these estimates are approximations only and are based on assumptions and projections as to asset value allocations, Allowed Claims amounts, and certain other relevant factors. It would require substantial time and expense to test and confirm such assumptions and projections to a high level of confidence. None of the Debtors, the Committee or the Buyer believes such time and expense would be justified in light of the relatively modest amounts that appear likely to be involved, and the potential significant adverse impact on the Plan of additional expense and delay. Further, the Buyer has not agreed to go forward with the proposed purchase of assets except on the basis set forth in the Plan. The Buyer was interested in purchasing substantially all of the assets of the consolidated Debtors for the price described elsewhere in the Plan. It would have been a difficult and expensive task to attempt to allocate that purchase price amongst the three Debtors, and such a process could delay the transaction.

     D.  Analysis of Unsecured Claims

     1. Because the Plan provides for the Pro-Rata distribution to Unsecured Creditors of a fixed amount, Unsecured Creditors will want to consider what the aggregate amount of Allowed Unsecured Claims may be in order to analyze the value of the distributions they are to receive for their Claims under the Plan. A brief analysis of Unsecured Claims is set forth on Exhibit C hereto and is further described below.

     Pursuant  to an Order of the Court, the  last  day
for  filing Proofs of Claim in these Chapter  11  Cases
(other  than  proofs  which  may  be  filed  after  the
Effective Date in accordance with the Plan) was October
25, 1996.  Based on the Claims filed with the Court  by
that  date,  the Debtors have determined the  aggregate
amount  of  Unsecured  Claims which  have  either  been
scheduled  by the Debtors as liquidated, non-contingent
and undisputed or which have been evidenced by a timely-
filed  proof  of  Claim, net of duplicative  proofs  of
Claim,  Claims which will be paid from the proceeds  of
insurance  maintained by the Debtors, other  Claims  of
parties involved in litigation with the Debtors  or  of
manufacturers of specialty goods for which the  Debtors
have disclaimed certain liability and Claims of the non-
debtor  parties to unexpired leases and other Executory
Contracts.   That  amount is set forth  on  line  1  of
Exhibit C.

     There are a number of possible deductions from the
total  on line 1.  There may be objections to Unsecured
Claims  to  the extent the amount claimed  exceeds  the
amount  shown  due and owing according to the  Debtors'
books and records or because of a defense based on  the
provisions of the Code.  The holder of a Claim to which
an objection has been interposed may have a meritorious
defense  to  the objection.  The Debtors  believe  that
there  are  meritorious objections  to  Claims  in  the
aggregate in the approximate amount set forth on line 2
of  Exhibit  C.   Again, it is possible that  Creditors
holding these Claims will be able to prove that their Claims are valid and that the objections should be denied.

     In  addition to these possible deductions, certain
additions  may  be made.  As provided  in  the  Holiday
Agreement,  certain Executory Contracts  and  unexpired
Leases  of  the Debtors will be assumed by the  Debtors
and  assigned  to  Holiday and all remaining  Executory
Contracts and unexpired Leases will be rejected.   (See
Section V.H._Executory Contracts and Unexpired Leases.)
Unsecured   Claims  arising  from  the   rejection   of
Executory Contracts under the Plan have not been included on line 1. The Debtors' estimate of the aggregate amount of Unsecured Claims which may arise on account of the rejection of Executory Contracts and unexpired leases is set forth on line 4 of Exhibit C.
Such Claims must be filed within 30 days of the Confirmation Date in order for the Creditor holding such Claim to be eligible for a distribution under the Plan. Claims arising from Executory Contracts rejected pursuant to the Plan may become time barred if a proof of Claim is not timely filed. In addition, Claims of certain parties pursuing litigation against the Debtors or of certain parties who have produced specialty goods for the Debtors, where the Debtors have disclaimed liability on certain bases, may ultimately result in an increase in the total amount of outstanding Claims.
The Debtors' estimate of the amount of Claims which may ultimately be Allowed in favor of these claimants is set forth on line 5 of Exhibit C.

     The   Debtors  believe  it  is  likely  that   the
aggregate  total of Allowed Unsecured Claims  in  these
Chapter  11  Cases  following  the  resolution  of  all
Disputed  Claims will approximate the amount set  forth
on  line 6 of Exhibit C.  As mentioned above, Unsecured
Creditors  collectively will receive a total of  either
$18,500,000  or, if the Trigger Event has occurred  and
is  continuing on the Effective Date, $19,000,000, less
the  amount  distributed  to  the  holders  of  Allowed
Unsecured  Convenience Claims in  accordance  with  the
Plan;  provided the distribution amount is not  reduced
by  expenses  of  the Trust or indemnification  of  the
Trustee and such amounts are not reimbursed by Holiday.
The  Debtors estimate that the amount to be paid to the
holders  of  Allowed Unsecured Convenience Claims  will
not exceed the amount set forth on line 8 of Exhibit C.
Accordingly, the Debtors estimate that the  amount  set
forth  on  line  9 of Exhibit C will be  available  for
distribution  to  the  holders  of  Allowed   Unsecured
Claims,  assuming  that  the  Trigger  Event  has   not
occurred. Therefore, based on this analysis, as shown on line 10 of Exhibit C, the Debtors believe holders of Allowed Unsecured Claims will receive under the Plan approximately 60 percent of their Allowed Claims..

     II.  VOTING PROCEDURES AND PLAN CONFIRMATION

     A.   Voting Procedures for Confirmation of the Plan

                Enclosed with this Disclosure Statement
are   the   Plan  (as  Exhibit  A  to  this  Disclosure
Statement), the Disclosure Statement Order, a letter from the Committee in support of the Plan, a ballot which may be cast by Creditors and holders of Interests entitled to vote to accept or reject the Plan and, where applicable, on which holders of Unsecured Claims may elect to have their Claims treated as Unsecured
Convenience Claims and a pre-addressed envelope in which to return a completed ballot. In order to vote on the Plan, you must fill out the enclosed ballot completely, sign it and return it in the postage paid envelope by the deadline given below. IN ORDER TO BE
COUNTED AS VOTES TO ACCEPT OR REJECT THE PLAN AND/OR TO
ELECT  TREATMENT  AS  AN UNSECURED  CONVENIENCE  CLAIM,
BALLOTS MUST BE COMPLETED, SIGNED AND RECEIVED BY  4:00
P.M.  (C.S.T.) ON JANUARY 16, 1997, BY GODFREY &  KAHN,
S.C. AT THE ADDRESS SET FORTH ON THE BALLOT.

     B.    Acceptance of Plan by Classes of  Claims  or
     Interests

          Pursuant  to  1129(a) of the Code,  the  Plan
     can be confirmed if all impaired Classes of Claims
     and Interests vote to accept the Plan.  Votes cast
     by  holders  of Claims or Interests in each  Class
     under  the  Plan will be tabulated  separately  by
     Class  or  subclass, where appropriate.  According
     to   1126(c)  of  the  Code,  a  Class  of  Claims
     entitled to vote on the Plan accepts the  Plan  if
     Creditors  holding at least two-thirds  in  dollar
     amount  and  more than one-half in number  of  the
     voting  Claims  of that Class vote to  accept  the
     Plan.   As  to  holders  of Interests  of  Classes
     entitled to vote on the Plan, 1126(d) of the  Code
     provides  that  such Classes accept  the  Plan  if
     holders of at least two-thirds in amount of voting
     Interests vote to accept the Plan.  A vote may  be
     disregarded if the Court determines, after  notice
     and  a  hearing,  that such  vote  was  not  cast,
     solicited  or  procured  in  good  faith   or   in
     accordance  with the provisions of the  Code.   If
     the  Plan fails to receive the requisite votes for
     acceptance   by   a  Class,  or  subclass,   where
     appropriate, according to the Code, that Class rejects the Plan.

     C. Who is Entitled to Vote to Accept or Reject the Plan

          Only  the  holders of Claims or Interests  in
     Classes  Two and Four through Eleven are  entitled
     to  vote  to  accept or reject the  Plan.   Claims
     belonging  to  Classes  One  and  Three  are   not
     impaired under the Plan and holders of such Claims are not entitled to vote.

          Creditors  who  hold Claims  of  an  impaired
     Class and whose Claims have either been listed by the Debtors in the schedules filed with the Court
     (provided that such Claims have not been scheduled as disputed, contingent or unliquidated) or who filed proof of such Claims on or before the date required for the filing of proofs of Claim, which Claims are not the subject of an objection, are entitled to vote to accept or reject the Plan.

          Holders  of  all Common Stock  Interests  and
     Preferred Stock Interests, who are holders of record as of [December 13, 1996,] are entitled to vote to accept or reject the Plan. Such records are maintained by Gander Mountain's stock transfer agent with respect to the holders of Common Stock
     Interests and by Gander Mountain with respect to the holders of Preferred Stock Interests.

          In addition, holders of Claims currently classified as Class Five Unsecured Claims may elect, at the same time they vote to accept or reject the Plan, to be treated as Class Four
     Unsecured Convenience Claims.
     D.    Treatment  of  Disputed  Claims  for  Voting
Purposes

          Objections  have been filed to  a  number  of
     Claims  filed by Creditors or previously scheduled
     by  the Debtors as undisputed, liquidated and non-
     contingent.   Creditors holding  Claims  to  which
     there  has been an objection have received  notice
     of  that objection.  TO THE EXTENT YOUR CLAIM  HAS
     BEEN   OBJECTED  TO  (subject  to  the   following
     explanation) YOUR CLAIM IS NOT ALLOWED FOR  VOTING
     PURPOSES. Certain Claims have been objected to in their entirety. IN THAT CASE, NONE OF YOUR CLAIM
     IS ALLOWED FOR VOTING PURPOSES. However, some of the objections are objections only to a portion of a given Claim. IF THE OBJECTION IS ONLY TO THE
     ALLOWANCE OF A PORTION OF YOUR CLAIM, THEN YOU ARE
     ENTITLED  TO  VOTE THAT PORTION OF YOUR  CLAIM  TO
     WHICH NO OBJECTION HAS BEEN FILED.

          Rule   3018(a)  of  the  Federal   Rules   of
     Bankruptcy      Procedure      provides      that,
     notwithstanding  an  objection  to  a   Claim   or
     Interest,  the  Court  may,  after  notice  and  a
     hearing, temporarily allow a Claim or Interest for
     voting purposes in an amount which the Court deems
     proper for such purposes.  IF YOUR CLAIM HAS  BEEN
     OBJECTED  TO  IN ITS ENTIRETY OR IN PART  AND  YOU
     DESIRE  TO  HAVE  YOUR CLAIM  ALLOWED  FOR  VOTING
     PURPOSES IN AN AMOUNT GREATER THAN THE PORTION  OF
     YOUR  CLAIM  TO WHICH THERE HAS BEEN NO OBJECTION,
     YOU  MUST  HAVE FILED A MOTION WITH THE COURT  FOR
     TEMPORARY  ALLOWANCE  OF  YOUR  CLAIM  FOR  VOTING
     PURPOSES PRIOR TO DECEMBER 12, 1996.  All  holders
     of  Claims which have been temporarily Allowed for
     voting   purposes  will  be  entitled   to   vote,
     notwithstanding the fact that an objection to such Claim has been filed.

     E.    Confirmation  Hearing  and   Objections   to
Confirmation

         The  Code  requires  that  the  Court  hold  a
     Confirmation Hearing upon notice to all parties in
     interest.  The Confirmation Hearing in respect  to
     the  Plan has been scheduled for January 23, 1997,
     before  the Honorable Russell A. Eisenberg, United
     States  Bankruptcy Judge, in his  courtroom,  Room
     149,   517   East  Wisconsin  Avenue,   Milwaukee,
     Wisconsin  53202.  The Confirmation Hearing may be
     adjourned  from time to time by the Court  without
     further notice, except for an announcement of  the
     adjourned  date made at the Confirmation  Hearing.
     If  you  desire to object to Confirmation  of  the
     Plan,  you may do so, in writing, specifying  with
     particularity  the  grounds therefore.   You  must
     file and serve any such objections in accordance with the Disclosure Statement Order.

      III.  DESCRIPTION OF THE DEBTORS AND EVENTS
         PRECIPITATING THE CHAPTER 11 FILINGS

     A.   History of Debtors

             Prior  to  the  Filing Date,  the  Debtors
operated   as  a  leading  specialty  merchandiser   of
hunting,  fishing,  camping and hiking  equipment  sold
through  their retail stores, and prior to May 1996,  a
catalog.   Gander  Mountain was initially  incorporated
under  the laws of the State of Delaware in  1984.   In
November 1992, Gander Mountain changed its state of incorporation to Wisconsin. In January 1993, Gander
Mountain created two wholly-owned subsidiaries, GRS and GMO; and, in March 1994, Gander Mountain assigned the assets and liabilities relating to its retail business to GRS and the assets and liabilities relating to its catalog business to GMO.

                Gander     Mountain    has     provided
merchandising,    fulfillment    and    general     and
administrative  services  to  GRS  and  GMO.   GRS  has
managed the retail store operation and GMO managed the catalog business prior to its sale in May 1996.

                The  Debtors  operate  their  corporate
offices  and distribution center on leased premises  in
Wilmot,  Wisconsin.   Prior to August  1,  1996,  these
premises were owned by Gander Mountain.  Prior  to  the
Filing  Date, the Debtors operated as many as 17 leased
retail  stores  in  Wisconsin,  Indiana,  Michigan  and
Minnesota.   Five  stores were sold  in  July  1996  to
Holiday.

               The Debtors have located their stores in
towns   and   cities   within  300   miles   of   their
headquarters   and  distribution  center   in   Wilmot,
Wisconsin  where there is a concentration  of  hunting,
fishing and camping enthusiasts.  Customers are offered
a  choice  of  name-brand products  or  equivalents  at
competitive  prices.  In addition,  the  Debtors  offer
proprietary "private label" products not available from
their competitors.  The Debtors have used their "Gander
Mountain"  registered trademark for a number  of  years
and  believe  it is of significant value.  The  Debtors
have historically competed with a variety of retail and
mail  order  companies, including  smaller  locally  or
regionally  owned sporting goods stores, national  mass
merchants  and discounters such as Wal-mart and  Kmart,
national   specialty  retailers  such  as  The   Sports
Authority   and  Sportmart  with  respect  to   certain
products, and mail order catalog businesses such as Cabela's, Inc. (the purchaser of the Debtors' catalog business), Bass Pro Shops and others.

               Gander Mountain Stock is traded on the Over The Counter Bulletin Board under the symbol GNDR.
Prior to July 1996, Gander Mountain Stock was listed on the NASDAQ National Market.

     B.   Pre-Bankruptcy Financing

     In  December 1992, Gander Mountain entered into  a
Revolving  Credit  and Term Loan Agreement  with  three
lenders  which  provided for various credit  facilities
aggregating Fifty Million Dollars ($50,000,000).   That
initial loan agreement was amended and restated  as  of
November 30, 1993, with one additional lender added  to
the  bank group and providing for credit facilities  in
the  aggregate  amount  of Fifty Five  Million  Dollars
($55,000,000).  On April 3, 1994, the same  bank  group
entered  into  a Second Amended and Restated  Revolving
Credit  and Term Loan Agreement in connection with  the
reorganization  of the Debtor's business  among  Gander
Mountain,  GRS  and  GMO.  At that time,  GRS  and  GMO
provided corporate guarantees to the bank group as well
as  a  security  interest in all of their  assets.   On
November 22, 1994, this credit agreement was again amended and restated. An additional bank joined the bank group (collectively, the "Old Lenders") and the total credit facilities were increased to One Hundred
Million Dollars ($100,000,000).

     Borrowings under the pre-petition credit  facility
were secured by substantially all personal property  of
the  Debtors, including inventory, accounts receivable,
equipment,  general  intangibles  and  the  outstanding
shares  of  common  stock of GMO  and  GRS.   The  pre-
petition  facility  provided for a  revolving  line  of
credit  of  up  to Eighty Million Dollars ($80,000,000)
and    terms   loans   of   Twenty   Million    Dollars
($20,000,000).

     C.  Directors and Executive Officers of Debtors

     The following is a description of the business experience of each Director and Executive Officer of the Debtors as of the end of the Debtor's most recent fiscal year, June 30, 1996. Except where indicated, each of these individuals is continuing to serve the Debtors.

             DIRECTORS OF GANDER MOUNTAIN

DAVID J. LUBAR

     Chairman of the Board of Gander Mountain since
April, 1995.  Mr. Lubar has been President of Lubar &
Co., Incorporated since 1991 and Principal of Lubar &
Co., since 1982 (private investment company). He serves on the Board of Directors of Christiana
Companies, Inc. (refrigerated warehousing and logistics) and various other private companies. Mr.
Lubar has been a Director of Gander Mountain since 1989 and also served as a Director of Gander Mountain from 1984-1987.

RALPH L. FREITAG

     Chief Executive Officer of Gander Mountain since
April, 1995.  Mr. Freitag also served as Chairman and
Chief Executive Officer of Gander Mountain from 1992 to
1994, and Chairman and President of Gander Mountain from September, 1984 to 1992. Mr. Freitag has been a Director of Gander Mountain since 1984.

RICHARD H. JACOBSOHN

     President of American Slicing Machine Company and
American Products division since 1976. Mr. Jacobsohn has also served as President of Simply The Best Sports companies since 1993 (direct marketing consumer catalog). Mr. Jacobsohn has been a Director of Gander
Mountain since 1986.

JAMES F. KOBS

     Chairman  and  Chief Executive  Officer  of  Kobs,
Gregory    and    Passavant    since    1991    (direct
marketing/consulting). Mr. Kobs has been a Director of Gander Mountain since 1990.

STEPHEN R. LETT

     President of Lett Direct, Inc. since 1995 (direct marketing/consulting). Mr. Lett served as President, Chief Executive Officer and director of The Rytex
Company, a subsidiary of the C.R. Gibson Company, from 1988 to 1994 (direct marketing/catalog). Mr. Lett has been a Director of Gander Mountain since 1990.

SANJEEV K. MEHRA

     Managing Director of Goldman, Sachs & Co.  in  the
Principal  Investment Area.  Mr. Mehra  serves  on  the
Board  of  Directors of other private  companies  as  a
nominee  of  Goldman,  Sachs  &  Co.   Mr.  Mehra   was
nominated  for election as a director by the holder  of
Gander Mountain's Preferred Stock pursuant to the terms
of   an  agreement  between  such  holders  and  Gander
Mountain.   Mr.  Mehra has been a  Director  of  Gander
Mountain since 1994.

ALFRED G. GOLDSTEIN

     President  of  A.G. Associates  since  1993.   Mr.
Goldstein   served  as  President  of  Sears  Specialty
Merchandising from 1987 to 1993 and was nominated for election as a director by Goldman, Sachs & Co. pursuant to the terms of an agreement between Goldman, Sachs &
Co.  and  Gander Mountain.  Mr. Goldstein  has  been  a
Director of Gander Mountain since 1994.

WILLIAM T. END

     Managing  Director  of  International  Cornerstone
Group  since  1995.  Mr. End served  as  President  and
Chief Executive Officer of Land's End, Inc., from  1992
to 1995, and as Executive Vice President of Land's End,
Inc.  from  1991  to  1992.  Mr.  End  is  currently  a
Director  of Hannaford Bros., Co., Ariel, Inc.,  Travel
Smith,  Cinmar/Frontgate and International  Cornerstone
Group.   Mr. End has been a Director of Gander Mountain
since 1995.

           EXECUTIVE OFFICERS OF THE DEBTORS

DAVID J. LUBAR

     (See description above).

RALPH L. FREITAG

     (See description above).

KENNETH C. BLOOM

     Executive Vice President and Chief Financial
Officer of Gander Mountain since January, 1995.  Mr.
Bloom joined Gander Mountain in May of 1994 as Vice
President and Chief Financial Officer and was appointed
Secretary and Treasurer in June of 1994. Mr. Bloom served as Director of Business Development for the Specialty Retail Group of K-Mart Corporation from 1993 to May, 1994. Prior to 1993, Mr. Bloom was a manager at Deloitte & Touche (management consulting).

KENNETH J. GUERRINI

     General Controller and Assistant Secretary of
Gander Mountain since August, 1995. Mr. Guerrini served as Assistant Controller of K-Mart Corporation from 1993 to 1995 and prior to 1993 was Director of Internal Audit for Arbor Drugs, Inc. (retail drug store operation).

GARY L. HAUGER

     Vice President of Retail Operations since January,
1993.  Mr. Hauger served as Director of Retail
Operations prior to 1993.

DAVID W. REIRDEN

     President and Treasurer of GRS, Inc. until his resignation on the Filing Date. Mr. Reirden served as Vice President of Retail for Gander Mountain from
December, 1991 to June, 1992 and as Vice President of
Merchandising from October, 1989 to December 1991.

ROBERT D. COCKS

     President of GMO, Inc. from May, 1995 through
June, 1996. Mr. Cocks resigned in June, 1996 as a result of the sale of the Debtors' catalog business.
Prior to February, 1995 Mr. Cocks served as Senior Vice
President of Operations of Gander Mountain but was not employed by any of the Debtors in March and April of 1995.

     The following table sets forth summary information
regarding  all  compensation paid during  each  of  the
Debtor's last three fiscal years to or on behalf of the
Chief  Executive Officer and the four other most highly
compensated  officers  who were  serving  as  executive
officers  at the end of the 1996 fiscal year, including
stock    options    granted   and   accrued    deferred
compensation.

                                              Long Term
                                             Compensation
                                                   Securi
                                            Restr   ties
 Name and                                   icted  Underl     All
 Principal  Fisca  Salary  Bonus   Other    Stock   ying     Other
 Position     l       $      $     Annual   Award  Option  Compensa
            Year                  Compensa    s      s/      tion
                                    tion      $     SAR's    ($)(2)
                                                   Number
                                                     of
                                                   Shares(1)

Ralph R.    1996   245,000   -    23,234(3)   -       -     2,250
Freitag     1995   245,000   -    18,852      -       -     2,352
Chief       1994   245,000   -    17,214      -    60,000   2,916
Executive
Officer


Kenneth C.
Bloom       1996   200,000  100,000(4)     462(5)      -       -     4,488
Executive   1995   167,917      -             -             10,000   2,095
Vice        1994    18,125      -             -        -    50,000      -
President
and Chief
Financial
Officer

David W.    1996   175,000      -        3,708(6)    -        -    177,513(7)
Reirden     1995   140,000   14,000      1,525       -        -      2,108
President   1994   135,000   10,000         -        -     30,000    2,013
-GRS, Inc.

Robert D.   1996   216,547   50,000(8)     357       -        -      1,588
Cocks       1995   100,625      -           -        -     25,000  145,151(9)
President   1994   130,000    5,000         -        -     20,000        -
- GMO, Inc.

Gary L.     1996   110,000    -            452       -       -      2,973(10)
Hauger      1995   90,360     9,000         -        -       -      1,397
Vice        1994   85,312     7,500         -        -    20,000      953
President
Retail
Operation


     D.  Events Precipitating the Chapter 11 Filings

     In the beginning of 1995, the Debtors were heavily leveraged and were experiencing severe working capital constraints. This was due, in part, to the fact that the Debtors were underperforming. By February, 1995, the Debtors were in breach of several financial covenants in their pre-petition credit facility. These defaults were ultimately cured on August 18, 1995, with the signing of an amended credit facility containing monthly financial covenants which were more restrictive than those which had been in place prior to the amendment, and which shortened the maturity of the term loan from December 1, 2000 to January 5, 1997, and shortened the maturity of the revolving credit loan from December 1, 1997 to January 5, 1997.

     In April, 1995, the existing Chief Executive
Officer (CEO) of Gander Mountain was removed, David J.
Lubar was elected Chairman of the Board, and Ralph
Freitag, CEO. Mr. Lubar was also retained to provide advisory services for the Debtors. His primary duties were to negotiate amendments to the existing loan facility, seek a new CEO, and review with senior management monthly operating performance.

     The search for a new CEO was given a high priority. A Search Committee was formed. Mr. Lubar was selected to be the Chairman. The other members of the Committee were Ralph Freitag, Sanjeev Mehra and
Alfred G. Goldstein.  Mr. Mehra was from Goldman, Sachs
& Co. ("Goldman") and a member of the Board.  Mr.
Goldstein was a member of the Board designated by Goldman. Herbert Mines & Associates, one of the nation's leading recruitment firms that specializes in recruiting senior managers to retailers, was engaged to assist in the process. Interviews of candidates began in June of 1995. Approximately six candidates were interviewed, including an individual identified by Goldman. As this process led to no consensus selection, Herbert Mines was instructed to continue the search.

     Concurrent with this, senior management began work on a Strategic Operating Plan on a going forward basis.
This process almost immediately led to the conclusion that the Debtors required additional capital. Thus, the Debtors decided to retain the services of an investment banker to look for an equity investment in the Debtors to alleviate the pressure from the Old
Lenders. Consequently, the Debtors began interviewing investment bankers to provide assistance in their evaluation of strategic alternatives. After extensive discussions and consideration, Smith Barney Inc. was engaged in September, 1995 by the Debtors. Smith
Barney focused on raising equity, selling the Debtors as a whole, or selling select assets. The Old Lenders continued to press the Debtors to reduce their debt.

     During late summer and early autumn of 1995, the Debtors' financial performance continued to falter.
Based on discussions with their investment banker, the Debtors moved forward to find a buyer or investor for all or parts of the business. The Debtors negotiated successive waiver agreements with the Old Lenders subject to generally declining borrowing limits and financial flexibility.

     The search for a new CEO continued. In November, 1995, a number of the Directors of the Debtors felt that the Debtors could not represent sufficient financial stability or make sufficient financial commitments necessary to entice a quality CEO to come to Gander. By this point in time, it appeared that Goldman was a potential investor in the Debtors. The presumption was that Goldman, as an investor, would be in a better position to convince a candidate to join
Gander Mountain as it was felt that Goldman could, perhaps, bring in new senior management in connection with its investment of equity capital.

     The search for additional equity or for a purchaser of the business also continued. On December
27, 1995, the Debtors executed a letter of intent to sell substantially all the assets of their catalog business to Cabela's, Inc. ("Cabela's"). Cabela's is not related to any of the Debtors, nor are any members of the Debtors' management or Board of Directors related to the principals of Cabela's. Unfortunately, Cabela's withdrew their letter of intent on January 9, 1996.

     As a result of Cabela's decision not to proceed with the letter of intent, in early 1996, the Debtors held discussions with Bass Pro Shops ("Bass Pro") regarding a potential purchase of the catalog business.
Bass Pro responded with a high level of interest and began extensive due diligence work. Nonetheless, the parties made slow progress in reaching a definitive purchase agreement. One of the major obstacles to proceeding with Bass Pro was its desire to obtain control of the Gander Mountain name. This would pose a significant obstacle to the sale or recapitalization of the retail business.

     Thus, in late March, the Debtors reinitiated negotiations with Cabela's. Both Cabela's and Bass Pro made proposals which were the subject of negotiation between the Debtors and those companies. The proposals were compared by the Debtors. Ultimately, a definitive agreement was executed with Cabela's which resulted in the sale of selected catalog assets for $35,000,000 on May 17, 1996.

     In April, 1996, after about $3,000,000 of its checks to vendors were dishonored, the Debtors met with their vendors to explain their financial condition. An unofficial committee of creditors (the "Unofficial
Committee") was formed. The Unofficial Committee retained the law firm of Holleb & Coff to represent it.
Past due payables to vendors were frozen. After the formation of the Unofficial Committee, the Debtors kept it generally advised as matters progressed.

     In conjunction with Smith Barney, their investment banker, the Debtors' efforts were then immediately directed towards a sale or recapitalization of the retail store business. While a number of alternatives were considered, the process ultimately resulted in the sale of five stores to Holiday for $16,200,000 in cash, plus a $500,000 loan evidenced by a note payable by the Debtors to Holiday. This transaction closed on July
25, 1996. During this time, short extensions of the bank agreement were obtained. Each required that the proceeds of these sales be used to reduce the debt to the Old Lenders. Borrowing availability was restricted. The last extension was through August 16, 1996.

     On August 1, 1996, the Debtors concluded the sale of their headquarters and distribution center facility to the Pleasant Company for $6,600,000 in cash. In connection with that sale, the Debtors retained the right to remain in the facility rent free until March
1, 1997, except for portions of the office building and warehouse which they could continue to occupy until June 1, 1997. The sale was significant for a number of reasons. First, it created uncertainty regarding where the Debtors would be located after March 1 of 1997. On the other hand, since the proceeds were used to pay down bank debt, if a lender could be found that would lend the Debtors money at traditional advance rates, the Debtors could refinance their bank debt and still have excess availability which would provide needed working capital for the Debtors to purchase inventory.
Because of their financial condition in the summer of 1996, the Debtors concluded that this could only be accomplished through a bankruptcy filing, and the procurement of a Debtor in Possession loan from a new lender. A number of lenders were contacted. CIT was selected.

     In the summer of 1996, Goldman indicated that it would have an interest in pursuing an investment in the Debtors which would take the form of a prenegotiated plan of reorganization. The Debtor arranged a meeting between Goldman and the Unofficial Committee. The purpose of the meeting was to provide Goldman with a face to face forum to communicate its proposed recapitalization of the Debtors. As a result of these negotiations, an understanding was reached between Goldman and the Unofficial Committee that the latter, subject to the satisfaction of certain conditions, would recommend a plan which called for a $13,500,000 fund to be made available for distribution to Unsecured
Creditors pro rata. This Plan would be funded through a recapitalization which contemplated a $15,000,000 cash investment in exchange for which the new investors would receive 60% of the equity of the Debtors on a fully diluted basis. Holders of the Gander Mountain
Preferred Stock would retain 20% of the equity on a fully diluted basis. Holders of the Gander Mountain
Common Stock would retain 5% of the equity on a fully diluted basis. There also would be stock options for management for 15% of the equity.

     From January through June of 1996, the Debtors were unable to purchase inventory on open account, being generally limited to payment on delivery terms with selected vendors, which resulted in increasing out of stock conditions and deteriorating comparable store sales. With very little availability under the pre-petition credit facility despite the completion of the asset sales noted above; needing the additional financing to purchase inventory and to meet ongoing operating expenses which the CIT loan would provide;
facing a default on the pre-petition loan as of August
16, 1996; and in excess of $20,000,000 of frozen payables; and with insufficient cash to meet future payrolls; the Debtors decided that they must file their voluntary petitions for reorganization under Chapter 11 of the Code. Shortly before the Filing Date, in connection with its pre-bankruptcy planning, the Debtors made a series of payments including the pre-payment of certain payroll and payroll related taxes, the funding of certain employee benefit plans, bankruptcy professional retainers, payments for fees to counsel for the Old Lenders, a payment to Smith Barney for fees relating to transactions, stay-put incentive payments to two senior managers, and payments to three senior managers representing compromises of their severance Claims. These payments aggregated approximately $2,400,000. At that time, Goldman was urging a delay in the filing so it could complete its "prenegotiated" plan. The Debtors felt they had run out of time, and hoped that Goldman would be in a position to execute its plan promptly after the filing.
Thus, this case was commenced on August 9, 1996.

     E.  Financial Statements

     The   consolidated  financial  statements  of  the
Debtors as of and for the years ended June 30, 1995 and June 30, 1996 are included as Exhibit B to this Disclosure Statement.

    IV.  SIGNIFICANT EVENTS DURING CHAPTER 11 CASES

     A.   Commencement

     The  Chapter 11 Cases were commenced on the Filing
Date,  August  9,  1996, when the Debtors  filed  their
voluntary  petitions for relief in  the  United  States
Bankruptcy Court for the Eastern District of Wisconsin.
The   petitions  were  filed  simultaneously,  and  the
Chapter 11 Cases were assigned to the Honorable Russell
A.   Eisenberg,   United   States   Bankruptcy   Judge.
Immediately  upon  the  filing of  the  petitions,  the
Debtors  became  Debtors  in  Possession  pursuant   to
1107(a)  and  1108  of  the  Code.   Accordingly,   the
Debtors have remained in possession of their assets and are continuing to administer their business operations in the ordinary course.

     B.   Administrative Consolidation

     The Court has issued several orders related to the
administration of the Chapter 11 Cases since the Filing
Date.   On August 14, 1996, with retroactive effect  to
August 12, 1996, the Court ordered that the Chapter  11
Cases  be  jointly administered.  On August  21,  1996,
with  retroactive effect to August 9, 1996,  the  Court
entered  a  Case  Management Order to  clarify  certain
notice   procedures,  facilitate  docket  control   and
otherwise enhance the efficient administration of the Chapter 11 Cases.

     C.   Gander Mountain Creditors Committee

     Prior  to the Filing Date, an unofficial committee
of  unsecured creditors of the Debtors was formed  (the
"Unofficial  Committee").  At the beginning  of  Gander
Mountain's  Chapter 11 Case, the United States  Trustee
appointed  members  of  such  unofficial  committee  as
members   of   the  Official  Committee  of   Unsecured
Creditors representing the unsecured creditor body of Gander Mountain (the "Committee"). The members of the
Committee are as follows:

                    Remington Arms
                    Tasco Sales Inc.
                    Blount, Inc.
                    Ssanyong Inc./Jinwoong Inc.
                    Mitsubishi International Corp.
                    Irwin B. Schwabe Co.
                    Eagle/Lowrance Electronics, Inc.

     The Committee is represented by Keith Shapiro and Bruce Dopke of Holleb & Coff ("Holleb"), 55 East Monroe
Street,  Suite  1400,  Chicago, Illinois  60603,  Phone
(312) 807-4600 and locally by Randall Crocker and Michelle Andreshak of von Briesen, Purtell & Roper,
S.C.,  411 East Wisconsin Avenue, Suite 700, Milwaukee,
Wisconsin  53202, Phone (414) 276-1122.

No  creditors' committee has been formed  to  represent
the  unsecured  creditor bodies of  GMO  or  GRS.   The
Committee  will continue to serve until  the  Effective
Date.

     D.   Employment of Professionals

     On  the  Petition Date, the Debtors each filed  an
application to employ Godfrey & Kahn, S.C.  ("G&K")  as
bankruptcy   counsel  (the  "Original   Applications").
Gander  Mountain's Original Application was granted  on
October 21, 1996, with retroactive effect to the Petition Date. The Original Applications of GRS and
GMO were amended on the October 23, 1996 to provide that GMO and GRS would employ G&K as special, rather than general bankruptcy, counsel. An order authorizing
GRS and GMO each to employ G&K as their special counsel was entered by the Court on November 18, 1996, with retroactive effect to the Petition Date.

     On  October  15, 1996 GRS filed an application  to
employ   Quarles   &  Brady  as  its   counsel,   which
application  was  amended on  October  29,  1996.   The
amended  application was granted by Court  order  dated
November  18, 1996, with retroactive effect to  October
15, 1996.

     On  October  16, 1996 GMO filed an application  to
employ  McNally,  Maloney  &  Peterson,  S.C.  as   its
counsel,  which application was amended on October  30,
1996.   The  amended application was granted  by  Court
order dated November 18, 1996, with retroactive effect to October 16, 1996.

     On   October  21,  1996,  the  Court  granted  the
Committee's  August  29,  1996 applications  to  employ
Holleb  &  Coff  as  counsel to the Committee  and  von
Briesen, Purtell & Roper, S.C. as local counsel to  the
Committee.   On the same date, the Court  also  granted
the Debtors' August 12, 1996 applications to employ The
Dratt-Campbell  Company as their  financial  turnaround
consultants   and   the  Debtors'   August   15,   1996
applications to employ Price Waterhouse LLP as their accountants.

     Finally,  the Court also granted Gander Mountain's
October 2, 1996 application to employ Foley & Lardner as special tax counsel.

     E.   DIP Working Capital Facility

     Prior  to  the  Filing  Date,  the  Debtors  began
negotiating with CIT to provide a post-petition working
capital  facility.  Agreement as to the  terms  of  the
post-petition  working  capital  facility  was  reached
prior  to  the August 12, 1996 hearing on the  Debtors'
motion for interim approval of the facility.  On August
12,  1996, the Court approved the post-petition working
capital facility on an interim basis and authorized the
Debtors  to  borrow  approximately $15,000,000  in  the
aggregate in accordance with a budget submitted to  the
Court, pending a final hearing to consider approval  of
the   facility  on  a  permanent  basis.   The  initial
proceeds  of the post-petition working capital facility
were  used to satisfy the Debtors' obligations  to  the
Old  Lenders.  On September 5, 1996, the Court  entered
an  order  (together with the interim orders referenced
therein, the "DIP Financing Orders") approving the post-
petition  working capital facility.  The DIP  Financing
Orders  authorized  Gander Mountain  to  borrow  up  to
$25,000,000  at  any time outstanding  subject  to  the
provisions  of  the DIP Financing Documents.   The  DIP
Financing  Documents  and  the  DIP  Financing   Orders
provide  that,  upon  the  earliest  of  the  following
events, CIT will not lend any additional amounts  under
the  DIP  Financing  Documents, and all  amounts  owing
under   the   DIP  Financing  Documents  shall   become
immediately due and payable:  (i) August 12, 1999, (ii)
the  effective date of plan of reorganization in Gander
Mountain's Chapter 11 Case, and (iii) the occurrence of
certain   events  of  default  described  in  the   DIP
Financing Documents including, without limitation, the date of conversion of Gander Mountain's Chapter 11 Case to a case under Chapter 7 of the Code, the date of appointment of a trustee in Gander Mountain's Chapter
11  Case  or the date of dismissal of Gander Mountain's
Chapter 11 Case.

     The  DIP Financing Documents provide for revolving
loans to Gander Mountain and the issuance of letters of
credit  for  the  account  of  Gander  Mountain  in   a
principal  amount  not to exceed  Twenty  Five  Million
Dollars ($25,000,000) at any time outstanding, with  an
aggregate Three Million Dollars ($3,000,000) limit  for
letters   of  credit.   Notwithstanding  the  foregoing
credit  limits,  the  amount  actually  available   for
borrowing  by Gander Mountain at any time is determined
in  accordance with certain borrowing formulas based in
a  large  part  on  "Eligible Accounts"  and  "Eligible
Inventory" of the Debtors, as such terms are defined in
the   DIP  Financing  Documents.   GMO  and  GRS   have
guaranteed Gander Mountain's obligations under the  DIP
Financing  Documents.  The obligations of  the  Debtors
under the DIP Financing Documents, including GMO's  and
GRS's  obligations under their guarantees, are  secured
by  a  first priority lien on and security interest  in
substantially  all  of  the  assets  of  the   Debtors.
Further, the Debtors' obligations to CIT under the  DIP
Financing  Documents  constitute superpriority  Allowed
Administrative Expense Claims, giving such  obligations
priority  over  any other Claims against  the  Debtors,
whether  such Claims are pre-petition or post-petition.
The liens and security interests of CIT are subject  to
certain pre-petition permitted liens (as defined in the
DIP   Financing   Orders)  and  the   liens   and   the
superpriority Administrative Expense Claims of CIT are further subject and subordinate to a "Carve Out" (as defined in the DIP Financing Orders) for amounts payable to the United States Trustee, certain unpaid wage claims and the payment of certain professional fees.

     F.   Employee Related Matters

     The  Debtors  filed  their  petitions  immediately
prior to the busiest and most important period of their
annual  business cycles.  Therefore, it was  imperative
that the Debtors continue to pay their employees in the
normal course to ensure their operations could continue
uninterrupted.  On the Filing Date, the  Debtors  filed
emergency motions seeking authority to pay certain pre-
petition wages and benefits.  By Order dated August 14,
1996,  the  Debtors were authorized to pay pre-petition
wages,  salaries  and  related  expenses,  as  well  as
reimbursement  of employee expenses, up to  the  $4,000
per  employee limits on Priority Claims imposed by  507
of the Code.

     Since  the Filing Date, the Debtors have continued
to  pay  their employees, including executive officers,
in   the  normal  course  of  business.   In  addition,
directors  have  received director's fees  and  expense
reimbursements.   Following  is  a  summary  of   those
payments made to executive officers and directors during these Chapter 11 Cases through November 30,
1996.

                                     Expense
   Name and                       Reimbursement
   Principal        Salary          and Auto     Director's Fees
   Position                         Allowance

David J. Lubar
Chairman of the
Board           $86,667          $1,476

Ralph L.
Freitag
Chief Executive 71,458           4,920
Officer

Kenneth C.
Bloom
Executive Vice
President and   58,333           995
Chief Financial
Officer

Gary Hauger
Vice President
Retail          32,083           453
Operations

Kenneth J.
Guerrini
General
Controller and  43,750           239
Assistant
Secretary

William T. End
Director                         313             $4,130

Alfred G.
Goldstein                                        4,130
Director

Richard H.
Jacobsohn                                        4,130
Director

Steven R. Lett
Director                                         3,630

James F. Kobs                                    4,130
Director

Sanjeev K.                                       3,130
Mehra
Director

     G.
     Gift Certificates and Merchandise Returns

     The  Debtors have historically placed a great deal
of   emphasis   on   customer  service   and   customer
satisfaction.  In order to maintain goodwill among  the
Debtors'  customers,  the  Debtors  believed   it   was
imperative that they be authorized to accept returns of merchandise sold prior to the Filing Date and that they be permitted to honor gift certificates purchased prior to the Filing Date. Accordingly, on the Filing Date, the Debtors filed a motion for an order authorizing the Debtors to honor pre-petition gift certificates and accept returns of customer merchandise. By Order dated
August 21, 1996, the Debtors were authorized to honor pre-petition gift certificates and accept returns of customer merchandise.

     H.   Selection of a Buyer of the Debtors' Business

     As was discussed in Section III.D. in some detail, prior to the Filing Date, the Debtors actively pursued potential investors in, or buyers of, the Debtors. In
April of 1996, the Unofficial Committee was formed.
That group was kept advised as the sale process progressed. As of the Filing Date, both the Debtors and the Unofficial Committee presumed that a plan would promptly be promulgated based upon the equity infusion that Goldman had been discussing, and providing for the $13,500,000 distribution to Unsecured Creditors.
Despite the pendency of that proposal, the Debtors, consistent with their fiduciary duties, nonetheless, began to explore other alternatives in the event that the Goldman proposal never came to fruition. Inquiries were made to a number of parties regarding their level of interest. After the filing the Unofficial Committee became the Committee.

     By September, it appeared to the Debtors that Goldman was concerned that its proposal would leave the Company with insufficient capital upon exit from bankruptcy, notwithstanding its contemplated investment. The Debtors were also mindful that reuniting the five stores previously sold to Holiday with the remaining twelve stores would be preferable from an operating perspective. Thus, the Debtors arranged for meetings between Goldman and Holiday, and between Holiday and another entity which had expressed a high level of interest in acquiring Gander Mountain.
While these meetings did not yield a co-venture between Holiday and either Goldman or the other potential purchaser, Holiday decided to make a proposal on its own. Thus, the result was that three parties were now interested in submitting proposals.

     A series of written proposals were received from these parties. The Committee and the members of the Board of Directors of Gander Mountain were provided with copies of the proposals from each of the three bidders. The Committee also met with each of the three parties submitting proposals, and counsel for the Committee was permitted to address the Board of Directors of Gander Mountain to express the Committee's preference among the proposals. In evaluating the various proposals, the Board of Directors of Gander
Mountain was mindful of the goal of producing the highest value in a form that could be efficiently and speedily effectuated.

     The written proposal submitted by Goldman varied materially from what it had stated it would do prior to the Filing Date. Instead of a cash infusion which would provide $13,500,000 for distribution to Unsecured
Creditors, Goldman's proposal contemplated a cash infusion of $7,500,000. This investment would be evidenced by subordinated notes bearing interest at the rate of 9% per annum payable in cash semi-annually.
The subordinated notes would mature in seven years. In addition, the new investors would receive 40% of the fully diluted equity. Holders of Unsecured Convenience
Claims would receive cash equal to 50% of their Claims.
All other Unsecured Creditors would share in $15,000,000 in face amount of 9% redeemable preferred stock. Dividends on the preferred stock would be payable in kind ("PIK") at the reorganized Debtors' option. There would be mandatory redemptions at the end of years three through seven in the amount of $1,000,000, $2,000,000, $3,000,000, $4,000,000 and
$5,000,000, respectively, including accrued dividends associated with the redemption. Unsecured Creditors would have the right to elect one member of the Board of Directors. The stock would be redeemable at the reorganized Debtors' option at par plus accrued dividends at any time, and would be exchangeable into subordinated debt. In addition, Unsecured Creditors would share in 17% of the reorganized Debtors' common stock. The holders of Gander Mountain Preferred Stock
(Goldman) would receive 22% of the reorganized Debtors' common stock, and holders of Gander Mountain Common
Stock would receive 6%. This proposal was subsequently adjusted by Goldman to increase the amount of the cash being invested from $7,500,000 to $12,500,000. The consideration to Unsecured Creditors was changed to $6,500,000 in cash, $8,500,000 PIK preferred stock, and 10% of the equity in the reorganized Company. The new investors were to receive additional equity in exchange for the additional subordinated debt.

     The Committee met with Goldman prior to Goldman's adjustment to its offer. Following that, it advised the Debtors that the Creditors were interested in cash as they were looking for a return of lost working capital which had been invested to produce the product which had been sold to the Debtors and for which they had not received payment. It advised the Debtors that Goldman's proposal came from the wrong perspective, as the Creditors were not interested in a form of securities. The Committee told the Board that the Committee was comprised of creditor managers, not venture capitalists. The Committee forcefully advocated its opposition to the Goldman proposal.
Goldman has asserted that the decision by the Board to accept the Holiday proposal was, in part, the result of threats made by Holleb & Coff on behalf of the Committee to bring Claims against the members of the Board of Directors if the Holiday proposal was not promptly accepted. The Debtors, the Committee, and Holleb & Coff dispute and deny this assertion. The
Committee also described in detail to Goldman what adjustments to its proposal were required for Goldman to be the winning bidder.

     The Debtors gave consideration to the Committee's strong opposition to the proposal. Since the Goldman proposal did not appear to offer Creditors 100% of their Claims, to be confirmed, a plan incorporating the Goldman proposal had to be accepted by Unsecured
Creditors. It was clear to the Debtors that a plan incorporating the Goldman proposal as presented would not succeed. In addition, an attempt was made to value the proposal. It was noted that valuation was speculative since much of the value was in the form of equity. A valuation of the equity turned, to a large extent, on the validity of Goldman's projections and upon determining an appropriate discount rate. These projections appeared to be aggressive to management and members of the Board, and the discount rate, it was felt, should reflect the degree of risk inherent in the proposal. After an extensive analysis of these factors and others, the Debtors elected not to proceed with the Goldman proposal.

     In addition to Goldman and Holiday, a proposal was received from a third party who was not an insider of the Debtors. In essence, its proposal involved the acquisition of the Company's assets for $19.25 million dollars in cash, 4% of the common stock of the newly formed acquiring entity, and three year warrants for 5% of the newly formed company struck 40% above the purchase price. In addition, the acquiring entity would assume certain of the Debtors' executory contracts, post-petition trade payables, the amount due the Debtors' DIP lenders, and ordinary course post-petition accrued liabilities as shown on an attached schedule. The proposal also provided for a downward adjustment to the purchase price in the event that the Debtors did not meet certain financial projections.
Further, the buyer had a right to withdraw the proposal in the event of a material adverse change in the Debtors.

     The Debtors compared this proposal with the proposal received from Holiday. The Debtors' took into consideration the Committee's strong recommendation that the Holiday proposal be pursued. The Debtors paid particular attention to the risks attendant to the price adjustments contained in the proposal received from the third party. The Debtors evaluated both proposals to determine which yielded the highest value, and which appeared to be the most likely to lead to a confirmed plan of reorganization. The Debtors ultimately concluded that the Holiday proposal was superior. It was likely that the amount of cash to be provided to Creditors would be higher in the Holiday proposal. The Holiday proposal provided for the assumption of most post-confirmation liabilities. The
Debtors had a positive past experience in dealing with Holiday. The Holiday proposal was supported by the Committee and was not contingent upon financing or due diligence. And, there appeared to be certainty and speed of closing because of the lack of a material adverse change clause.

     The Debtors and the Committee believe that the process described above which engaged the prospective purchasers or investors in a competitive bid procedure yielded the highest return for parties in interest. No formal "going concern" appraisal was obtained by the Debtors or the Committee. Such an appraisal would have been expensive. The Debtors and the Committee believe that the best evidence of value is what the market is willing to pay. The Debtors' business has been exposed to the market for a significant period of time. The
Holiday proposal represented the highest offer in a form that was likely to lead to a confirmed plan of reorganization. Furthermore, as can be seen from a review of Section VI, the Plan provides to parties in interest significantly more than they would receive in liquidation. Goldman disagrees with the Liquidation
Analysis.

            V.  IMPLEMENTATION OF THE PLAN

     A.   Merger of Debtors and other Corporate Changes

     On  the  Effective Date, GRS and GMO  shall  merge
into  Gander  Mountain  and  their  separate  corporate
existences shall cease.  In connection with the Merger,
Gander Mountain's Articles of Incorporation and By-Laws
shall be amended as provided in Exhibits 2.1(b)(i)  and
2.1(b)(ii) to the Plan, respectively.  Thereafter,  the
sole  member  of  the  Board  of  Directors  of  Gander
Mountain  shall be David Lubar, currently the  Chairman
of  the  Board of Gander Mountain, and Mr.  Lubar  will
also  be  the  President  and sole  officer  of  Gander
Mountain.  Mr. Lubar will serve without compensation in
each  of  these  capacities.  All of  the  Intercompany
Claims of Gander Mountain against GRS and GMO shall  be
contributed  to such entities as capital contributions,
the  Intercompany Claims, if any, of GRS and GMO  would
be  eliminated  and  all liabilities  of  each  of  the
Debtors  will  be  deemed to be liabilities  of  Gander
Mountain.  Accordingly, all Claims filed in the Chapter
11  Cases  of the Debtors will be deemed to  have  been
filed  against  Gander  Mountain.   Guarantees  of  any
Debtor of the obligations of another Debtor and any duplicate Claims filed in the case of more than one
Debtor will be eliminated and all such guaranteed obligations, duplicate claims and any other joint and several liabilities among the Debtors will be treated as one Claim against Gander Mountain.

     B. Creation of the Trust and Duties of the Trustee and the Advisory Committee

     On  the  Confirmation Date, the  Debtors  and  the
Trustee will enter into a Trust Agreement substantially
in  the  form  attached to the Plan as  Exhibit  2.2  .
Under  the Trust Agreement, the Trustee will  have  the
obligation  to  make  distributions  to  Creditors  and
holders  of Interests in accordance with the  Plan,  to
review  and,  if  appropriate  and  authorized  by  the
Advisory Committee, object to or compromise Claims  and
Interests and, if authorized under the Plan and by  the
Advisory  Committee,  pursue Avoidance  Claims  of  the
Debtors  which are not waived or released in the  Plan.
It  is  not contemplated that the Trust will be engaged
in  the operation of a business.  None of the interests
of beneficiaries of the Trust will be represented by  a
certificate.   Because it is contemplated  that  Claims
will  be  expeditiously paid and objections  to  Claims
expeditiously resolved, the Debtors do not  expect  the
Trust  to exist for any protracted period of time.   It
is  hoped  that the work of the Trust will be concluded
within  two  years.  Furthermore, the  Debtors  do  not
expect  any  significant  market  to  develop  for  the
beneficial interests in the Trust.  Neither the Debtors
nor  the Trustee will take any action to list the Trust
interests on any exchange or any NASD quotation system.
However, there is nothing to prevent any Claims trading
by Creditors after the Trust is established.  To assist
in  the  performance  of  its duties  under  the  Trust
Agreement,  the  Trustee  may  retain  third   parties,
including    professionals   such   as   lawyers    and
accountants, to assist in its performance of such duties.

     On  the  Effective Date, the Debtors will transfer
to  the  Trust the following assets:  (i) all Avoidance
Claims  of the Debtors, (ii) all of the Debtors' Claims
and  defenses arising out of or directly related to any
Executory  Contract rejected either by the  Debtors  or
pursuant   to   the  Plan,  (iii)  any   defenses   and
counterclaims of the Debtors to any Claim filed or asserted against the Debtors' Estates, except to the extent any such defenses or counterclaims relate to any Executory Contract, liability or obligation assumed by the Debtors and assigned to the Buyer, and (iv) all rights to receive the cash portion of the purchase price for the Debtors' assets sold to Holiday.

     In  furtherance of its obligations under the Trust
Agreement, the Trustee will (i) review proofs of Claims
and   Interests  against  the  Debtors  and,  with  the
approval   of   the   Advisory   Committee,   maintain,
compromise   or   settle  objections  to   Claims   and
Interests, (ii) make disbursements to the holders of Allowed Claims and Interests from the available funds in the Trust in accordance with the Plan, (iii) prosecute, subject to the advice and consent of the Advisory Committee, Avoidance Claims of the Debtors not otherwise waived or released by the Plan, and (iv) wind up the affairs of the Debtors and take all steps necessary to distribute the assets in the Trust and close the Chapter 11 Cases.

     Pursuant to the Trust Agreement, the Trustee  will
be entitled to receive compensation from the Trust, and
all   reasonable  out-of-pocket  costs   and   expenses
incurred  by the Trustee will be paid from  the  Trust.
The  Trust Agreement further provides that the  Trustee
will  be  indemnified by the Trust for any liabilities,
expenses,  claims, damages or losses  incurred  by  the
Trustee  in  the  performance of its duties  under  the
Trust   Agreement,  except  to  the  extent  any   such
liabilities, expenses, claims, damages or losses  arise
out   of   acts   taken  in  bad   faith   or   willful
misappropriation.   Pursuant to the Holiday  Agreement,
Holiday  has agreed to pay all reasonable post-petition
liabilities  and  obligations of the  Trust,  including
reasonable    post-confirmation   expenses   (including
professional  and  paraprofessional fees  and  expenses
incurred  by  the  Trust).  Holiday has  not  expressly
agreed  in the Holiday Agreement, or otherwise, to  pay
any indemnification claims of the Trustee and there  is
no  assurance  that Holiday will treat  indemnification
claims   as  reasonable  liabilities,  obligations   or
expenses of the Trust.  To the extent Holiday will  not
pay any such indemnification claims or any expenses  it
deems to be unreasonable or if the Holiday Agreement is
construed  such  that Holiday will not be  required  to
reimburse  the  Trust for any portion of  the  expenses
incurred  and  paid by the Trust or any indemnification
claims  of the Trustee paid out of the Trust, then  the
aggregate   amount   available  for   distribution   to
Unsecured Creditors will be reduced by the amounts paid
to or on behalf of the Trustee out of the Trust and not
reimbursed by Holiday.  Under the Trust Agreement,  the
Trustee has a senior lien on the assets of the Trust to
secure  payment of amounts due to the Trustee from  the
Trust,  including compensation, reimbursement  of  fees
and   expenses   and  any  permissible  indemnification
claims.

     To  assist the Trustee in the performance  of  its
duties,  a committee consisting of five members,  whose
identity will be disclosed at the Confirmation  Hearing
(the  "Advisory  Committee") will be established.   The
manner  by which members of the Advisory Committee  are
selected is described in Section 2.6 of the Plan.   The
Advisory   Committee  will  (i)  advise   the   Trustee
regarding  the disposition of assets contained  in  the
Trust,  (ii)  direct the Trustee as to  the  dates  and
amounts  of  distributions out of the Trust, consistent
with  the provisions of the Plan, (iii) set the general
parameters   under  which  objections  to  Claims   and
Interests  which  exceed  the  amounts  shown  on   the
Debtors'  books  and records may be  maintained  to  or
compromised  and  approve, within its  discretion,  any
objections or compromises of Claims and Interests,  and
(iv)   approve,  within  its  discretion,  any  waiver,
settlement  or prosecution of any Avoidance  Claims  by
the  Trustee which are not otherwise waived or released
by  the  Plan.   The  Debtors'  representative  on  the
Advisory Committee will not be authorized to vote  with
respect  to  matters  relating to  the  Claims  of  the
holders  of  both  Unsecured  Convenience  Claims   and
Unsecured  Claims  as  well  as  matters  relating   to
Avoidance Claims against insiders or former insiders of
the  Debtors.   The Advisory Committee will  also  have
authority to remove the Trustee and appoint a successor
Trustee.

     C.   Sale of the Debtors' Assets.

     As  previously stated herein, substantially all of
the  assets  of the Debtors are to be sold to  Holiday.
Holiday  is  a  subsidiary  of  Holiday  Companies,   a
privately-held  Minneapolis,  Minnesota  based  company
which has been in business more than 65 years.  Holiday
Companies   owns   and   operates   over   275   retail
gasoline/convenience stores, 13 retail food stores  and
15  retail outdoor and sporting goods stores.   Holiday
Companies is also engaged in the wholesale distribution of food products from 5 distribution centers. Holiday
Companies does business in 11 midwestern and western states and has approximately 6,000 employees. Holiday has no relationship whatsoever with Cabela's, Inc., nor does it have any relationship with Gander Mountain other than the July, 1996 purchase of five Gander
Mountain stores and the transaction proposed to be consummated under the Plan.

     Holiday  has  particular  expertise  in  retailing
sporting  goods.   For  many  years  Holiday  has  sold
fishing,   hunting   and  camping  equipment   at   its
gasoline/convenience stores.  In addition, Holiday  has
developed five "Holiday Sports" stores which specialize
in  the  retail  sale of fishing, hunting  and  camping
equipment.    In   1995,   Holiday   acquired   "Burger
Brothers,"  a  Minnesota  based  competitor  of  Gander
Mountain in the outdoor sporting goods market. Ted and Bud Burger are employed as consultants to Holiday, bringing their expertise of more than 20 years each in the industry. Holiday intends to combine the retail operations of Holiday Sports, Burger Brothers and
Gander Mountain, including the five Gander Mountain stores Holiday purchased in July 1996, to form a new
Gander Mountain which will become a leading retailer of outdoor sporting goods. Holiday has not yet made any determination which, if any, executive officers of the Debtors may be asked to accept employment by the new
Gander Mountain formed by Holiday.

     On  the  Effective Date, subsequent to the Merger,
Gander  Mountain  will  sell to  Holiday  those  assets
described in the Holiday Agreement, attached as Exhibit
2.3  to  the  Plan.  The assets to be sold  to  Holiday
include,  but  are not limited to, (i) all  leases  and
interests  in the real property of the Debtors'  twelve
retail   stores   and   all  fixtures   and   leasehold
improvements  at such stores, (ii) all merchandise  and
supplies  inventory,  (iii)  all  equipment,  (iv)  all
permits  and  licenses for operation  of  the  Debtors'
business,  (v)  all  intangibles  including,  but   not
limited to, goodwill, trademarks and trade names,  (vi)
all accounts receivable, (vii) all cash on hand, (viii)
all  refundable  income taxes, and (ix)  all  Executory
Contracts  and  all leases assumed by the  Debtors  and
shown  on  both Exhibit B to the Holiday Agreement  and
Exhibit  9.2  to  the  Plan.   All  assets  are  to  be
transferred to Holiday free and clear of liens and encumbrances except those liens and encumbrances to which Holiday has agreed.

     In  consideration  of  the sale  of  the  Debtors'
assets to Holiday, Holiday will pay into the Trust,  on
the  Effective  Date,  either $19,500,000  or,  if  the
Trigger   Event  occurs,  $19,000,000.   In   addition,
Holiday  will  pay  all  Allowed Priority  Claims,  all
Allowed  Administrative Expense Claims,  including  the
obligations  of the Debtors to CIT, and the  reasonable
post-petition  liabilities  and  obligations   of   the
Debtors and of the Trust. The Holiday Agreement also provides that, during the Chapter 11 Cases, if CIT consents and subject to approval by the Court, Holiday will make available to the Debtors a loan of up to $5,000,000 to be used for working capital purposes.
Holiday will have an Administrative Expense Claim on account of such loan. Holiday's loan will be secured by a lien on all assets of the Debtors, which lien will be junior to the lien of CIT.

     The  success  of  the Plan depends  entirely  upon
completion  of  the  proposed  sale  to  Holiday.   The
Debtors and Holiday believe the sale to Holiday can  be
completed in a timely fashion and both intend  to  work
toward  confirmation of the Plan and completion of  the
sale.   The  Debtors  believe  that  Holiday  has   the
necessary  resources  to  complete  the  purchase,  and
Holiday  has represented in the Holiday Agreement  that
it  has  access to the cash necessary to  complete  the
transaction,  including  both  payment  of   the   cash
purchase  price and payment of the obligations  of  the
Debtors  to  be  assumed  by Holiday.   Notwithstanding
that, there exists a risk, however slight, that the sale to Holiday might not close if Holiday becomes unwilling or unable to complete the transaction.

     D.   Plan Provisions Governing Distributions

     Article  VI  of  the Plan contains the  provisions
governing  the method and means of making distributions
under the Plan.  Distributions pursuant to the Plan  to
be  made  to  the  holders of Claims and  Interests  in
Classes Four, Five, Six and Seven will be made  by  the
Trustee.  All other distributions will be made  by  the
Buyer.   On  the Effective Date, Holiday will  pay  the
cash  portion  of the purchase price for  the  Debtors'
assets  by depositing such funds in the Trust and  such
funds shall be held and administered by the Trustee for
and  on behalf of the beneficiaries of the Trust,  such
beneficiaries being the holders of Claims and Interests
in  Classes Four, Five, Six and Seven.  Within 45  days
of  the  date  the Plan becomes effective, the  Trustee
will  distribute to the holders of Allowed  Claims  and
Interests  as  of the Effective Date in  Classes  Four,
Five, Six and Seven, the cash to which such holders are
entitled.   Distributions to  the  holders  of  Allowed
Administrative Expense Claims, Allowed Priority Claims arising under 507(a)(8) of the Code and the holders of Allowed Claims in Classes One through Three shall be made by the Buyer on the dates provided in Articles IV and V of the Plan.

     All distributions under the Plan are subject to the requirement that (i) the Trustee or the Buyer, as appropriate, be supplied with the correct name and address to which distribution is to be made and (ii) that any holder of a note, debenture or other evidence of indebtedness and any holder of a security evidencing an Interest that desires to receive the property to be distributed on account an Allowed Claim or Interest based on such note, debenture or other evidence of indebtedness or security surrender such instruments and stock to the distributing party.

     The  Plan contains additional provisions governing
where distributions will be made and the procedures for
dealing   with   undeliverable   distributions.     Any
undeliverable cash held in the Trust will ultimately be
distributed   Pro-Rata  to  the  holders   of   Allowed
Unsecured Claims.

     E.   Procedures for Resolution of Disputed Claims and
       Distribution on Account of Disputed Claims

     The  Plan  provides that any holder of  any  Claim
which  is wholly or partially disputed will not receive
any  distribution with respect to the disputed  portion
of  such  Claim unless and until it becomes an  Allowed
Claim.   However, any Creditor whose Claim is partially
disputed  will  receive,  on the  Initial  Distribution
Date, a distribution on account of that portion of  its
Claim  not  subject to an objection.  The Trustee  will
deposit  into a reserve a sufficient amount of cash  to
pay to holders of Disputed Unsecured Convenience Claims
and  Disputed Unsecured Claims the amount to which they
would  be  entitled should their Claims become Allowed.
On the Initial Distribution Date, the Trustee will make
distributions  in  accordance  with  the  Plan  to  all
Unsecured  Convenience Claims and Unsecured  Claims  to
the  extent they are Allowed as of the Effective  Date.
Thereafter,  within 30 days after that portion  of  any
Unsecured  Convenience Claims or any  Unsecured  Claims
that were Disputed on the Effective Date become Allowed
Claims, the holders of such Allowed Claims will receive
distributions  in accordance with the  Plan.   Finally,
within  30  days after the date on which  all  Disputed
Claims have been resolved, the Trustee will distribute to the holders of Allowed Unsecured Claims their pro-rata shares of any remaining cash in the reserve.

     Although the Debtors believe that all meritorious objections to Claims have already been filed, any party with standing to do so, and which has not been barred by Order of the Court, shall have leave, within thirty
(30) days of the Effective Date, to object to any Claim and Interest which is asserted against the Debtors' estates. Moreover, any party may, with leave of Court, within thirty (30) days of the Effective Date, object to any Claim and Interest which is asserted against the Debtors' estates. Accordingly, the figure on line 2 of Exhibit C may increase somewhat.

     F.   Post Confirmation Dissolution of the Creditors
       Committee

     On   the  Effective  Date,  the  Committee   shall
dissolve.   Thereafter, the Trustee will be  deemed  to
have  substituted its appearance for the Committee with
respect to any contested matter or adversary proceeding
which  is  pending on the Effective Date.  The  Trustee
may employ counsel for the Committee to represent it in
this  capacity.   The  Trustee  will  be  one  of   the
following  three  individuals.   Alejandro  D.  Moglio,
William H. Grabscheid, or Scott Peltz.

ALEJANDRO D. MOGLIA

      Alex  Moglia  is president of Alex  D.  Moglia  &
Associates,  Inc.,  an  international  turnaround   and
crisis management firm.  Mr. Moglia is a member of  the
United  States Bankruptcy Trustee Panel and  serves  as
chairman  of the Finance and Banking Committee  of  the
American  Bankruptcy Institute.   He  has  held  senior
management positions with Continental Illinois National
Bank  and  CNW  Corporation, a former  New  York  Stock
Exchange  Company with transportation and manufacturing
operations.   Initially, he was  a  corporate  attorney
with Winston & Strawn in Chicago. Mr. Moglia writes and speaks frequently on issues of insolvency and bankruptcy.

WILLIAM H. GRABSCHEID

       William  H.  Grabscheid  is  President  of   The
Grabscheid  Group,  Ltd.,  specializing  in   Financial
Advisory  Services.  He has over thirty years  of  line
and  project  management experience, and  has  provided
reorganization  and insolvency services  for  firms  in
various industries.  He also serves as an Examiner  and
Chapter 11 and 7 Panel Trustee.  He was Director of the
Special  Services Consulting Group, Reorganization  and
Restructuring  Division  of  Ernst  &  Young,  a  major
international  accounting firm, and  headed  the  asset
management  services practice.  He  received  his  B.A.
degree in Economics from Lafayette College and his M.S.
Degree  in Administrative Management from the  Graduate
School  of Business of Columbia University.   He  is  a
Certified  Insolvency and Reorganization Accountant,  a
Certified  Fraud  Examiner and a  Certified  Turnaround
Professional.   He is a Director of the Association  of
Insolvency Accountants and a Director of the Bankruptcy and Insolvency Section of the Commercial Law League of
America.

SCOTT PELTZ

      Scott  Peltz is a Partner with Philip Rootberg  &
Company, a major CPA firm in Chicago and heads  up  the
firm's   litigation  and  insolvency   practice.    His
experience  includes  turnaround, bankruptcy  work  and
litigation  support  for  debtors,  secured  creditors,
unsecured  creditors, equity holders  and  individuals.
Scott   has   performed  due  diligence  services   for
acquisitions,  divestitures and lending  decisions  for
major    corporations   and   financial    institutions
throughout the United States. He is a director of the American Bankruptcy Institute. He received his B.S. in accounting from the University of Illinois and is a CPA.

     G.   Conditions Precedent to Effective Date

        The  Plan provides that the Effective Date will
occur   and   the  Plan  will  be  effective   on   the
Confirmation Date.

     H.   Executory Contracts and Unexpired Leases

     Section 365 of the Code provides that a debtor  in
possession may reject an Executory Contract  where  the
debtor determined that continued performance under such
contract would be burdensome to its bankruptcy  estate.
Rejection  relieves  a  debtor  in  possession  of  the
obligation  to perform further under the  contract  and
causes the non-debtor party's claim for damages arising
from  rejection  to  be  deemed a  pre-petition  Claim.
Section 365 of the Code also provides that a debtor  in
possession may assume an Executory Contract.  In  order
to  assume an Executory Contract, absent agreement with
the  non-debtor  party  to the contrary,  a  debtor  in
possession  is  required  to  cure  existing  defaults,
compensate  the  non-debtor  party  for  any   monetary
damages  sustained as a result of the debtor's default,
and provide adequate assurance of future performance of
the  subject contract.  Upon assumption of an Executory
Contract,  the debtor's obligations under the  contract
acquire  the  status of Administrative Expense  Claims.
Finally,  Section 365 authorizes a debtor in possession
in many instances to assign to a third party an assumed
Executory   Contract,  notwithstanding  a   contractual
provision prohibiting such an assignment.

     In  connection  with the sale to Holiday,  certain
Executory  Contracts identified on Exhibit 9.2  to  the
Plan  will be assumed and assigned to Holiday,  and  to
the  extent any payments to cure defaults in  order  to
assume  such  Executory Contracts are  necessary,  such
payments will be made by Holiday on the Effective Date.
Section  9.1  of  the Plan provides  that  all  of  the
Debtors'  Executory Contracts not previously  rejected,
assumed   or   assumed  and  assigned  prior   to   the
Confirmation  Date, other than the Executory  Contracts
listed  on  Exhibit  9.2 to the Plan  (which  Executory
Contracts will be assumed and assigned to Holiday) will
be rejected.  Any non-Debtor party who wishes to make a
Claim  arising  out of the rejection of  its  Executory
Contract pursuant to the Plan must file a proof of such
Claim  with  the  Court, with  a  copy  served  on  the
Trustee, within 30 days of the Confirmation Date.   The
Debtors  estimate  that  there  will  be  approximately
$4,000,000 of Allowed Unsecured Claims on account of the rejection of Executory Contracts. This amount has already been included in the Debtors' estimate of Allowed Unsecured Claims. Any personal property that is the subject of a rejected Executory Contract may be recovered by the non-Debtor party to such Executory
Contract upon reasonable notice to the Buyer and Trustee, at such party's cost, unless the Buyer and the Trustee and such third party agree to allow the Trustee or Buyer to retain such property.

     I.   Avoidance Claims

     At the request of the Committee, most avoidance claims will be waived or released in the Plan.

     Preferences.    Prior  to  preparation   of   this
Disclosure   Statement  and  the  Plan,   the   Debtors
conducted  an  investigation  of  potential  preference
Claims  against Creditors of the Debtors which  may  be
recoverable  for the benefit of the Estates  under  547
and 550 of the Code. For the reasons described herein, the Debtors believe that little, if any, preference liability exists on the part of unsecured creditors.

     In  conducting  their investigation,  the  Debtors
first  examined  all payments to non-insider  creditors
made during the 90-day period prior to the Filing Date.
Excluding wages and salaries paid on a regular basis to
their  non-insider employees, the Debtors made a  total
of $76,977,111 in payments during that period.  Of that
amount,  $50,257,658  was paid  to  secured  creditors,
including  Bank One, Milwaukee, as agent  for  the  Old
Lenders.    Notwithstanding  payment  of  the  Debtors'
remaining obligations to the Old Lenders out of the proceeds of the Debtors' post-petition working capital facility, the Court's orders approving such financing specifically provided parties in interest with an opportunity, prior to November 12, 1996, to contest the extent, amount, validity or enforceability of the Old
Lenders Secured Claims. No party commenced such a proceeding.

     Of   the   remaining   balance   of   $26,719,453,
approximately  $18,568,000 constituted  prepayments  to
various  vendors  or  service providers.   Accordingly,
since  none of those payments were transfers on account
of   an   antecedent  debt,  none  of  those  transfers
constituted a preference.

     The  Debtors believe that all or virtually all  of
the   remaining  transfers,  aggregating  approximately
$8,151,450,  were made (i) contemporaneously  with  the
receipt  by  the Debtors of goods or services  or  (ii)
according  to  ordinary and customary  business  terms.
Those  funds  were  paid primarily for  items  such  as
monthly   taxes,  utilities,  regular  lease  payments,
employee  garnishments, replenishments  of  petty  cash
funds  within the Debtors' organization and  the  like.
Where  the Debtors were granted credit for the purchase
of goods or services, they made all payments within the
time   required   by  the  applicable   credit   terms.
Accordingly, the Debtors believe that the transferees of these payments would have valid defenses to any preference claims made by or on behalf of the Debtors.
For this reason, the Committee and the Debtors have released these Avoidance Claims in the Plan so that Creditors need not have concerns that they will be asked to return any amounts which were received from the Debtors prior to the Filing Date if the Plan is confirmed.

     Insider  Transfers.  In addition  to  the  amounts
described above, approximately $2.3 million was paid to
"insiders" (as that term is defined in the Code) of the
Debtors during the one year period prior to the  Filing
Date.   Approximately $1.6 million of this  amount  was
comprised  of  payments of salaries and other  standard
compensation and expense reimbursements.  Approximately
$285,000   were   severance  payments.    Approximately
$298,000 were stay-put bonuses.  Approximately $180,000
were  performance  or transaction bonuses.   The  chart
attached  hereto as Exhibit D provides a  breakdown  of
the  foregoing payments by individual and  by  type  of
payments.   The  Debtors believe it was  necessary  and
prudent  to  make  the  severance  and  bonus  payments
discussed  above to evidence the Debtor's intention  to
keep  commitments  they  had  made  to  employees   and
maintain  the morale and commitment of those executives
who   would  continue  with  the  Debtors  through  the
reorganization process. In light of the low likelihood of any recovery, the fact that the net recovery, if any, may be insignificant, the cost necessary to pursue such Claims and the disruption caused by such actions, the Debtors, Holiday and the Committee have agreed to waive any Avoidance Claims which might arise out of such payments.

     Bulk  Sales Act Avoidance Claim.  In early  April,
1996,  Gander Mountain canceled a $4.5 million purchase
order  for paper in anticipation of the closing of  the
sale    of    its   catalog   business   to   Cabela's.
Consequently,  Gander Mountain was served  by  Perkins-
Goodwin  Co.,  Inc.  ("Perkins")  with  a  summons  and
complaint alleging breach of contract relating  to  the
purchase order.  Prior to the filing of such action,  a
notice of the sale of the Debtors' catalog business  to
Cabela's was given to Gander Mountain's creditors,  but
no  bulk sale notice was given to Perkins.  Perkins has
also  filed an action against both Gander Mountain  and
Cabela's alleging violations of the Bulk Sales  Act  in
effect  in  Wisconsin  (the  "Act").   Under  the  Act,
subject to certain defenses, transfers not made in compliance with the Act are "ineffective" or voidable as against the creditors of the transferor.

     In  a  bankruptcy proceeding, a bankruptcy trustee
(or  a  debtor in possession) may be able  to  avoid  a
transfer  in  total if, under the Act, the transfer  is
ineffective as against a single creditor.  Accordingly,
the  Debtors  could  potentially seek  avoidance  under
544  and  550 of the Code of the transfers to  Cabela's
in  May,  1996  and  if successful, Cabela's  could  be
required to pay in excess of $30,000,000 to the Debtors
which would be available for distribution to parties in
interest.  Cabela's would then have an Unsecured  Claim
against  the Debtors for the same amount.  The  Debtors
have provided the Committee with materials relating  to
this   Claim.    The  Committee  intends   to   further
investigate  the  matter,  and  the  Trustee,  at   the
direction of the Advisory Committee, will consider whether to pursue such Avoidance Claim.

     Neither   the   Debtors  nor  the  Committee   has
identified  any potential Avoidance Claims  other  than
those  described above.  Accordingly, the Debtors,  the
Committee  and  Holiday  have  agreed,  and  the   Plan
provides,  that all potential Avoidance Claims  of  the
Debtor, other than the Avoidance Claim against Cabela's
described  above  and  any  Avoidance  Claims  for  the
avoidance   of  liens  against  the  Debtors  or  their
property, are waived and released.
     J.
       Releases

     The  Plan  provides that the Debtors, the Advisory
Committee,  the Trust, the Trustee (to the extent  that
the Advisory Committee, the Trust, or the Trustee is  a
successor  or  assignee of the Debtors) and  the  Buyer
release  all  Claims  against the  Debtors'  directors,
officers,  agents,  attorneys and employees  ("Released
Parties") except for the Claims of the Debtors  arising
out   of   an   express   contractual   obligation   or
reimbursement obligation owing by any Released Party with respect to a loan or advance made by any of the Debtors to such Released Party. The Plan also releases
Claims of third parties against the Released Parties but only to the extent such Claims are derivative from or through the Debtors. However, any direct claims of Creditors or holders of Interests against the Released
Parties are not released. This is consistent with the requirements of 524(e) of the Code.

     The Plan represents a consensual agreement between the Debtors and the Committee. One of the matters about which there was negotiation was the nature and extent of releases. The Debtors have maintained that releases such as those contained in the Plan are typical of those contained in many plans. The Debtors believe that it is important to include releases in a plan so that officers and directors can be retained during the case. Without the knowledge that releases such as those contained in the Plan will be provided, competent individuals will be unwilling to serve as an officer or a director for fear of having to defend themselves against vexatious litigation. This fear is especially appropriate in this case where all of the Debtors' assets are being sold, and, as a result, directors may not have the full benefit of a continuing indemnification provision in the corporation's by-laws.

     The  Committee supported these releases  as  well.
It  was  eager  to  avoid the risk of lawsuits  against
officers and directors which would have given  rise  to
indemnification  claims  against  the  Debtors.    Such
Claims  might have been Administrative Expense  Claims.
Even  if  the Claims were treated as Unsecured  Claims,
their  existence  could  have the  effect  of  delaying
distributions    while   appropriate   reserves    were
maintained   until  the  indemnification  Claims   were
resolved. If the Claims were ultimately Allowed, they would have the effect of diluting the dividend to Creditors. Accordingly, all of the Proponents of the Plan believe that the releases are appropriate.

     The Debtors are not aware of any Claims of the type being released having been asserted as of the date of this Disclosure Statement. Throughout this process, the officers and directors of the Debtors repeatedly requested advice regarding their fiduciary duties and acted in the face of this advice. No investigation has been made regarding whether there are viable breach of fiduciary duty Claims against officers and directors.

     K.   Court's Retention of Jurisdiction

     The  Plan  provides  that the  Court  will  retain
jurisdiction  following confirmation  of  the  Plan  to
ensure  that  the purposes and intent of the  Plan  are
carried   out,  to  hear  and  determine  all  disputes
concerning distribution provisions of the Plan or related matters, claims against the Debtors and causes of action belonging to the Debtors, and to amend or modify the Plan as may be appropriate under the circumstances.

     L.  Discharge

     As previously stated herein, the Debtors will sell
substantially all of their assets to Holiday  following
confirmation of the Plan and the Trust will be  charged
with  winding up the business of the Debtors.  Pursuant
to  Section 1141(d)(3), the confirmation of a plan does
not  discharge  a  debtor if the plan  provides  for  a
liquidation of all or substantially all of the property
of  the  estate, the debtor does not engage in business
after consummation of the plan, and the debtor would be
denied  a  discharge under 727(a) of the  Code  if  the
case  were  a  Chapter  7 case.   727(a)  of  the  Code
provides in part that a debtor shall be granted a discharge unless the debtor is not an individual.

         VI.  BEST INTERESTS OF CREDITOR TEST

     In   order   to  confirm  the  Plan  pursuant   to
1129(a)(7)(A)(ii)   of  the  Code,   the   Court   must
independently determine that the Plan is  in  the  best
interests of Creditors and holders of Interests of  all
Classes  of Claims or Interests impaired by  the  Plan.
The  best  interests test requires that the Court  find
that  the  Plan provides to each Creditor or holder  of
Interests   of  each  Class  of  impaired   Claims   or
Interests, value that is not less than the amount that such Creditor or holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Code.
To demonstrate that the Plan meets this requirement, the Debtors submit the liquidation analysis attached hereto as Exhibit E (the "Liquidation Analysis").

     The  Liquidation  Analysis reflects  the  Debtors'
estimates of the proceeds that would be realized if the
Debtors  were  to  be  liquidated  in  accordance  with
Chapter  7  of  the  Code.   The  Liquidation  Analysis
assumes   that   the  Debtors  are  merged   prior   to
liquidation and that a single Chapter 7 trustee would be appointed.

     The  Liquidation Analysis is based on  projections
as of December 31, 1996 and does not reflect the actual
operating   results  of  the  Debtors,   except   where
specifically  indicated in the notes  accompanying  the
Liquidation  Analysis.  The Claim amounts reflected  in
the  Liquidation Analysis are based upon estimates  or,
where  possible,  upon Claims actually  filed  and  are
subject  to  ongoing  review by  the  Debtors  and  are
subject  to change.  The amount of Unsecured Claims  in
liquidation will exceed the amount of Unsecured  Claims
in  the  event of the sale to Holiday since Holiday  is
assuming  real  estate leases and many other  executory
contracts.   In  liquidation, it is likely  that  these
contracts would be rejected.  The Debtors estimate that
these  rejections  would  result  in  an  increase   of
approximately  $4,000,000 in Unsecured  Claims.   These
additional Claims would further dilute any distribution to Unsecured Creditors.

     The  Liquidation Analysis includes  estimates  and
assumptions  that,  although developed  and  considered
reasonable  by the Debtors' management, are  inherently
subject   to   significant  economic  and   competitive
uncertainties and contingencies beyond the  control  of
the   Debtors  and  their  management.   Further,   the
Liquidation Analysis includes assumptions with  respect
to  liquidation  decisions which could  be  subject  to
change.   Accordingly, there can be no  assurance  that
the  values reflected in the Liquidation Analysis would
be realized if the Debtors were in fact to undergo such
a   liquidation  and  the  actual  results  could  vary
materially from those shown here.

     According to the Liquidation Analysis, a Chapter 7
trustee  would  receive approximately $26,667,000  from
the  liquidation of the Debtors' assets.  After payment
of  Secured  Claims,  both Chapter  7  and  Chapter  11
Administrative  Expense Claims and Priority  Claims  of
approximately    $14,338,260    in    the    aggregate,
approximately   $12,300,000  would  be  available   for
distribution  to Unsecured Creditors. The Debtors  have
included  in  the Liquidation Analysis  $7,000,000  for
their  name.   This number may well exceed  the  amount
which  could  be obtained in liquidation.  Nonetheless,
the  Debtors  chose  a  value  on  the  high  side   to
demonstrate  that even if they could obtain  $7,000,000
for the name alone in liquidation, the Holiday sale  is
preferable.   This became clear from the fact  that  in
liquidation  there  would be an increase  in  Unsecured
Claims of at least $4,000,000, and, even assuming the Debtors would receive $7,000,000 for their name, the Holiday sale yields over $6,000,000 in excess proceeds to Unsecured Creditors.

 VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE
                         PLAN

     The   following   discussion  summarizes   certain
federal  income  tax consequences of the implementation
of the Plan to the holders of Allowed Unsecured Claims,
Allowed  Unsecured  Convenience Claims  and  Interests.
The  summary does not purport to set forth all  aspects
of  federal  income taxation that may  be  relevant  to
particular persons in light of individual circumstances
or  to certain types of Creditors or stockholders, such
as  life  insurance companies, tax exempt organizations
and foreign persons.  The summary also does not discuss
any  aspects of state, local or foreign tax laws.   The
following  summary is based upon the  Internal  Revenue
Code of 1986, as amended (the "Tax Code"), treasury regulations promulgated thereunder, judicial decisions and rules and pronouncements of the Internal Revenue
Service  ("IRS")  as  in effect  on  the  date  hereof.
Changes in such rules or new interpretations thereof may have retroactive effect and significantly affect the tax consequences described below.

     This discussion of federal income tax consequences is not binding on the IRS. Therefore, there can be no assurance that the IRS will not take a different position regarding the consequences of the Plan or that any such position would not be sustained. The Debtors have not obtained and do not intend to seek any advance rulings from the IRS with respect to any federal income tax matter and have neither requested nor obtained any opinion of counsel with respect to any federal income tax matter.

     EACH PARTY IN INTEREST IS URGED TO CONSULT ITS OWN
TAX  ADVISOR AS TO THE CONSEQUENCES OF THE PLAN  TO  IT
AND  THE  DEBTORS  UNDER FEDERAL AND APPLICABLE  STATE,
LOCAL AND TAX LAWS.

     A.    Consequences to Holders of Allowed Unsecured
       Claims and Allowed Unsecured Convenience Claims

     Pursuant to the Plan, holders of Allowed Unsecured
Claims  and  Allowed Unsecured Convenience Claims  will
receive  cash  in satisfaction of their  Claims.   Each
holder  of  an Allowed Unsecured Claim and  an  Allowed
Unsecured Convenience Claim will recognize gain or loss
equal  to the difference, if any, between (i) the  cash
received in respect of its Claim (other than any  Claim
for  accrued interest), and (ii) its adjusted tax basis
in   its  Claim  (other  than  any  Claim  for  accrued
interest).  The character of such gain or loss as long-
term  or short-term capital gain or loss or as ordinary
income  or  loss  will be determined  by  a  number  of
factors,  including  the  tax  status  of  the  holder,
whether  the Claim constitutes a capital asset  in  the
hands  of  the holder, whether the Claim has been  held
for  more than one year or was purchased at a discount,
and   whether  and  to  what  extent  the  holder   has
previously claimed a bad debt deduction.

     To  the extent any amount received by a holder  is
received  in  satisfaction  of  a  Claim  for   accrued
interest, such amount will be taxable to the holder as interest income to the extent not previously included in the holder's gross income. Conversely, a holder will recognize a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.

     B.   Consequences to Holders of Gander Mountain Stock

     Pursuant  to the Plan, holders of Preferred  Stock
Interests and Common Stock Interests may receive cash in exchange for their stock. Each stockholder will recognize gain or loss equal to the difference, if any, between (i) the cash, if any, received in respect of its stock, and (ii) its adjusted tax basis in its stock. The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the stock constitutes a capital asset in the hands of the holder of such Interest, and whether the Preferred Stock Interest or Common Stock Interest has been held for more than one year.

              VIII.  CONFIRMATION OF PLAN

     Section  1128(a)  of the Code  provides  that  the
Court  shall hold a hearing on confirmation of  a  Plan
after   notice  to  Creditors  and  other  parties   in
Interest.   Pursuant to 1128(b) of the Code,  Creditors
and   other   parties  in  Interest   may   object   to
confirmation.   The Court has scheduled  a  hearing  on
confirmation of the Plan for January 23, 1997  at  9:30
a.m.,  C.S.T. in the courtroom of the Honorable Russell
A.  Eisenberg, United States Bankruptcy Judge,  at  the
Federal   Courthouse,  Room  149,  517  East  Wisconsin
Avenue, Milwaukee, Wisconsin. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement made at the Confirmation Hearing or any adjournment thereof.

     Any Creditor or other party in interest wishing to object to confirmation of the Plan must do so by filing an objection in compliance with the provisions of the Disclosure Statement Order.

     At   the  Confirmation  Hearing,  the  Court  will
confirm  the Plan only if it meets the requirements  of
1129   of   the  Code.   Among  the  requirements   for
confirmation  of  a  plan are (i)  that  such  plan  is
feasible,  (ii) that it is in the "best  interests"  of
Creditors  and  holders of Interests whose  Claims  and
Interests are impaired under the Plan and (iii) that it
is  either  accepted by all impaired Classes of  Claims
and  Interests  or, if it is rejected by  any  impaired
Class,  that  the  Plan is accepted  by  at  least  one
impaired   Class,   that  it  "does  not   discriminate
unfairly" and that it "is fair and equitable" as to any rejecting Class.

     The Debtors, the Committee and the Holiday believe
that  the Plan is fair and equitable with respect  with
certain  impaired  Classes and  does  not  discriminate
unfairly against them.  The Debtors, the Committee  and
Holiday  further believe that the Plan with respect  to
certain  Claims may satisfy the requirements of 1129(b)
of  the  Bankruptcy  Code and can  be  confirmed  on  a
nonconsensual  basis.  The Debtors, the  Committee  and
Holiday  may  seek  confirmation  of  the  Plan  on   a
nonconsensual   basis  if  less  than   the   requisite
majorities  of holders of certain Claims and  Interests
vote  to  accept the Plan.  However, the  Plan  in  its
present form, cannot be confirmed if it is not accepted
by  the  Unsecured  Convenience  Claims  and  Unsecured
Claims  of  Gander  Mountain, Inc.   THE  DEBTORS,  THE
COMMITTEE  AND  THE  BUYER, THEREFORE,  URGE  UNSECURED
CREDITORS TO VOTE TO ACCEPT THE PLAN.  FAILURE  OF  THE
UNSECURED  CREDITORS TO APPROVE THE  PLAN  WILL  LIKELY
RESULT  IN  THE WITHDRAWAL OF HOLIDAY'S OFFER  AND  THE
LIQUIDATION OF THE DEBTORS.

     In conclusion, the Debtors, the Committee and the Buyer believe the Plan is in the best interest of all holders of Claims and Interests and urge holders of impaired Claims and Interests to vote to accept the Plan by returning their ballots so that they will be received on or before 4:00 p.m., C.S.T. on January 16, 1997.

     Dated at Milwaukee, Wisconsin, this 13th day of December, 1996.

                              GANDER MOUNTAIN, INC.
                               as debtor and debtor-in-possession



                              By:
                              Its:


                              GRS, INC.
                               as debtor and debtor-in-possession



                              By:
                              Its:

                              GMO, INC.
                               as debtor and debtor-in-possession



                              By:
                              Its:


                       Exhibit A
                          TO
           DISCLOSURE STATEMENT RELATING  TO
      SECOND AMENDED JOINT PLAN OF REORGANIZATION



Joint Plan of Reorganization of Gander Mountain, Inc.,
    GRS, Inc., GMO, Inc., the Official Committee of
   Unsecured Creditors of Gander Mountain, Inc. and
              Holiday Stationstores, Inc.

                    (See Attached)



MW1-57410-2


            UNITED STATES BANKRUPTCY COURT
             EASTERN DISTRICT OF WISCONSIN

_______________________________________________________

In the Matters of
     GANDER MOUNTAIN, INC.,             Case No. 96-26478-RAE
     a Wisconsin corporation,                  Chapter 11

     GRS, INC.,                          Case No.96-26479-RAE
     a Wisconsin corporation,                  Chapter 11

     GMO, INC.,                          Case No. 96-26480-RAE
     a Wisconsin Corporation,                  Chapter 11

                                        (Jointly Administered)

               Debtors in Possession.
_______________________________________________________

    SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
     GANDER MOUNTAIN, INC., GRS, INC., GMO, INC.,
          THE OFFICIAL COMMITTEE OF UNSECURED
        CREDITORS OF GANDER MOUNTAIN, INC., AND
              HOLIDAY STATIONSTORES, INC.
_______________________________________________________

COUNSEL TO GANDER MOUNTAIN, INC.   COUNSEL TO GMO, INC.

Howard A. Schoenfeld, Esq.              Michael S. Polsky, Esq.
Godfrey & Kahn, S.C.                    McNally, Maloney & Peterson, S.C.
780 North Water Street                  2600 North Mayfair Road, Suite 1080
Milwaukee, Wisconsin  53202             Milwaukee, Wisconsin  53226
(414) 273-3500                         (414) 257-3399

                                        COUNSEL TO HOLIDAY
COUNSEL TO GRS, INC.                    STATIONSTORES, INC.

Andrew M. Barnes                        Dennis M. Ryan, Esq.
Quarles & Brady                         Faegre & Benson
411 East Wisconsin Avenue               220 Norwest Center
Milwaukee, Wisconsin  53202             90 South Seventh Street
(414) 277-500                           Minneapolis, Minnesota  55402-3901
                                        (612) 336-3314


COUNSEL TO THE
OFFICIAL COMMITTEE OF UNSECURED
CREDITORS OF GANDER MOUNTAIN, INC.

Bruce Dopke, Esq.
Holleb & Coff
55 East Monroe Street, Suite 4100
Chicago, Illinois  60603-5896
(312) 807-4600

Randall D. Crocker, Esq.
von Briesen, Purtell & Roper, S.C.
411 East Wisconsin Avenue, Suite 700
Milwaukee, Wisconsin  53202
(414) 276-1122


     GANDER MOUNTAIN, INC. ("Gander Mountain"), GRS,
INC. ("GRS"), GMO, INC. ("GMO"), THE OFFICIAL COMMITTEE
OF UNSECURED CREDITORS OF GANDER MOUNTAIN, INC. (the
"Committee") and HOLIDAY STATIONSTORES, INC.
("Holiday") jointly propose the following Second
Amended Joint Plan of Reorganization pursuant to
1121(a) of the Code.

                 SUMMARY OF THIS PLAN

     The following Summary describes several features of the Plan. It is merely a summary, and does not constitute part of the Plan. The summary is qualified in its entirety by the terms of the Plan. In the event of an inconsistency between this summary and the terms of the Plan, the terms of the Plan shall govern.

     Sale of the Debtors' Assets and Distributions to Creditors and Shareholders

          The Debtors have agreed to a sale of most of their assets to Holiday Stationstores, Inc. (the
     "Buyer"). The sale and distribution of the proceeds of the sale to creditors and shareholders will be effectuated pursuant to this Plan. This
     Plan has been proposed by the Debtors, the Committee, and the Buyer. Should this Plan be confirmed:

          The Debtors' business and almost all of their assets will be transferred to the Buyer;

          A trust will be established to receive and distribute the sale proceeds. $18.5 million (less amounts paid to Unsecured Convenience Claims) will be distributed, pro rata, to all unsecured creditors with Allowed Claims against Gander Mountain and its two wholly-owned subsidiaries, GMO and GRS.

          $500,000.00 will be paid, pro rata, to the holders of Gander Mountain's preferred stock, provided that this Plan is not objected to by the holders of Gander
          Mountain's preferred stock;

          $500,000.00 will be distributed, pro rata, to the holders of Gander Mountain's common stock, provided that this Plan is not objected to by the holders of Gander Mountain's preferred stock;

          If the Plan is objected to by the holders of Gander Mountain's preferred stock, no distribution will be made to the holders of preferred stock or common stock; and, instead, an additional $500,000 will be distributed to unsecured creditors.

          Those Unsecured Claims which are in the amount of $1,000 or less, and larger claims whose holders choose, voluntarily, to reduce their claims to the amount of $1,000.00 (Unsecured Convenience Claims) will receive a one-time payment equal to eighty percent of their claims, in full and complete satisfaction of such claims.

          The Trustee of the Trust will be a person designated prior to the Confirmation Hearing on this Plan. The Trustee will be selected from the following names: Alejandro D. Moglia, William H. Grabscheid, Scott Peltz. The Trustee will be selected by majority vote. The Committee shall have two votes. The Buyer shall have two votes. The Debtors shall have one vote. The Trust shall be established on the Effective Date of this Plan.

          The Trustee shall:

               (i)  review proofs of claims and
                    interests against the Debtors with
                    the assistance of an Advisory
                    Committee which will be comprised
                    of two creditor representatives
                    (selected by the committee), two
                    representatives of the Buyer, and
                    one representative of the Debtors.
                    The Advisory Committee by majority
                    vote shall set the general
                    parameters under which claims and
                    interests which exceed the amounts
                    reflected in the Debtors' books and
                    records may be objected to or
                    settled; provided, however, the
                    Debtors' representative shall have
                    no vote with respect to any issue
                    affecting the litigation,
                    settlement or determination of the
                    Claims of Unsecured Creditors.

               (ii) make disbursements to the holders
                    of claims and interests from the
                    available funds in accordance with
                    the Plan.  The first distribution
                    shall be made as soon as possible
                    after the Plan becomes effective,
                    but no later than 45 days after the
                    Plan becomes effective;

               (iii)     prosecute, subject to the
                    advice and consent of the Advisory
                    Committee, and in the Debtors'
                    name and stead, all Avoidance
                    Claims of the Debtors; provided,
                    however, that all Avoidance Claims
                    shall be waived and released by
                    this Plan, except for Avoidance
                    Claims based upon the right of the
                    Debtors to avoid, under 11 U.S.C.
                    547 or otherwise, judgment or
                    consensual liens which first came
                    into being during the applicable
                    time periods prior to the Filing
                    Date and any Avoidance Claim based
                    upon a failure to comply with the
                    provisions of Chapter 406 of the
                    Wisconsin Statutes (the "Uniform
                    Commercial Code - Bulk Transfers);
                    and

               (iv) wind up the Debtors and take all
                    steps necessary to distribute the
                    assets in the Trust and close these
                    cases.

                       ARTICLE I

                      DEFINITIONS

I.
     A. Defined Terms. For purposes of this Plan, capitalized terms shall have the meanings set forth in Appendix I to this Plan, unless the context clearly indicates otherwise. All other terms not defined herein shall have the definitions assigned by the Code, or, if not defined therein, in common usage. Accounting terms not otherwise defined herein, or partly defined herein to the extent not so defined, shall have the respective meanings given to them under GAAP.

     B. Rules of Interpretation. For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) unless otherwise provided in the Plan, any reference in the Plan to an existing document or exhibit means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan;
(d) unless otherwise specified in the Plan, any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns;
(e) the words "hereof," "herein," and "hereunder" and words of similar import when used in this Plan shall refer to this Plan as a whole and not to any particular provision of this Plan; (f) unless otherwise specified in the Plan, the words "Article," "Section," "Clause," and "Exhibit" refer to articles, sections, clauses and exhibits of or to this Plan; and (g) the rules of construction set forth in 102 of the Code shall apply.

                         ARTICLE II

            CORPORATE AND TRANSACTIONAL MATTERS

II.
     A.        Merger of Debtors and Other Corporate
Changes. To effectuate the provisions of the Plan, on the Effective Date, without the need of any further action by the directors and shareholders of any of the Debtors;

          1.        Upon the filing by Gander Mountain of
     certificates of merger with the Secretary of State of the State of Wisconsin, GRS and GMO shall merge into Gander Mountain and their separate corporate existence shall cease (the "Merger").

          2. Gander Mountain's Articles of Incorporation and Bylaws shall be amended as provided in Exhibits
     2.1(b)(i) and 2.1(b)(ii) hereto, respectively, consistent with the requirements of 1123(a)(6) of the Code (the Articles of Incorporation and Bylaws as amended by Exhibits 2.1(b)(i) and 2.1(b)(ii) the "Restated Articles and Bylaws"). The corporation's name shall be changed to GMI of Wisconsin, Inc.

          3. The Board of Directors of Gander Mountain shall consist of David Lubar and the then current members of the Board of Directors shall be deemed to have resigned. The officers of Gander Mountain shall consist of David Lubar, President.

          4.        As of the Effective Date, and pursuant to the
     Merger: (i) Gander Mountain shall contribute all of its Intercompany Claims against GRS and GMO to GRS and GMO, respectively, as capital contributions, (ii) the Intercompany Claims, if any, of GRS and GMO shall be eliminated, (iii) all liabilities of Gander Mountain, GRS and GMO shall be and are hereby deemed the liabilities of Gander Mountain, (iv) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be and hereby is deemed filed against Gander Mountain, and (v) all guarantees of any Debtor of the obligations of another Debtor, any other form of joint and several liability amongst the Debtors, and any duplicate Claims filed in the case of more than one Debtor shall be eliminated and discharged so that any Claim against any Debtor or against more than one Debtor and any guarantee thereof executed by another Debtor and any joint and several liability of any of the Debtors shall be, and hereby is, deemed to be one obligation of the merged Debtors.

     B. Trust Agreement. Without any further action of the directors or shareholders of any of the Debtors, on the Effective Date, the Trust Agreement in the form of Exhibit 2.2 to this Plan shall become effective.
The Trustee shall accept the Trust, and sign the Trust
Agreement on that date. The Trustee shall have full authority to take all steps necessary to administer such agreement, including without limitations the duty and obligation to make distributions to Creditors and holders of Interests hereunder, to review and, if appropriate, and if authorized by a majority of members of the Advisory Committee authorized to vote, maintain objections to or compromise such Claims and Interests and, if authorized by the Plan and by a majority vote of those members of the Advisory Committee authorized to vote, pursue Avoidance Claims which are not waived by the Plan. The Trustee may retain third parties, including, without limitations lawyers and accountants to assist him with the performance of his duties and obligations under the Trust Agreement. Specifically, the Trustee may engage one or more of the professionals who are currently engaged in these cases, including, without limitation, counsel to the Committee:

          Keith J. Shapiro              Randall D. Crocker, Esq.
          Bruce Dopke                   von Briesen, Purtell & Roper, S.C.
          Holleb & Coff                 411 East Wisconsin Avenue
          55 East Monroe Street         Suite 700
          Suite 4000                    Milwaukee, WI 53202
          Chicago, IL  60603            (414) 276-1122
          (312) 807-4600

     C.        Sale of Assets.  On the Effective Date,
without the need for any further action of the shareholders or directors of any of the Debtors, subsequent to the Merger, Gander Mountain and the Buyer shall consummate the Holiday Agreement and Gander
Mountain shall sell those assets described in, and on the terms contained in, the Holiday Agreement. The
Buyer shall pay the Cash portion of the purchase price by depositing good funds in the Trust.

     D.        Trust Assets.  On the Effective Date, the
Debtors shall transfer to the Trust, for and on behalf of, and at the request of the beneficiaries of the Trust, the following assets: (a) by assignment, all Avoidance Claims; (b) all of the Debtors' claims and defenses, including without limitation set off rights, arising out of or directly related to any Executory
Contract rejected by the Debtors or by the terms of this Plan, against the other party to such contract;
(c) any defenses and counterclaims of the Debtors to any Claim filed or asserted against the Debtors' estates, except to the extent related to, or affecting, an Executory Contract, liability or obligation assumed by the Debtors and transferred to the Buyer; and (d) all right to receive the Cash portion of the price for the assets sold to the Buyer pursuant to the Holiday
Agreement which cash portion shall be either
$19,000,000 or $19,500,000 depending upon the
occurrence of the Trigger Event.

     E. Trustee. The Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement.

     F. Advisory Committee. On or before the first day set for hearing on confirmation of the Plan, an Advisory Committee consisting of five members will have been established. The identity of such members shall be disclosed to the Court at the Confirmation Hearing.
Two members shall be designated by the Committee. Two members shall be designated by the Buyer. One member shall be designated by the Debtors. The members of the Advisory Committee shall serve without compensation, other than reimbursement of reasonable out-of-pocket expenses for attendance at meetings of the Advisory
Committee, which expenses shall be paid by the Buyer.

          1. Resignation and Replacement of Advisory Committee Members. In the case of an inability or unwillingness of any member of the Advisory Committee to serve, such member shall be replaced by designation of the remaining members of the Advisory Committee using the following procedure. A member originally designated by the Committee shall be replaced by the other remaining member of the Advisory Committee who was originally designated for membership thereon by the Committee or their successor(s). A member originally designated for membership on the Advisory Committee by the Buyer shall be replaced by the other remaining member of the Advisory Committee who was originally designated for membership thereon by the Buyer. The member originally designated by the Debtors shall be replaced by an individual designated for membership thereon by David Lubar. However, if any position on the Advisory Committee remains vacant for more than thirty days, such vacancy shall be filled by the majority vote of all of the remaining members of the Advisory Committee. Notwithstanding any other provision of the Plan, upon certification of the Trustee to the Advisory Committee that all of the following events have occurred, but without any further action by any entity, the representative to the Advisory Committee designated by the Debtors shall be deemed to resign its seat on the Advisory Committee and the members of the Advisory Committee designated for membership thereon by the Committee or their successor(s) shall designate a replacement:

               a) articles of dissolution of Gander Mountain have been filed;

               b) all Unclassified Claims and all Class One, Two, Three, Six, Seven, Eight, Nine, Ten and Eleven
          Claims have been either disallowed or have received the treatment required by the Plan; and

               c)        all Avoidance Claims have been finally
          resolved by waiver, litigation, settlement, or otherwise.

          2. Termination of the Advisory Committee. The members of the Advisory Committee shall resign their positions, whereupon they shall be discharged from further duties and responsibilities, upon the certification by the Trustee that all assets transferred into Trust have been distributed, abandoned or otherwise disposed of and that the Claim Date shall have occurred.

G.        Duties of the Advisory Committee.  The
Advisory Committee shall have the following duties and responsibilities:

          1. The Advisory Committee shall advise the Trustee regarding the sale or other disposition of assets contained in the Trust and such other matters as may be requested by the Trustee or may be provided for herein or in the Trust Agreement.

          2. The Advisory Committee shall, by majority vote, direct the Trustee as to the dates and amounts of any distributions which may be made pursuant to the Trust Agreement consistent with the provisions of the Plan. In no event, may the Advisory Committee require the Trustee to disburse funds if such disbursement would leave the Trustee with insufficient funds to pay the required dividends to the holders of Disputed
     Claims or Interests or deplete reasonable reserves for the Trust's fees and expenses. Further, the Advisory Committee shall, by majority vote, set the general parameters under which objections to Claims and Interests may be maintained or settled.
     Notwithstanding the foregoing, the Debtors' representative to the Advisory Committee shall have no vote with respect to any issue affecting the litigation, settlement, or determination of the allowance of Class Four and Class Five Claims.

          3. The Trustee, with the consent of a majority vote of the members of the Advisory Committee entitled to vote, in the name and stead of the Debtors and as designees (as permitted by 11 U.S.C. 1123), may waive, settle or prosecute any Avoidance Claims held by the Trust which are not otherwise waived and released by this Plan. Members of the Advisory Committee shall abstain from voting on any proposal to prosecute, compromise or withdraw Avoidance Claims and/or claim objections against such members or related entities.
     The Debtors' representative to the Advisory Committee shall not be entitled to vote with respect to Avoidance Claims against Insiders.

          4. The Advisory Committee may, by majority vote, authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in 345 of the Code.

          5. The Advisory Committee may remove the Trustee for cause, and in the event of the resignation or removal of the Trustee may, by majority vote, designate a person to serve as successor Trustee.

          6.        The Advisory Committee shall require a
     fidelity bond from the Trustee in such reasonable amount as may be agreed to by majority vote of the Advisory Committee.

          7.        The Advisory Committee shall govern its
     proceedings through the adoption of by-laws, which the Advisory Committee may adopt by majority vote. No provision of such by-laws shall supersede any express provision of the Plan.

          8. The Trustee may, at the expense of the Buyer, retain professionals to take all actions reasonable and necessary to implement and operate the Trust, settle or litigate Claims against the Trust and liquidate assets contained in the Trust.

     H.        Investment of Funds.  All Cash held by the
Trust shall be invested in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitation. Unless otherwise approved by the Advisory Committee, all such monies shall be invested only in debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof, certificates of deposit or deposit accounts of national banks with assets in excess of One Hundred Million Dollars
($100,000,000.00), or overnight repurchase agreements.

     I. Withholding and Reporting Requirements. In connection with his or her duties and acts pursuant to the terms of the Trust Agreement, and all instruments issued in connection therewith, and distributions thereunder, the Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     J. Records. The Buyer shall make its and the Debtors' records and the Buyer's personnel available at reasonable times to the extent reasonable and necessary to assist the Advisory Committee and/or the Trustee in connection with the analysis and litigation (including discovery) of disputes concerning Claims, objections to Claims, and Avoidance Claims, at the Buyer's expense.

     K.        Objection to Claims and Interests.  The
Trustee, in the name and stead of the Debtors, shall maintain objections to any Claim and Interest which is asserted against the Debtors' estates. Any party with standing to do so, and which has not been barred by Order of the Court, shall have leave, within thirty
(30) days of the Effective Date, to object to any Claim and Interest which is asserted against the Debtors' estates. Moreover, any party may, with leave of Court, within thirty (30) days of the Effective Date, object to any Claim and Interest which is asserted against the Debtors' estates.

     L.        Reserves for Disputed Claims and Interests.
In calculating any distributions from the Trust, any payment or distribution that would otherwise be payable on account of a Disputed Claim or Interest shall be fully reserved for by the Trustee. Such amounts will be paid in accordance with the Plan. In the event, and to the extent, that any Disputed Claim or Interest does not become Allowed, the amount held in reserve therefore shall be distributed with other funds of the Trust in the manner provided in the Plan.

                        ARTICLE III

            DESIGNATION OF CLAIMS AND INTERESTS

          The holders of all Claims against or
Interests in any or all of the Debtors, of whatever nature, whether or not scheduled or liquidated, absolute or contingent, including all Claims arising from the rejection of Executory Contracts, and the holders of all interests arising from the Debtors' ownership of Property of the Estates, or otherwise, whether or not resulting in an Allowed Claim or Interest, shall be bound by the provisions of the Plan;
and all such Claims and Interests are hereby either designated as unclassified or classified as follows:

          (A)  Unclassified Claims

III.
     A.        Administrative Expense Claims against the
Debtors. The Administrative Expense Claims against any of the Debtors are unclassified.

     B. Priority Claims against the Debtors arising under 507(a)(8) of the Code. The Priority Claims against any of the Debtors arising under 507(a)(8) of the Code are unclassified.

          (B)  Classified Claims and Interests

     C.        Class One.  Class One shall consist of all
Priority Claims against the Debtors other than those arising under 507(a)(1), (a)(2) or (a)(8) of the Code.
Claims against Gander Mountain, GRS, and GMO shall be in a separate subclass.

     D.        Class Two.  Class Two shall consist of all
Secured Claims against any or all Debtors other than a Class Three Claim and any Claim arising under the DIP
Financing Documents or the DIP Financing Orders, each such Claim to be treated as a separate subclass.

     E. Class Three. Class Three shall consist of all Claims of the Old Lenders except for Claims of Harris arising out of the Harris Merchant Agreement and the Claim of Bank
One, Wisconsin relating to a $60,000 Letter of Credit issued by Bank One for the account of the Debtors.

     F.        Class Four.  Class Four shall consist of all
Unsecured Convenience Claims against any of the Debtors. Claims against Gander Mountain, GRS, and GMO shall be in a separate subclass.

     G.        Class Five.  Class Five shall consist of all
Unsecured Claims against any of the Debtors. Claims against Gander Mountain, GRS, and GMO shall be in a separate subclass.

     H.        Class Six.  Class Six shall consist of the
Preferred Stock Interests.

     I. Class Seven. Class Seven shall consist of the Common Stock Interests.

     J. Class Eight. Class Eight shall consist of the GMO Equity Interests.

     K.        Class Nine.  Class Nine shall consist of the
GRS Equity Interests.

    L.        Class Ten.  Class Ten shall consist of the
Intercompany Claims of Gander Mountain against GRS and
GMO.

     M. Class Eleven. Class Eleven shall consist of the Claims and Interests of holders of Pre-Petition
Warrants and Pre-Petition Stock Options other than as a holder of Common Stock Interests.

                         ARTICLE IV

      TREATMENT OF UNCLASSIFIED CLAIMS UNDER THE PLAN
IV.
     A. Administrative Expense Claims. The holder of an Allowed Administrative Expense Claim shall receive on account of such Claim, (a) if such Claim arose other than in the ordinary course of the Debtors' business, on the later to occur of either the Effective Date or within fifteen (15) calendar days following the date such Claim becomes Allowed pursuant to a Final Order, or (b) if such Claim arose in the ordinary course of the Debtors' business, on the date such Claim becomes due in accordance with ordinary business terms, Cash from the Buyer equal to the Allowed amount of such Claim, provided, however, that if a holder of an Allowed Administrative Expense Claim consents, or if its agreement with any or all of the Debtors or the Buyer so provides, it will receive payments on terms satisfactory to such holder or as provided in said agreement.

     B. Priority Claims Arising Under 507(a)(8) of the Code. The holder of an Allowed Priority Claim arising under 507(a)(8) of the Code shall receive on account of such Claim, Cash from the Buyer equal to the Allowed amount of such Claim, on the later to occur of the Effective Date or fifteen (15) calendar days following the date such Claim becomes an Allowed Claim.
                         ARTICLE V

     TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS UNDER
                       THE PLAN

          All classified Claims and Interests, except the Claims of Classes One, and Three, are impaired under the Plan and shall be treated according to the terms herein.

V.
     A.        Class One.  The holder of each Allowed
Priority Claim, other than one arising under 507(a)(1), (a)(2) or (a)(8) of the Code, shall receive on account of such Allowed Priority Claim, on or before the Effective Date or within fifteen (15) calendar days following the date such Claim becomes an Allowed Priority Claim, whichever is later, Cash from the Buyer equal to the amount of such Allowed Priority
Claim, provided, however, that if a holder of such an Allowed Priority Claim consents, it shall receive deferred Cash payments on terms satisfactory to such holder.

     B.        Class Two.  Each of the Allowed Secured
Claims in Class Two shall be treated as follows at the Buyer's option:

          1.        such Claim shall be given the treatment
specified in 1124 of the Code;

          2. on the Effective Date, or promptly after such Claim becomes an Allowed Secured Claim, whichever is later, or on such other date thereafter as may be agreed to by the Debtors and/or the Buyers and the holder of such Allowed Secured Claim, the Debtors and/or the Buyers shall abandon the property securing such Allowed Secured Claim to the holder thereof; or

          3. on the Effective Date, or promptly after such Claim becomes an Allowed Secured Claim, whichever is later, the holder of such Allowed Secured Claim shall receive, on account of such Allowed Secured Claim, Cash from the Buyer equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Allowed Secured Claim shall agree, subject to, and otherwise in accordance with, Article VI hereof; or

          4. the holder of such Allowed Secured Claim shall retain the Lien securing such Claim (except to the extent the holder of the Allowed Secured Claim agrees in writing) to the extent of the Allowed amount of such Claim and receive, on account of such Allowed Secured Claim, deferred Cash payments over a period the term of which either has been agreed to by the Debtors and/or the Buyers and the holder of such Allowed Secured Claim prior to the Confirmation Hearing or fixed by the Court at the Confirmation Hearing, pursuant to 1129(b)(2)(A)(i)(II) of the Code, totaling at least the amount of such Allowed Secured Claim which, calculated as of the Effective Date, equals at the least the value of the lesser of such holder's interest or the applicable Debtor's interest in such property.

     C. Class Three. The Old Lenders have been paid in full and shall receive no further distributions or retain any interest in property on account of their Class Three Claims.

     D.        Class Four.  The holder of each Allowed
Unsecured Convenience Claim shall be entitled to receive from the Trust on the later to occur of the Initial Distribution Date or within thirty (30) calendar days after the date the Claim becomes an Allowed Claim, on account of such Claim, Cash in the amount of eighty percent (80%) of such Allowed
Unsecured Convenience Claim, subject to, and otherwise in accordance with, Article VI hereof.

     E.        Class Five.  Each of the Allowed Unsecured
Claims in Class Five shall be treated as follows:

          1. on the Initial Distribution Date, each holder of an Allowed Unsecured Claim as of the Effective Date shall be entitled to receive from the Trust, on account of such Allowed Unsecured Claim, Cash equal to its Pro
     Rata share of the Unsecured Creditors' Cash
     Distribution Amount, subject to, and otherwise in accordance with, Article VI hereof;

          2. within the time periods provided in Section 6.5(a), each holder of an Allowed Unsecured Claim as of a date subsequent to the Effective Date shall receive from the Trust, on account of such Allowed Unsecured Claims, Cash equal to the Pro Rata share of the Unsecured Creditors Cash Distribution Amount, subject to, and otherwise in accordance with, Article VI, hereof;

          3. within the time periods provided in Section 6.5(b) hereof, each holder of an Allowed Unsecured
     Claim in this Class as of the Claim Date shall receive from the Trust, on account of such Allowed Unsecured Claim, the distributions to which it is entitled under
     Section 6.5(b) hereof.

     F. Class Six. On the Initial Distribution Date, each holder of a Preferred Stock Interest as of the Equity Record Date shall receive from the Trust a distribution of its Pro Rata share of $500,000.00.
Under this Plan, none of the creditors or shareholders will be paid in full. Under a strict reading of 1129 of the Code, unless all Classes of Creditors and shareholders accept (i.e., vote to approve) this Plan, the Court may be unable to confirm this Plan as currently drawn. Likewise, the Court may be unable to confirm this Plan, as currently drawn, because the holders of Gander Mountain Stock may receive their Pro
Rata share of a $500,000.00 distribution, although the holders of Gander Mountain Preferred Stock will receive less than a one hundred percent distribution.
Therefore, if the holders of in excess of one-third in amount of the Allowed Interests in Class Six vote to reject this Plan, and such vote is not withdrawn or otherwise deemed to be an affirmative vote, or if a member of Class Six objects to confirmation (and said objection is not withdrawn) based, in part, on the proposed distribution to any shareholder and the Court concludes that the Plan cannot be confirmed as a result thereof (the "Trigger Event"), then, without the need for further action by any party or entry of Court
Order, the proposed distributions to Class Six and Class Seven shall be rescinded and cancelled.

     G.        Class Seven.  On the Initial Distribution
Date, each holder of a Common Stock Interest as of the Equity Record Date shall receive from the Trust its Pro
Rata share of $500,000.00. Under this Plan, none of the Creditors or shareholders will be paid in full. Under a strict reading of 1129 of the Code, unless all Classes of Creditors and shareholders accept (i.e., vote to approve) this Plan, the Court may be unable to confirm this plan as currently drawn. The Court may be unable to confirm this Plan, as currently drawn, because the holders of Gander Mountain Stock may receive their Pro Rata share of a $500,000.00 distribution, although the holders of Gander Mountain
Preferred Stock will receive less than a one hundred percent distribution. Therefore, if the Trigger Event occurs, then, without the need for further action by any party or entry of Court Order, the proposed distributions to Class Six and Class Seven shall be rescinded and cancelled.

     H. Classes Eight and Nine. Gander Mountain, the only holder of the Interests in these Classes, will not receive or retain any property on account of such Interests by virtue of the Merger.

     I. Class Ten. Gander Mountain, the holder of the only Claims in this Class shall receive the benefits of the Merger and these Claims shall be contributed to capital.

     J.        Class Eleven.  Holders of Interests in this
Class shall not receive any distribution whatsoever on account of such Interests. In addition, all agreements relating to the Pre-Petition Warrants, or Pre-Petition
Stock Options shall be deemed terminated, provided that, any and all Claims arising therefrom which are Allowed shall be deemed to be subordinated pursuant to the provisions of 510(b) of the Code, and such holders shall receive no distribution on account of any such Allowed Claims.

                         ARTICLE VI

             PROVISIONS GOVERNING DISTRIBUTIONS

          The following shall constitute the means of distribution to the holders of Allowed Claims and Interests in their respective Classes:

VI.
     A.        Authority to Make Distributions.  On each
Distribution Date as is specified in this Plan, the Trustee shall make all distributions to persons holding
Claims or Interests classified in Classes Four, Five,
Six and Seven. The Buyer shall make all other distributions required by this Plan. The Trustee may employ or contract with other entities to assist in or make the distributions required by this Plan.

     B. Distributions of Cash. Any entity required to make distributions hereunder may withhold such distributions until such time as the entity entitled to receive such distributions complies with the provisions of Section 11.5 hereof.

     C.        Convenience Claims Estimate.  The Debtor and
Committee shall determine the aggregate dollar amount of Convenience Claims which have not been Allowed as of the Effective Date and multiply that amount by 80% (the
"Convenience Claims Estimate").

     D.        Initial Distributions.  On the Initial
Distribution Date, or with respect to any holder of an Allowed Claim or Interest such later date as such holder complies with the provisions of Section 11.5 hereof, the Trustee, in accordance with Section 6.8 hereof and with the Trust Agreement shall distribute from the Cash received from the Buyer the Cash to which the holders of Allowed Claims and Interests as of the Effective Date in Classes Four through Seven are entitled to such holders of Allowed Claims and Interests.

     E.        Secondary and Final Distributions.

          1. Within thirty (30) calendar days after any Unsecured Convenience Claim or Unsecured Claim that was a Disputed Claim on the Effective Date becomes an Allowed Claim, or such later date as such holder complies with the provisions of Section 11.5 hereof, the Trustee, in accordance with Section 6.8 hereof and with the Trust Agreement, shall distribute from the amounts reserved for such purpose the Cash to which the holder of such Allowed Claim is entitled.

          2. On the date which is thirty (30) calendar days after the Claim Date, or with respect to any holder of an Allowed Unsecured Claim such later date as such holder complies with the provisions of Section
     11.5 hereof, the Trustee, in accordance with Section
     6.8 hereof and with the Trust Agreement, shall allocate and distribute any remaining Cash held in reserve to holders of Allowed Unsecured Claims.

     F. Timing of Distributions. Except as otherwise provided in this Article VI, or as may be ordered by the Court, all distributions shall be made on the respective Distribution Dates as specified in this Plan, or as soon as practical thereafter but no later than fifteen (15) calendar days after the respective
Distribution Dates, and all distributions shall be deemed timely made if made on such respective
Distribution Dates or within fifteen (15) calendar days after such respective Distribution Dates.

     G.        Disputed Payments.  In the event of any
dispute between and among the holders of Claims or Interests as to the right of any Person to receive or retain any payment or distribution to be made to such Person under this Plan, the party required to make the distribution may, in lieu of making such payment or distribution to such Person, instead hold such payment or distribution until the disposition thereof shall be determined by the Court.

     H. Delivery of Distributions in General. Except as hereinafter provided, distributions to holders of Allowed Claims, Preferred Stock Interests or Common
Stock Interests shall be made: (a) at the addresses set forth in the proofs of claim filed by such holders;
(b) at the addresses set forth in any written notices of address change delivered to the Debtors (or, after the Effective Date, the Trustee); or (c) if the information described in clauses (a) or (b) is not available, at the addresses reflected in the Debtors' schedules of liabilities or the stock register as maintained by or on behalf of Gander Mountain on the Equity Record Date.

     I.        Distributions Held by Trustee.  If the
distribution to any holder of an Allowed Claim, Preferred Stock Interest or Common Stock Interest is returned to the Buyer, the Trustee or any of the Debtors as undeliverable, no further distributions shall be made to such holder, but shall be retained by the Buyer or Trustee, as applicable, subject to Section
6.10 hereof, unless and until the Trustee or Buyer is notified in writing of such holder's then-current address, at which time all previously missed distributions shall be mailed to such holder.
Undeliverable distributions shall remain in the possession of the Trustee or Buyer, as applicable, subject to Section 6.10 hereof, until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in an interest-bearing bank account in the name of the Trustee or Buyer, as applicable, for the benefit of the potential Claimants of such funds.

     J. Undeliverable Distributions. Any holder of an Allowed Claim, (other than a Claim arising under 507(a)(8) of the Code), a Preferred Stock Interest or a Common Stock Interest that does not assert a right to receive a distribution of Cash pursuant to this Plan with respect to an undeliverable distribution within one (1) year after the applicable Distribution Date shall have its right to receive such undeliverable distribution discharged and shall be forever barred from asserting any such right for an undeliverable distribution against the Trustee, the Buyer, or the Debtors, or the property of the Debtors or the Buyer, or the Trust. To the extent that following all distributions required by the Plan any undeliverable
Cash is held by the Trust, the Trustee shall distribute such Cash Pro Rata to the holders of Allowed Class Five
Claims. Checks issued by the Trustee or Buyer in respect of distributions to the holders of Allowed
Claims shall be null and void if not cashed within sixty (60) calendar days of the date of issuance thereof. Requests for the reissuance of any check shall be made directly to the Trustee or Buyer, as applicable, by the holder of the Allowed Claim with respect to which such check was originally issued. Any
Claim or Interest in respect of such a check voided pursuant to this Section shall be made on or before the first anniversary of the applicable Distribution Date.
After such date, all Claims in respect of a check voided pursuant to this Section shall be discharged and forever barred. Nothing contained in this Plan shall require any of the Debtors, the Buyers or the Trustee to attempt to locate any holder of an Allowed Claim, a Preferred Stock Interest or a Common Stock Interest.

     K. Distributions of Fractional Cents. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to be nearest, lowest whole cent.
No consideration shall be provided in lieu of the fractional cents that are rounded down.

     L.        Full and Final Satisfaction.  Except as
otherwise expressly provided herein, full and complete performance by the Debtors hereunder shall be in full and final satisfaction, settlement, release and discharge of all Claims and Interests.

                      ARTICLE VII

              MEANS FOR IMPLEMENTING THE PLAN

          In addition to the provisions set forth
elsewhere in this Plan regarding the means of implementation, the following shall constitute the means of implementing this Plan.

VII.
     A.        Discharge of Liens on Property.  As of the
Effective Date, all Liens on or interests in the Debtors' property, or Property of the Estates, except to the extent granted pursuant to express agreement by the Buyer, upon the holder of the Lien receiving the distribution to which it is entitled pursuant to the Plan, are discharged pursuant to this Plan. Any Liens preserved pursuant to this Section, shall be preserved in the order of priority as said Liens have by operation of law.

     B. Corporate Action. On the Effective Date, the provisions contained in Article II hereof shall be implemented and the Restated Articles and Bylaws shall be effective. The following shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects, without any requirement of further action by either the shareholders or directors of the Debtors, and with like effect as if such actions had been taken by unanimous action of the shareholders and directors of the Debtors as applicable, and the entry of the Confirmation Order shall constitute approval of: (a) the Merger of GRS and GMO, into Gander Mountain, (b) adoption of the Restated Articles and Bylaws, (c) the election of the board of directors and officers of Gander Mountain delineated in Section 2.1(c), (d) the distribution of Cash; (e) the Holiday Agreement and all transactions necessary to implement the Holiday Agreement, (f) the creation of the Trust, and (g) the implementation of the other matters provided for under this Plan, including corporate action to be taken by or required of the Debtors, and all agreements and transactions provided for, or contemplated, in this Plan.

     C. Wind up. The Trustee is authorized to take all reasonable and necessary actions to wind up the affairs and corporate existence of the Debtors, including the filing of all documents required to be filed with state and federal officials in order to effectuate such wind up.

     D. Funding of Post Confirmation Expenses, Costs and Fees. As a part of its obligations under the Holiday Agreement, the Buyer has agreed to pay the reasonable fees, costs and expenses incurred by the Trustee in connection with the performance of the Trustee's duties, obligations and rights under the Plan and the Trust Agreement, including without limitation the fees, costs and expenses of professionals retained by the Trustee, expenses and costs incurred by the Advisory Committee, and the fees, expenses, costs, premiums and other expenses (other than overhead charges) incurred by the Trustee and the Trust. Said payment shall be by way of reimbursement, in that the Trust may advance its own expenses (including the fees, costs and expenses of the Trustee and the Trust's professionals) and the Trust shall periodically send requests for reimbursement of such fees, costs and expenses to the Buyer. The Court retains jurisdiction to determine any dispute as to the reasonableness of any such reimbursement request, and the Trustee may, by motion filed with the Court compel Buyer to pay any request for reimbursement of reasonable fees, costs and expenses of the Trust. This retention of jurisdiction is in addition to, and does not limit the provisions of, Article X of this Plan. Nothing herein shall create or be deemed to create an attorney-client or a fiduciary relationship by or among the Trustee, any employee, agent or professional retained by the Trustee, on the one hand, and the Buyer, on the other hand. The Trustee shall maintain reasonable reserves to pay fees, expenses and costs of the Trust and its professionals, pending the conclusion of these Cases and the entry of a final decree in each Case.

     E.        Resolution of Disputed Claims and Interests.

          1. The Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims and Interests, and any motions to compromise or settle such disputes.

          2.        Notice of any hearing or a dispute,
     compromise or settlement of a disputed Claim or Interest need only be given to the party making objection, the holder of such Disputed Claim or Interest, the Buyer and to the Trustee.

     F.        Distributions Provisions Relating to Disputed
Claims and Interests.

          1. Any Cash to which a holder of a Disputed Claim or Interest otherwise would be entitled if it were an Allowed Claim or Interest, shall not be distributed to the holder of such Claim or Interest unless and until it shall become an Allowed Claim or Interest.

          2. No holder of a Disputed Claim or Interest shall have any right to Cash reserved with respect to such Claim or Interest until such Disputed Claim or Interest shall become an Allowed Claim or Interest. In no event shall the Debtors, the Buyer, the Trust, or Trustee have any responsibility or liability for any loss or diminution in the value of any reserved distribution or for any amount deposited in the reserve.

          3. If, and to the extent, a Disputed Claim or Interest becomes an Allowed Claim or Interest, or with respect to any holder of such an Allowed Claim or Interest such later date as such holder complies with the provisions of Section 11.5 hereof, the Buyer or the Trustee, as the case may be, shall make distributions to such holder in accordance with this Plan.

          4. Notwithstanding any other provision of this Plan or the documents referred to by this Plan, the Advisory Committee may direct the Trustee to make one or more distributions to the holders of Disputed
     Claims, based on the distributions which such holders would otherwise be entitled to receive based on the undisputed portions of such Claims if their Claims had not been objected to, if any. This power of direction may not be used to select individual Disputed Claims for payment; the Advisory Committee may only direct the Trustee to make distributions on the undisputed portions of all Disputed Claims, or none at all.

     G.        Retention of Claims; Waiver of Certain
Avoidance Claims. Except as expressly provided to the contrary in this Plan, or any other contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with 1123(b) of the Code, all Claims and causes of action of the Debtors or either of them, including, but not limited to, Avoidance Claims, together with the proceeds thereof, are reserved for, assigned to, and shall be and remain property of the Trust provided, however, that upon the Effective Date of this Plan, all Avoidance Claims other than Avoidance
Claims based upon a failure to comply with the provisions of Chapter 406 of the Wisconsin Statutes
(The Uniform Commercial Code - Bulk Transfers) or for the avoidance of judgment or consensual liens against the Debtors or their property and receivers obtained thereon, shall be waived, relinquished and released without further action by the Debtors, the Trust or any other Person. Except as provided in the previous sentence, all Claimants shall be deemed to have assigned to the Debtors and to have waived, relinquished and released any and all of their rights and Claims, if any, in or to any Claims or causes of action of the Debtors or either of them and Avoidance
Claims.

     H. Claims Following Avoidance. Any person that is adversely affected by virtue of the recovery of property by any of the Debtors or the Trust on account of an Avoidance Claim and that wishes to make a Claim against any of the Debtors or the Trust arising therefrom, shall do so by filing with the Court and serving on the Trustee proof thereof within thirty (30) calendar days of either (i) the date of a Final Order of the Court directing the repayment to the Trust the amount the Court has determined is recoverable on account of such Avoidance Claim or (ii) the effective date of any agreement between such party in interest and either the applicable Debtor or the Trust which finally resolves such Avoidance Claim. Any such Claim not filed within such thirty (30) calendar day period shall be forever barred. The Trustee shall have until the Resulting Claim Date to object to such Claim. If the Trustee fails to object within the time provided herein, the Claim shall be an Allowed Unsecured Claim.

     I.        Post-Confirmation Exercise of Trustee's
Powers. After the Effective Date, the Trust as a representative of the Debtors' Estates, shall have and retain the powers of a trustee as prescribed by the Code for all purposes, including to seek recovery of property on account of Avoidance Claims which have not been released pursuant to Section 7.7 hereof. The
Trustee, subject to the control of the Advisory
Committee, is authorized to pursue or not to pursue and resolve any adversary proceeding or Avoidance Claim held by any Debtor prior to the Effective Date in any manner that the Trustee, in the exercise of its sound business judgment, deems advisable but subject to the control of the Advisory Committee. No party shall have any right whatsoever to compel the Trustee to pursue any Avoidance Claim or to make any Claim against the Trustee, its agents, employees or attorneys with respect to any action taken or not taken in connection with Avoidance Claims.

     J. Employment of Professionals. The Trustee is authorized without further Order of the Court to employ and compensate counsel and other professionals following the Effective Date on terms the Trustee deems appropriate for any purpose, including, without limitation, liquidation and collection of Avoidance
Claims, pursuit of any adversary proceeding filed prior to or subsequent to the Confirmation Date, and resolution of the Disputed Claims.

     K.        Releases.  The following releases are
provided in addition to certain releases provided elsewhere in this Plan.

          1. The Debtors and any successor thereto or any assign thereof, the Advisory Committee, the Trust, the Trustee, (to the extent that the Advisory Committee, the Trust, or the Trustee is a successor or assignee of the Debtors) and the Buyer hereby release and are permanently enjoined from any prosecution or attempted prosecution of any and all actions, causes of action, Claims, liabilities, demands and obligations of any kind or nature whatsoever either in law or in equity which any or all of them have, may have or claim to have against any present or former director, officer, agent, attorney, member or employee of any of the Debtors, provided however, that the foregoing will not operate as a waiver of or release from any action, cause of action, Claim, liability, demand or obligation arising out of any express contractual obligation owing by any such director, officer, agent, attorney or employee to any of the Debtors or any reimbursement obligations of any such director, officer or employee with respect to a loan or advance made by either of the Debtors to such director, officer, agent or employee.

          2. All parties in interest hereby release and are permanently enjoined from any prosecution or attempted prosecution of any and all actions, causes of action, Claims, liabilities, demands and obligations of any kind or nature whatsoever, either in law or in equity, to the extent derivative from or through the Debtors, which any party in interest either individually or collectively with other Persons has, may have or claim to have against any present or former director, officer, agent, attorney or employee of any of the Debtors.

     L. Payment of U.S. Trustee's Fees. All fees payable under 28 U.S.C. 1930 shall be paid by the Buyer on the Effective Date and thereafter as they accrue and become due.

     M. The Committee. The Committee shall dissolve on the Effective Date, whereupon its members, professionals and agents shall be released from further duties and responsibilities under the Bankruptcy Code in these cases. As provided for in Section 10.2 of this Plan, the Trustee shall be deemed to have substituted its appearance for the Committee with respect to any contested matter or adversary proceeding which is pending on the Effective Date. With the consent of the Trustee and the professionals, professionals employed by the Committee as of the Effective Date may represent the Trustee in such contested matters and proceedings and other matters, upon and after the Effective Date.

     N.        Closing of the Holiday Agreement.  The
Holiday Agreement shall be closed by the parties thereto as soon as possible after the Confirmation
Date, unless a party obtains a stay of the Confirmation
Order and posts a cash bond in an amount no less than $25,000,000 secured by good funds or negotiable securities acceptable to the clerk of the Court, or such other bond as the Court may approve after notice and a hearing.

                     ARTICLE VIII

       CONDITIONS PRECEDENT TO EFFECTIVENESS OF PLAN

VIII.
     A.        Conditions to the Effective Date.  The
occurrence of the Confirmation Date is a condition for this Plan to be effective and for the Effective Date to occur.

                         ARTICLE IX

          EXECUTORY CONTRACTS AND UNEXPIRED LEASES

IX.
     A.        Rejection of Contracts Not Listed on Exhibit.
To the extent that Executory Contracts have not previously been rejected, assumed, or assumed and assigned by Final Order of the Court entered prior to the Confirmation Date, all remaining Executory
Contracts other than those listed on Exhibit 9.2 hereto, or those assumed or rejected by virtue of other provisions of the Plan, shall be and are hereby rejected. Any party in interest that wishes to make a Claim arising out of the rejection of an Executory
Contract pursuant to this Plan shall do so by filing with the Court and serving on the Trustee proof thereof within thirty (30) calendar days of the Confirmation
Date or be forever barred. The Trustee shall have until the Rejection Claim Date to object to such Claim.
If there shall be no objection filed within the time provided herein, the Claim shall be an Allowed
Unsecured Claim. Any personal property that is the subject of a rejected Executory Contract may be recovered by the party to such Executory Contract upon reasonable notice to the Buyer and the Trustee during normal business hours after the Confirmation Date at such party's sole cost unless the Buyer and the Trustee and such party agree upon an agreement allowing the Trustee and/or the Buyer to retain such property.

          B.        Contracts Assumed without Modification.  Any
Executory Contracts identified on Exhibit 9.2 are hereby assumed and assigned to Buyer as described on
Exhibit 9.2 attached hereto. To the extent that it is necessary to make a payment to cure any default in order to assume any Executory Contract identified on
Exhibit 9.2 pursuant to 365 of the Code, said payment shall be made by the Buyer on the Effective Date.

                         ARTICLE X

                 RETENTION OF JURISDICTION

          Until the Chapter 11 Cases are closed, the Court may retain jurisdiction to insure that the purpose and intent of this Plan are carried out, and to hear and determine all Claims against the Debtors and the Trust and to enforce all causes of action which may exist on behalf of the Debtors. In addition, the Court may retain jurisdiction to amend or modify the Plan to the extent and under the circumstances that the Court deems appropriate, as permitted by the Bankruptcy Code and Rules.

          Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Court may also retain jurisdiction for the following purposes:

X.
     A.        Disputes Concerning Plan.  To hear and
determine any dispute arising under this Plan, any disputes with respect to distributions made pursuant to this Plan, the Holiday Agreement, or the Trust
Agreement;

     B. Adjudication. To adjudicate any adversary proceedings or contested matter which may be commenced or maintained pursuant to this Plan, including, without limitation, any adversary proceeding or contested matter with respect to an Avoidance Claim, proceedings to adjudicate the allowance of Disputed Claims and all controversies and issues arising from or relating to any of the foregoing; provided, however, that the Trust shall be deemed to have substituted itself for the Debtor(s) and/or the Committee in any such proceeding, without the need of further action by any party or entry of Court order;

     C. Effectuate Plan. To make such orders as are necessary or appropriate to carry out the provisions of this Plan;

    D. Plan Implementation Power. To make such other orders or give such direction as may be appropriate under 1142 of the Code;

     E. Claim and Interest Allowance. To adjudicate all Claim objections or estimations filed by the Trustee or other parties in interest in the Chapter 11
Cases and to determine the allowability of Claims and Interests;

     F. Plan Amendment. To consider and order any amendments to the Plan as may be requested pursuant to
Section 11.1 of this Plan;

     G. Executory Contracts. To hear and determine all requests to assume or assume and assign, and all Claims arising from the rejection of, Executory
Contracts;

     H.        Administrative Expenses.  To hear and
determine all applications or requests for payment of Claims entitled to priority under 507(a)(1) of the Code, including fee applications or fee disputes involving the fee applications of professionals employed during the Chapter 11 Cases for services rendered prior to confirmation of the Plan;

     I.        Enforce Orders.  To enforce all orders
previously entered by the Court;

     J. Consummation. To implement the provisions of this Plan and enter orders in aid of confirmation and consummation of the Plan including such orders as may be requested by the Trustee and/or the Buyer under this Plan; and

     K.        Final Decree.  To enter a final decree
closing the Chapter 11 Cases.

                      ARTICLE XI

                  MISCELLANEOUS PROVISIONS

XI.
     A. Amendment or Modification of Plan. Prior to the entry of the Confirmation Order, the Proponents of this Plan may jointly propose amendments or modifications to this Plan in accordance with the Code upon notice to those Creditors and parties in interest as required. After confirmation of the Plan, with the approval of the Court, and without the necessity of approval of a Disclosure Statement, the Trustee at the direction of the Advisory Committee may propose amendments or modifications to the Plan to remedy any defect, omission or inconsistency in the Plan or in the Confirmation Order in such manner as may be necessary to carry out the purposes and effect of the Plan.

     B.        Effective Date.  The Plan shall become
effective upon the Effective Date.

     C. Revesting of Property of the Estate. Except as otherwise expressly provided in the Plan, or the Holiday Agreement, on the Effective Date, the Buyers shall be vested with the property of the Debtors and the property of the Estates transferred to the Buyer pursuant to the Holiday Agreement free and clear of all Claims, Liens, encumbrances, charges and other interests of Creditors and holders of Interests. After the Effective Date, the Trust may operate free of any restrictions imposed by the Code or the Court except as specifically authorized by the Plan.

     D.        Equity Record Date.  As of the Equity Record
Date, with respect to Common Stock Interests and Preferred Stock Interests, the transfer ledgers or registers and any other records determining record ownership of Gander Mountain Stock and Gander Mountain
Preferred Stock shall be closed and there shall be no further changes in the record holders of Common Stock
Interests and Preferred Stock Interests. For purposes of the treatment provided to the holders of Common
Stock Interests and Preferred Stock Interests pursuant to Section 5.6 and Section 5.7 hereof, Gander Mountain shall have no obligation to recognize any thereafter occurring transfers of Preferred Stock Interests and Common Stock Interests, but shall be entitled instead to recognize only those Persons who were holders of Preferred Stock Interests and Common Stock Interests as of the close of business on the Equity Record Date.

     E. Surrender of Pre-Petition Securities and Evidences of Indebtedness and Cancellation of Securities.

          1. As a condition to participation under the Plan, (i) a holder of a security that desires to receive the property to be distributed on account of an Interest evidenced by such security, and (ii) the holder of a note, debenture or other evidence of indebtedness of any or all of the Debtors that desires to receive the property to be distributed on account of an Allowed Claim based on such note, debenture or other evidence of indebtedness shall surrender such security, note, debenture or other evidence of indebtedness to the Trustee or Buyers, as applicable, and shall execute and deliver such other documents as are necessary to effectuate the Plan (including, without limitation, releases of Liens and security interests securing such note, debenture or other evidence of indebtedness for public recordation). If no surrender of such a security, note, debenture or other evidence of indebtedness occurs, and an Interest holder or a Claimant, as applicable, does not provide an affidavit in form and substance reasonably satisfactory to the Trustee or Buyer, as applicable, that such security, note, debenture or other evidence of indebtedness was lost, stolen or destroyed, then no distribution may be made to any Interest holder or Claimant whose Claim is based on such security, note, debenture or other evidence of indebtedness thereof.

          2. Holders of securities, notes, debentures or other evidences of indebtedness who fail, promptly, but within the time prescribed by 1143 of the Code, to surrender such securities, notes, debentures, or other evidences of indebtedness or to provide an acceptable affidavit that such security, note, debenture or other evidence of indebtedness is lost, stolen or destroyed, shall not participate in the distributions under the Plan. In such an event, the distributions otherwise distributable to such holders, together with accrued interest, dividends or distributions thereon, will become the property of and shall be released to the Trust to be distributed Pro Rata to holders of Allowed Class Five Claims.

          3.        All Common Stock Interests, Preferred Stock,
     Pre-Petition Warrants and Pre-Petition Stock Options shall be cancelled as of the Effective Date; provided, however, that the right to receive distributions pursuant to this Plan shall survive such cancellation.

     F. Withdrawal of Plan. The Proponents reserve the right, at any time prior to entry of the Confirmation Order, to revoke and withdraw the Plan;
provided, however, the Debtors may unilaterally withdraw the Plan if they are required by their fiduciary duties to do so. If the Debtors or the Proponents revoke or withdraw the Plan prior to entry of the Confirmation Order, or if entry of the Confirmation Order does not occur, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

     G.        Distributions Made On Business Days.
Whenever any distribution to be made under the Plan is due on a day other than a Business Day, such distribution will instead be made, without interest, on the next Business Day.

     H. Headings. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

     I. Successors and Assigns. The rights, benefits and obligations of any Person named or referred to in the Plan will be binding upon, and will inure to the benefit of, the heir, executor, administrator, successor or assign of such Person.

     J.        Release Relating to Plan and Disclosure
Statement.  Neither the Debtors, the Buyers, the
Committee, nor any of the Persons which have been appointed pursuant to 1102 of the Code to serve as a member of the Committee, nor any of the respective attorneys, agents, advisors or representatives of or for any or all of the Debtors, Buyers, or the Committee, shall have or incur any liability or obligation of any kind to any Creditor, any Debtor, the Committee or any other Person or entity for any act, omission or other occurrence taking place on or prior to the Effective Date in connection with or arising out of the formulation, preparation, approval or dissemination of the Disclosure Statement or the formulation, preparation, dissemination, implementation, confirmation, consummation or administration of the Plan or the property to be distributed under the Plan, or any other matter relating to these Chapter 11 Cases except to the extent any such liability or obligation arises out of such Person's or entity's failure to act in good faith, provided, however, that nothing in this Section 11.10 shall in any way affect the rights of any party to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder.

     K. Applicable Law. Unless a rule of law or procedure is supplied by (a) federal law (including the Code and the Rules of Bankruptcy Procedure) or (b) an express choice of law provision in any agreement, document or instrument, the laws of the State of Wisconsin shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

     L.        Severability.  If prior to the Confirmation
Hearing, any term or provision of the Plan which does not govern the treatment of Claims or Interests is held by the Court to be invalid, void or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practical, consistent with the original purpose of the terms or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     M. Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Rule of Bankruptcy Procedure 9006(a) will apply.

     N.        Plan Provisions Not Admissions.
Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by any Debtor or the Committee with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claim's classification.

     O. Counterparts. This Plan may be executed in any number of counterparts, each of which shall constitute an original, all of which, together, shall constitute one and the same instrument.


                        ARTICLE XII

                    CONFIRMATION REQUEST

          The Debtors request confirmation of this Plan under 1129(b) of the Code if any impaired Class does not accept this Plan.

          Dated this 16th day of December, 1996.



                                        GANDER MOUNTAIN, INC., Debtor


                                        By:

                                        GMO, INC., Debtor


                                        By:


                                        GRS, INC., Debtor


                                        By:

                                        HOLIDAY STATIONSTORES, INC.,
                                        Buyer


                                        By:


                                        OFFICIAL COMMITTEE OF
                                        UNSECURED CREDITORS


                                        By:

                                        GODFREY & KAHN, S.C.
                                        Attorneys for GANDER MOUNTAIN, INC.


                                        By:
                                        Howard A. Schoenfeld
                                        780 North Water Street
                                        Milwaukee, WI 53202-3590
                                        (414) 273-3500

                                        QUARLES & BRADY
                                        Attorneys for GRS, INC.


                                        By:
                                        Andrew M. Barnes
                                        411 East Wisconsin Avenue
                                        Milwaukee, WI 53202
                                        (414) 277-5000

                                        MCNALLY, MALONEY & PETERSON, S.C.
                                        Attorneys for GMO, INC.


                                        By:
                                        Michael S. Polsky, Esq.
                                        2600 North Mayfair Road, Suite 1080
                                        Milwaukee, WI 53226
                                        (414) 257-3399

                                        FAEGRE & BENSON
                                        Attorneys for HOLIDAY
                                         STATIONSTORES, INC.


                                        By:
                                        Dennis M. Ryan, Esq.
                                        2200 Norwest Center
                                        90 South Seventh Street
                                        Minneapolis, MN 55402-3901
                                        (612) 336-3000

                                        HOLLEB & COFF, Attorney for
                                        Official Committee


                                        By:
                                        Bruce Dopke, Esq.
                                        55 East Monroe Street, Suite 4100
                                        Chicago, IL 60603-5896
                                        (312) 807-4600


                                        VON BRIESEN, PURTELL &
                                        ROPER, S.C., Local Attorney for
                                        Committee


                                        By:
                                        Randall D.Crocker, Esq.
                                        411 East Wisconsin Avenue, Suite 700
                                        Milwaukee, WI 53202
                                        (414) 276-1122
                       APPENDIX

                       DEFINED TERMS

     A.        "Administrative Expense Claim" shall mean any
Claim or request for payment made or arising pursuant to 503 of the Code including, but not limited to, all amounts due under the DIP Financing Documents and the DIP Financing Orders.

     B. "Advisory Committee" shall have the meaning assigned to such term in Section 2.6.

     C.        "Allowed" shall mean:

          1.        with respect to a Claim, other than an
Administrative Expense Claim:

               a) that proof of such Claim has been filed with the Court on or before the Bar Date, or within the time frame fixed by this Plan if such Claim is either (A) a Claim arising out of the recovery of property by either of the Debtors on account of an Avoidance Claim or (B) a Claim arising from the rejection of an Executory
          Contract pursuant to this Plan, to the extent that any of the foregoing is not otherwise a Disputed Claim;

               b) that such Claim is scheduled in the Debtors list of Creditors prepared and filed with the Court and not listed as disputed, contingent or unliquidated as to amount, to the extent that it is not otherwise a Disputed Claim; or

               c) that such Claim is otherwise allowed pursuant to a Final Order of the Court; and

          2.        with respect to an Administrative Expense
Claim:

               a) that an application for payment of such Administrative Expense Claim, if required under the Code, hereunder, or by order of the Court, has been filed with the Court on or before any applicable deadlines set by the Court, and such application has been approved and allowed by Final Order of the Court;

               b) that such Administrative Expense Claim is not subject to dispute and has become due and owing in the ordinary course of the Debtors' business;

               c) that such Administrative Expense Claim arises by virtue of the assumption of an Executory Contract pursuant to 365 of the Code, which assumption has been approved by Final Order of the Court; or

               d) that such Administrative Expense Claim of CIT arises from the DIP Financing Documents and the DIP
          Financing Orders (subject to the Debtors' right to dispute any components of such Claim in accordance with the terms of the DIP Financing Documents and the DIP
          Financing Orders).

     D. "Allowed Administrative Expense Claim" shall mean an Administrative Expense Claim which is Allowed.

     E. "Allowed Claim" shall mean a Claim which is Allowed.

     F. "Allowed Interest" shall mean an Interest which is Allowed.

     G.        "Allowed Priority Claim" shall mean a
Priority Claim which is Allowed.

     H.        "Allowed Secured Claim" shall mean a Secured
Claim which is Allowed.

     I. "Allowed Unsecured Convenience Claim" shall mean an Unsecured Convenience Claim which is Allowed.

     J.        "Allowed Unsecured Claim" shall mean an
Unsecured Claim which is Allowed minus any Insured
Portion.

     K. "Avoidance Claim" shall mean a claim or cause of action made under or pursuant to 544, 545, 546, 547, 548, 549 or 550 of the Code.

     L. "Ballot" shall mean the ballot distributed soliciting votes to accept or reject the Plan.

     M. "Bar Date" shall mean the date established by Final Order as the last date for filing proofs of claim against the Debtors, except (a) as extended by Final
Order of the Court, and (b) with respect to Claims arising from the rejection of an Executory Contract
(other than Executory Contracts rejected pursuant to this Plan), the date established by the Court's order authorizing such rejection, but in no event prior to the date otherwise generally established by Final
Order.

     N.        "Business Day" shall mean any day except
Saturday, Sunday or any other day on which commercial banks are authorized by law to close in the State of Wisconsin.

     O.        "Buyer" shall mean Holiday.

     P.        "Cash" shall mean cash, cash equivalents
(including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified check and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

     Q.        "Chapter 11 Cases" or "Cases" shall mean the
Chapter 11 bankruptcy reorganization cases, In re
Gander Mountain, Inc., Case No. 96-26478-RAE, In re
GMO, Inc., Case No. 96-26480-RAE, and In re GRS, Inc.,
Case No. 96-26479-RAE, in the United States Bankruptcy
Court for the Eastern District of Wisconsin.

     R.        "CIT" shall mean the CIT Group/Business
Credit, Inc.

     S. "Claims" shall have the meaning assigned to such term in 101 of the Code.

     T.        "Claim Date" shall mean the date which is ten
(10) calendar days following the date on which (a) all Disputed Claims that are Class Four or Class Five
Claims are either resolved pursuant to a Final Order of the Court or the objection to the allowance thereof or application to limit the recovery thereon has been withdrawn and (b) all Avoidance Claims which are not released or waived by the Plan are either resolved pursuant to a Final Order of the Court or released or waived.

     U.        "Claimant" shall mean the holder of a Claim.

     V. "Class" shall mean a category of holders of Claims or Interests defined in Article III hereof.

     W. "Class One" shall have the meaning assigned to such term in Section 3.3 hereof.

     X. "Class Two" shall have the meaning assigned to such term in Section 3.4 hereof.

     Y. "Class Three" shall have the meaning assigned to such term in Section 3.5 hereof.

     Z. "Class Four" shall have the meaning assigned to such term in Section 3.6 hereof.

     AA.       "Class Five" shall have the meaning assigned
to such term in Section 3.7 hereof.

     BB.       "Class Six" shall have the meaning assigned
to such term in Section 3.8 hereof.

     CC.       "Class Seven" shall have the meaning assigned
to such term in Section 3.9 hereof.

     DD.       "Class Eight" shall have the meaning assigned
to such term in Section 3.10 hereof.

     EE.       "Class Nine" shall have the meaning assigned
to such term in Section 3.11.

     FF.       "Class Ten" shall have the meaning assigned
to such term in Section 3.12.

     GG.       "Class Eleven" shall have the meaning
assigned to such term in Section 3.13.

     HH.       "Code" shall mean Title 11 of the United
States Code, as in effect as of the Filing Date.

     II. "Committee" shall mean the Official Committee of Unsecured Creditors of Gander Mountain, Inc.
appointed by the Office of the United States Trustee for the Eastern District of Wisconsin to serve in Case
No. 96-26478-RAE.

     JJ.       "Common Stock Interest" shall mean any and
all interest in the Gander Mountain Stock, other than any Pre-Petition Stock Options, Pre-Petition Warrants, or any conversion rights granted to the holders of Preferred Stock and any treasury stock.

     KK.       "Confirmation Date" shall mean the date the
Confirmation Order becomes entered on the docket of the Court.

     LL.       "Confirmation Hearing" shall mean the hearing
held by the Court, after notice, on confirmation of the Plan.

     MM.       "Confirmation Order" shall mean the order of
the Court confirming the Plan pursuant to 1129 of the Code.

     NN.       "Contingent Claim" shall mean any Claim or
any portion thereof for which a proof of Claim has been, or can be reasonably anticipated to be, timely filed with the Court, to the extent that the amount thereof is either contingent or not liquidated and which has not been disallowed or Allowed in a sum certain by a Final Order of the Court and any Claim against either of the Debtors which may result from the recovery of property by either of the Debtors on account of an Avoidance Claim.

     OO.       "Convenience Claims Estimate" shall have the
meaning assigned to such term in Section 6.3.

     PP.       "Court" shall mean, as appropriate, either
the United Stated Bankruptcy Court for the Eastern
District of Wisconsin, including the United States
Bankruptcy Judge presiding in the Chapter 11 Cases or the United States District Court for the Eastern
District of Wisconsin, including the United States
District Judge presiding over any matter in the Chapter
11 Cases.

     QQ.       "Creditor" shall mean any creditor of any or
all of the Debtors as defined in 101 of the Code.

     RR.       "Debtors" shall mean Gander Mountain, GMO and
GRS, collectively.

     SS.       "DIP Financing Documents" shall mean that
certain "Revolving Credit Agreement," dated August 12,
1996, entered into by the Debtors and CIT, together with all agreements, documents and amendments executed in connection therewith.

     TT.       "DIP Financing Orders" shall mean the Final
Order authorizing the Debtors to incur post-petition secured indebtedness and each of the interim orders which are referenced in such orders, as such orders have been, and may be, amended and modified from time to time during the Chapter 11 Cases by further orders of the Court.

     UU.       "Disclosure Statement" shall mean that
certain Disclosure Statement Relating to Second Amended
Joint Plan of Reorganization filed by the Debtors in the Chapter 11 Cases and approved by order of the Court as containing adequate information in accordance with the Code.

     VV. "Disputed Claim" shall mean (a) that portion of any Claim as to which an objection to the allowance thereof has been interposed, or an application to equitably subordinate or otherwise limit recovery has been made, as of the Effective Date or any other date fixed by order of the Court and which objection or application has not been either withdrawn or determined by a Final Order of the Court, or (b) a Contingent
Claim.

     WW.       "Distribution Date" shall mean any date on
which a distribution is required to be made under this Plan.

     XX. "Effective Date" shall mean the date that all conditions precedent to the effectiveness of the Plan, as provided in Article VIII, have been satisfied.

     YY.       "Employee Stock Options" shall mean any
shares of restricted stock, options, warrants, or other rights to acquire shares of Gander Mountain Stock issued or granted to employees, officers or directors, both present and former, of any of the Debtors.

     ZZ.       "Equity Record Date" shall mean the
Confirmation Date.

     AAA.      "Estates" shall mean the estates of the
Debtors created in the Chapter 11 Cases by operation of 541 of the Code.

     BBB.      "Executory Contract" shall mean an executory
contract or unexpired lease within the meaning of 365 of the Code.

     CCC.      "Filing Date" shall mean August 9, 1996.

     DDD.      "Final Order" shall mean an order or a
judgment which has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or seek review, reargument or rehearing has expired and has not been extended and as to which no appeal or petition for certiorari, review or rehearing is pending, or (b) if an appeal, review, reargument, rehearing or certiorari of the order or judgment has been sought, the order or judgment has been affirmed or the request for review, reargument, rehearing or certiorari has been denied and the time to seek a further appeal, review, reargument, rehearing or certiorari has expired, as a result of which such order or judgment shall have become final and nonappealable in accordance with applicable law.

     EEE.      "GAAP" shall mean generally accepted
accounting principles in the United States of America in effect from time to time.

     FFF.      "Gander Mountain" shall mean Gander Mountain,
Inc., a Wisconsin corporation.

     GGG.      "Gander Mountain Preferred Stock" or
"Preferred Stock" shall mean the Series A Redeemable
Cumulative Convertible Exchangeable Preferred Stock,
$0.10 par value, of Gander Mountain.

     HHH.      "Gander Mountain Stock" shall mean the Voting
Common Stock, $0.01 par value, of Gander Mountain, authorized under the articles of incorporation of Gander Mountain in effect as of the Filing Date, registered in such stock register as may be maintained by or on behalf of Gander Mountain.

     III.      "GMO" shall mean GMO, Inc., a Wisconsin
corporation.

     JJJ.      "GMO Equity Interests" shall mean any and all
interests in the common stock of GMO as of the Filing
Date.

     KKK.      "GRS" shall mean GRS, Inc., a Wisconsin
corporation.

     LLL.      "GRS Equity Interests" shall mean any and all
interests in the common stock of GRS as of the Filing
Date.

     MMM.      "Holiday" shall mean Holiday Stationstores,
Inc., a Minnesota corporation.

     NNN.      "Holiday Agreement" shall mean the Purchase
Agreement by and among Gander Mountain, GRS, GMO, and
Holiday which is attached to the Plan as Exhibit 2.3.

     OOO.      "Harris" shall mean Harris Trust and Savings
Bank.

     PPP.      "Harris Merchant Agreement" shall mean the
Merchant Agreement dated as of March 2, 1992 between
Harris and Gander Mountain as the same may be amended from time to time.

     QQQ.      "Insured Portion" shall mean that portion of
any Unsecured Claim which is Allowed by the Court which is payable from the proceeds of any insurance maintained by any or all of the Debtors, to the extent such payment is not reimbursable by either Debtor to the payor.

     RRR.      "Initial Distribution Date" shall mean a date
selected by the Trustee which shall not be more than forty-five (45) days after the Effective Date.

     SSS.      "Insiders" shall have the meaning ascribed to
such term in 101 of the Code.

     TTT.      "Intercompany Claims" shall mean,
collectively, any and all (a) accounts on the books of the Debtors reflecting intercompany book entries by one
Debtor with respect to another Debtor, and (b) Claims otherwise held by one Debtor against another Debtor.

     UUU.      "Interest" shall mean any interest in any of
the Debtors including all Common Stock Interests,
Preferred Stock Interests, all GMO Equity Interests, all GRS Equity Interests, Pre-Petition Warrants, and all Pre-Petition Stock Options.

     VVV. "Merger" shall have the meaning assigned to such term in Section 2.1.

     WWW.      "Lien" shall have the meaning assigned to
such term in the Code.

     XXX. "Month(ly)" shall mean (of or relating to) any calendar month.

     YYY.      "Old Lenders" shall mean Bank One, Wisconsin
(f/k/a Bank One, Milwaukee, National Association),
Firstar Bank Milwaukee, N.A., LaSalle National Bank,
NBD Bank, and Harris.

     ZZZ.      "Person" shall have the meaning assigned to
such term in 101 of the Code.

     AAAA.          "Plan" shall mean this Second Amended
Joint Plan of Reorganization, including any modifications, attachments, exhibits, amendments or corrections hereto.

     BBBB.          "Preferred Stock Interest" shall mean
any and all interest in the Gander Mountain Preferred
Stock.

     CCCC.          "Pre-Petition Stock Option" shall mean
any option or other security issued prior to the Filing
Date which entitles the holder thereof to acquire an equity interest in Gander Mountain, including, without limitation, Employee Stock Options, and any Claims arising thereunder.

     DDDD.          "Pre-Petition Warrant" shall mean any
warrant issued prior to the Filing Date to purchase an equity interest in Gander Mountain and any Claims arising thereunder.

     EEEE.          "Priority Claim" shall mean a Claim
having priority by virtue of 507(a) of the Code, including, without limitation, an Administrative
Expense Claim.

     FFFF.          "Proponents" shall mean Gander Mountain,
GRS, GMO, the Committee and Holiday.

     GGGG.          "Pro Rata" shall mean:

          1. for purposes of the distributions to be made to the holders of Allowed Unsecured Claims pursuant to Sections 5.5(a) and (b) hereof, with respect to each holder of such a Claim, that proportion which its Allowed Unsecured Claim bears to the sum of the aggregate amount of all Allowed Unsecured Claims as of the Effective Date plus the amount of all Disputed
     Claims as of the Effective Date;

          2. for purposes of the distributions of Cash to be made to the holders of Allowed Unsecured Claims pursuant to Sections 5.5(c) and 6.5(b) hereof, with respect to each holder of such a Claim, that proportion which its Allowed Unsecured Claim bears to the sum of the aggregate amount of all Allowed Unsecured Claims;

          3. with respect to each holder of a Preferred Stock Interest or a Common Stock Interest, that proportion which the number of shares of Gander
     Mountain Stock or Gander Mountain Preferred Stock, as applicable held of record by such holder as of the Equity Record Date bears to the aggregate number of issued and outstanding shares of Gander Mountain Stock or Gander Mountain Preferred Stock, as applicable, as of the Equity Record Date.

     HHHH.          "Property of the Estate" shall have the
meaning assigned to such term in 541 of the Code.

     IIII.          "Rejection Claim Date" shall mean the
date which is fifteen (15) calendar days after the later to occur of the date of the filing and actual receipt by the applicable Debtor or Trustee of the applicable proof of Claim pursuant to Section 9.1 hereof.

     JJJJ.          "Restated Articles and Bylaws" shall
have the meaning assigned to such term in Section
2.1(b).

     KKKK.          "Resulting Claim Date" shall mean the
date which is fifteen (15) calendar days after the later to occur of the date of the filing and actual receipt by the Trustee or Debtor as applicable of the applicable proof of Claim pursuant to Section 7.8 hereof.

     LLLL.          "Secured Claim" shall mean a Claim
arising on or before the Filing Date (or thereafter with approval of the Court) that is secured by a valid
Lien on property in which either of the Estates has an interest which is not void or voidable under any state or federal law including any provision of the Code, or a Claim that is subject to set off under 553 of the Code, but only to the extent of the value (which is either agreed to by the Debtors pursuant to this Plan, or in the absence of agreement, has been determined under 506 of the Code by a Final Order) of the interest of the holder of such Claim in the interest of either of the Estates in such property or to the extent of an amount subject to setoff. That portion of a Claim which is not a Secured Claim shall be a Priority
Claim or an Unsecured Claim as appropriate.

     MMMM.          "Transfer" shall have the meaning
assigned to such term in 101 of the Code.

     NNNN.          "Trigger Event" shall have the meaning
assigned to such term in Section 5.6.

     OOOO.          "Trust Agreement" shall mean the Trust
Agreement to be executed by and among the Debtors and the Trustee on the Confirmation Date substantially in the form of Exhibit 2.2.

     PPPP.          "Trust" shall mean the Trust established
pursuant to the Trust Agreement.

     QQQQ.          "Trustee" shall be either Alejandro D.
Moglia, William H. Grabscheid or Scott Peltz and shall be selected by a majority vote of the following: the Committee (which shall have two votes), the Buyer
(which shall have two votes), and the Debtors (which shall have one vote). The Trustee shall be selected prior to the Confirmation Hearing and shall be designated in the Confirmation Order.

     RRRR.          "Unsecured Claim" shall mean a Claim
which is not an Administrative Expense Claim, a Secured
Claim, a Priority Claim, or an Unsecured Convenience
Claim.

     SSSS.          "Unsecured Convenience Claim" shall mean
a Claim in the amount of not more than $1,000
(including any Claim exceeding $1,000 which the holder thereof irrevocably elects on the Ballot to reduce to the amount of $1,000 for all purposes relating to the
Plan) which is not an Administrative Expense Claim, a Secured Claim or a Priority Claim.

     TTTT.          "Unsecured Creditors Cash Distribution
Amount" shall mean $18,500,000, plus $500,000 in the event that the Trigger Event occurs and is continuing as of the Effective Date, less the sum of (a) the amount of Cash distributed to holders of Class Four
Claims that are Allowed as of the Effective Date, plus
(b) the Convenience Claims Estimate.


                          EXHIBITS


               Exhibit 2.1(b)(i)   Amendment to Gander
Mountain, Inc. Articles of Incorporation

               Exhibit 2.1(b)(ii)  Amendment to Gander
Mountain, Inc. Bylaws

     Exhibit 2.2         Trust Agreement

     Exhibit 2.3         Purchase Agreement

     Exhibit 9.2         Executory Contracts Assumed
and Assigned to the Buyer

MW1-51300-1
MW1-63157-1

        AMENDMENT TO ARTICLES OF INCORPORATION
               OF GANDER MOUNTAIN, INC.

     THIS AMENDMENT TO ARTICLES OF INCORPORATION of
GANDER MOUNTAIN, INC., has been approved pursuant to the Order Confirming Plan dated [Confirmation Date] entered in IN RE GANDER MOUNTAIN, INC., Case No. 96-
26478-RAE (U. S. Bankruptcy Court for the Eastern
District of Wisconsin).  The United States Bankruptcy
Court for the Eastern District of Wisconsin had jurisdiction in such proceeding pursuant to 11 U.S.C.
101 et. seq. and 28 U.S.C. 157.  This Amendment to
Articles of Incorporation shall amend the existing
Articles of Incorporation of Gander Mountain, Inc., a
Wisconsin corporation,  as follows:

     1. Article II of the Articles of Incorporation shall be amended and restated in its entirety to read as follows:

                      ARTICLE II

     The name of the Corporation is GMI of Wisconsin, Inc.

     2.   A new Section C shall be added to the end of
Article III of the Articles of Incorporation to read in its entirety as follows:

          C.   Limitation on Issuance of Certain Equity
     Securities. Notwithstanding any other provision of these Articles of Incorporation, so long as the Corporation shall remain subject to the limitations on issuance of non-voting equity securities contained in 1123(a)(6) of the United States Bankruptcy Code, or any successor statute thereto, the Corporation shall not issue any such securities in contravention of such limitations.

     Executed in duplicate as of the _____ day of __________, 1997.

                              GANDER MOUNTAIN, INC.


                              By:
                              Name:
                              Title:
This instrument was drafted by:
Kristin A. Roeper
GODFREY & KAHN, S.C.
780 North Water Street
Milwaukee, WI  53202                                  MW2-59133-1

                 AMENDMENT TO BY-LAWS
               OF GANDER MOUNTAIN, INC.


     THIS AMENDMENT TO BY-LAWS of GANDER MOUNTAIN,
INC., has been approved pursuant to the Order
Confirming Plan dated [Confirmation Date] entered in IN
RE GANDER MOUNTAIN, INC., Case No. 96-26478-RAE (U. S.
Bankruptcy Court for the Eastern District of
Wisconsin).  The United States Bankruptcy Court for the
Eastern District of Wisconsin had jurisdiction in such proceeding pursuant to 11 U.S.C. 101 et. seq. and 28
U.S.C. 157. This Amendment to By-Laws shall amend the existing By-Laws of Gander Mountain, Inc., a Wisconsin corporation, as follows:

          1. Section 3.01. of Article III of the By-Laws shall be amended and restated in its entirety to read as follows:

               Section 3.01.  General Powers and
     Number. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. From and after [Effective Date], the number of directors of the Corporation shall be one.

          2. Article VI of the By-Laws shall be amended and restated in its entirety to read as follows:

                      ARTICLE IV

                       OFFICERS


          Section 4.01.  Appointment.  From and after
     [Effective Date], the sole principal officer of the Corporation shall be a President. The
     President shall be appointed by the Board of Directors.

          Section 4.02.  Resignation and Removal.  The
     President shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. The
     President may resign at any time by delivering an appropriate written notice to the Corporation.
     The resignation is effective when the notice is delivered, unless the notice specifies a later effective date, and the Corporation accepts the later effective date. The President may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the President and the Corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

          Section 4.03.  Vacancy.  In the event of a
     vacancy in the office of President because of death, resignation, removal or otherwise, the vacancy may be filled by the Board of Directors.
     If a resignation is effective at a later date, the Board of Directors may fill the vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.

          Section 4.04.  Duties of the President.  The
     President shall be the chief executive officer and chief operating officer of the Corporation, subject to the control of the Board of Directors.
     The President shall, in general, supervise and control all of the business and affairs of the Corporation. He or she shall preside at all meetings of the shareholders and of the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold offices at the discretion of the President. In general, he or she shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 4.05.  Salary.  The salary of the
     President shall be fixed from time to time by the Board of Directors, and the President shall not be prevented from receiving such salary by reason of the fact that the President is also a director the Corporation.


MW2-59201-1

                    TRUST AGREEMENT


     This Trust Agreement (this "Agreement") is by and between Remington Arms Co., not individually but solely in its capacity as Chair of the Official Committee of Unsecured Creditors (the "Committee") of Gander
Mountain, Inc. ("GMI"), GMI a Wisconsin corporation and debtor in possession, GRS, Inc., a Wisconsin corporation and debtor in possession ("GRS") and GMO, Inc., a Wisconsin corporation and debtor in possession
("GMO") (GMI, GRS and GMO are sometimes collectively referred to herein as the "Debtors"), and Holiday
Stationstores, Inc. ("Holiday"), as settlors and Scott
Peltz (the "Trustee"), pursuant to the Second Amended
Joint Plan of Reorganization of the Committee, Holiday,
GMI, GRS and GMO dated December 16, 1996 as modified by the Modification to Second Amended Joint Plan of
Reorganization of GMI, GRS, GMO, the Committee, and
Holiday filed on January 21, 1997.

     WHEREAS on August 9, 1996, the Debtors filed bankruptcy cases seeking to reorganize under the provisions of Chapter 11 of the United States
Bankruptcy Code (the "Code");

     WHEREAS on December 16, 1996, the Committee,
Holiday and the Debtors filed a Second Amended Joint
Plan of Reorganization, and on January 21, 1997, a
Modification to Second Amended Joint Plan of
Reorganization (collectively, the "Plan") with the United States Bankruptcy Court for the Eastern District of Wisconsin (the "Court") which Plan contemplates the sale by the Debtors of substantially all of their assets and business to Holiday, pursuant to the provisions of a purchase agreement (the "Purchase
Agreement") annexed to the Plan;

     WHEREAS the Court has entered a confirmation order
(the "Confirmation Order") approving the Plan, which
Plan provides, among other things, for a means of holding, managing and distributing certain payments and causes of action to be received directly or by assignment from the Debtors and/or Holiday in an expeditious but orderly and commercially reasonable manner and dealing with liability the Debtors may have to persons holding Allowed Claims and Interests, as defined in the Plan; and

     WHEREAS the Plan contemplates the creation of a trust, the assets of which will be held, managed and liquidated as and to the extent provided in the Confirmation Order, to pay Allowed Claims and
Interests.

     NOW THEREFORE, it is hereby agreed as follows:

                       ARTICLE I

                        GENERAL

1.
     1.1. Definitions. Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them by the Plan or the Code, which are incorporated by reference herein.

     1.2. Preamble. The statements and provisions of the foregoing recitals are, by this reference, incorporated into and made a part of this Agreement.

                         ARTICLE II

                     AGREEMENT OF TRUST

2.
     2.1. Creation and Name. There is hereby created a trust which shall be known as the Trust (the "Trust"), which is the trust contemplated by the Plan.

     2.2. Purpose and Transfer of Assets. The purpose of the Trust is to hold the assets to be distributed to creditors and shareholders pursuant to the Plan and liquidate and distribute those assets to the holders of Allowed Unsecured Claims, Allowed Unsecured Convenience
Claims and Allowed Interests. In furtherance of this purpose, the Trustee shall be responsible for supervising and administering the claims resolution process, resolving all Disputed Claims and Interests, liquidating, settling, waiving or prosecuting all Avoidance Claims of the Debtors which are not waived by the Plan and performing all obligations specified for the Trust under the Plan. In the event of any inconsistency between the recitation of the duties and powers of the Trustee as set forth in this Indenture and the Plan, the provisions of the Plan shall govern.
In conjunction with the Plan, the Debtors transfer to the Trust for and on behalf of and at the request of the beneficiaries of the Trust the assets described in
Section 2.4 of the Plan which Section 2.4 is incorporated by reference herein as if fully set forth.

     2.3.      Acceptance of Assets and Assumption of
Liabilities; No Indemnification. In connection with and in furtherance of the purposes of the Trust, the Trustee hereby expressly accepts the transfer and assignment to the Trust of the Assets described in
Section 2.2 hereof and subject to the provisions of the Confirmation Order, the Trustee hereby further expressly assumes, undertakes and shall control the dispute, resolution and liquidation of Allowed Claims and Interests, subject to direction from the Advisory
Committee as set forth herein. None of the Debtors shall be entitled to any indemnification from the Trust for any expenses, costs or fees (including attorneys' fees and costs), judgments, settlements, claims, demands, actions, causes of action or other liabilities or obligations.

     2.4.      Division of Assets Among Allowed Claims and
Interests. Holders of Allowed Claims and Interests will receive distributions from the Trust in accordance with and reflecting the priorities set forth in the Plan.



                        ARTICLE III

                POWERS; TRUST ADMINISTRATION

3.
     3.1.      Powers and Directions to the Trustee.

          (a) Except as otherwise provided in this Agreement, the Trustee shall have the power to take any and all such actions as, in the judgment of the Trustee, are necessary or convenient to effectuate the purposes of the Trust, including, without limitation, each power expressly granted in Subsection 3.1(c) hereof, any power reasonably incidental thereto and any trust power now or hereafter permitted under the laws of the State of Wisconsin (including the Wisconsin Trust Law or any successor statute or statutes), or of any other state which becomes the domicile of the Trust, that is not inconsistent with the provisions of this Agreement or the Plan.

          (b) Except as provided in the Plan or otherwise specified herein, the Trustee need not obtain the order or approval of any court, including the Court, in the exercise of any power or discretion conferred hereunder, or account to any court, including the Court, in the absence of a breach of trust.

          (c)       Without limiting the generality of
     Subsections 3.1(a) above, the Trustee shall have the power to:

               (i) receive and hold the Assets and invest or reinvest proceeds in cash, bonds, stocks, securities, certificates of deposit and other cash equivalents, from time to time, subject to the limitations set forth in Section 4.2 hereof;

               (ii)      pay Allowed Claims and Interests in
          accordance with the procedures set forth herein, in the Plan or as otherwise allowed;

               (iii) borrow money and issue notes and other evidence of indebtedness (which notes or other evidence of indebtedness may exonerate the Trustee from personal liability with respect thereto) in the ordinary course of operations for payment of bona fide Allowed Claims or Interests and other expenses and liabilities of the Trust;

               (iv)      change the state of domicile of the Trust;

              (v) establish such funds, reserves and accounts within the Trust estate as deemed by the Trustee in its discretion to be useful in carrying out the purposes of the Trust, subject to the express provisions of the Plan relative to reserves;

               (vi) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceedings;

               (vii) appoint such officers, hire such employees and engage such legal, financial, accounting, investment and other advisors and agents as the business of the Trust requires and delegate to such persons such powers, authorities and discretion as the Trustee, in its discretion, deems advisable or necessary in order to carry out the terms of the Trust and, subject to the provisions of Section 3.3 hereof, pay the reasonable compensation, fees and expenses of all such persons. Specifically, the Trustee may engage the following professionals who are currently engaged in these cases as co-counsel to the Committee to assist in the administration of the Trust and the review and objection (if appropriate) to Disputed Claims and
          Interests:

               Keith J. Shapiro              Randall D. Crocker, Esq.
               Bruce Dopke                   von Briesen, Purtell & Roper, S.C.
               Holleb & Coff                 411 East Wisconsin Avenue
               55 East Monroe                Suite 700
               Suite 4000                    Milwaukee, WI  53202
               Chicago, IL  60603            (414) 276-1122
               (312)  807-4600

               (viii) in accordance with Section 5.6 hereof, indemnify (and purchase insurance indemnifying) the Trustee and the employees, agents and representatives of the Trust, to the fullest extent that a corporation organized under the laws of the Trust's domicile is from time to time entitled to indemnify its directors, officers, employees, agents and representatives;

               (ix) delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Trust estate to any one or more reputable individuals or recognized institutional advisers or investment managers without liability for any action taken or omission made because of any such delegation, except for such liability as is provided in Section 5.4 hereof;

               (x) consult with GMI, GRS and GMO, or with the Advisory Committee, at such times and with respect to such issues relating to the conduct of the Trust as the Trustee considers desirable; and

               (xi) make, pursue (by litigation or otherwise), collect, compromise or settle any claim, right, action or cause of action included in the Assets.

          (d) As authorized by the Plan, the Trustee shall take all reasonable and necessary actions to wind up the affairs and corporate existence of the Debtors, including the filing of all documents required to be filed with state and federal officials in order to effectuate such wind up.

          (e)       The Trustee shall not have the power to
     guarantee any debt of other Persons.

          (f) The Trustee shall not have the power to enter into any contract or otherwise engage in any transaction with any Person affiliated with the Trustee.

          (g) The Trustee is directed, consistent with the purposes of the Trust and this Agreement, to administer and manage the Assets within its discretion and in the exercise of its business judgment.

     3.2.      Administration and Distributions.

          (a) Pursuant to the Plan and the Purchase Agreement, and as a part of its obligations under the Purchase Agreement, Holiday has agreed to and shall pay the reasonable fees, costs and expenses incurred by the Trustee in connection with the performance of the Trustee's duties, obligations and rights under the Plan and this Agreement, including without limitation the fees, costs and expenses of professionals retained by the Trustee, expenses and costs incurred by the Advisory Committee and the fees, expenses, costs, premiums and other expenses (other than overhead charges) incurred by the Trustee and the Trust. Said payment shall be by way of reimbursement, in that the Trust shall be primarily responsible for its own expenses (including the fees, costs and expenses of the Trustee and the Trust's professionals) and the Trust shall periodically send requests for reimbursement of such fees, costs and expenses to Holiday. Nothing herein shall create or be deemed to create an attorney-client or a fiduciary relationship by or among the Trustee, any employee, agent or professional retained by the Trustee, on the one hand, and Holiday, on the other hand. The Trustee shall maintain reasonable reserves to pay fees, expenses and costs of the Trust and its professionals, pending the conclusion of the case and the entry of a final decree.

          (b) Any Cash to which a holder of a Disputed Claim or Interest otherwise would be entitled on the disputed portion of such claim or interest if it were an Allowed Claim or Interest, shall not be distributed to the holder of such Claim or Interest unless and until it shall become an Allowed Claim or Interest.

          (c) No holder of a Disputed Claim or Interest shall have any right to Cash reserved with respect to the disputed portion of such Claim or Interest until such Disputed Claim or Interest shall become an Allowed Claim or Interest. In no event shall the Trustee, any agent or employee thereof or the Advisory Committee or its members have any responsibility or liability for any loss or diminution in the value of any reserved distribution.

          (d) If and to the extent the disputed portion of a Disputed Claim or Interest becomes an Allowed Claim or Interest, or with respect to any holder of such an Allowed Claim or Interest such later date as such holder complies with the provisions of Section 11.6 of the Plan, the Trustee shall make distributions to such holder in accordance with the Plan.

          (e) The taxable year for the Trust shall be the calendar year (the "Fiscal Year"). The Trust may use either the accrual or cash method of accounting within the meaning of Section 446(c) of the Internal Revenue Code.

          (f) In connection with the performance of his or her duties pursuant to the terms of this Agreement and all instruments issued in connection herewith and distributions hereunder, the Trustee shall timely file such income tax and other returns and statements and shall comply with all withholding and reporting requirements, imposed by any applicable federal, state, local, or foreign taxing authority, or required under any applicable federal, state, local, or foreign tax law or regulation and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     3.3. Advisory Committee. Sections 2.6 and 2.7 of the Plan are incorporated by reference herein as if fully set forth.

                         ARTICLE IV

             ACCOUNTS, PAYMENTS AND INVESTMENTS

4.
     4.1.      Accounts; Reserves.  In calculating any
distributions from the Trust, any payment or distribution that would otherwise be payable on account of the disputed portion of a Disputed Claim or Interest shall be fully reserved for by the Trustee. Such amounts will be paid at such time and to such extent as such Disputed Claims or Interests may become Allowed
Claims or Interests. In the event and to the extent that disputed portion of any such Disputed Claim or Interest becomes a disallowed Claim or Interest, the amount held in reserve therefor shall be distributed with other funds of the Trust in the manner provided generally in the Plan. Notwithstanding any other provision of this Agreement, the Trustee shall make one or more distributions to the holders of Disputed Claims and Interests, on the pro rata distributions which such holders would otherwise be entitled to receive based on the undisputed portions of such Claims or Interests if such Claims and Interests had not been objected to, if any.

     4.2. Investments. All Cash held by the Trust shall be invested in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitation. Unless otherwise approved by the Advisory Committee, all such monies shall be invested only in debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof, certificates of deposit or deposit accounts of national banks with assets in excess of One Hundred Million Dollars
($100,000,000.00), or overnight repurchase agreements.

     4.3. Source of Payments. All Trust expenses and payments in respect of Allowed Claims and Interests shall be payable solely out of the Assets or by reimbursement from Holiday. Neither the Trustee nor any director, officer, agent, representative or employee of the Trust, GMI, GRS, GMO, or any of their respective subsidiaries, shall be liable for the payment of any Trust expense, Allowed Claim or Interest or other liability of the Trust and no Person shall look to any of the foregoing Persons for payment of any such expense or liability.

                       ARTICLE V

                          TRUSTEE

5.
     5.1. Number. There shall be one (1) Trustee at all times. The initial Trustee shall be that person named on the signature page hereof.

     5.2.      Term of Service.

          (a) The Trustee shall serve for the duration of the Trust or, if the Trustee is a natural person, until his or her earlier death or resignation pursuant to Subsection 5.2(b) below, removal pursuant to Subsection 5.2(c) below or attaining seventy-five (75) years of age, at which time his or her term shall terminate automatically.

          (b) The Trustee may resign at any time by written notice to the Advisory Committee. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) calendar days after the date such notice is given, where practicable.

          (c) The Trustee or any successor Trustee may be removed in the event that such Trustee becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause, upon the majority vote of the Advisory Committee.

     5.3. Successor Trustee. Immediately upon the appointment of any successor Trustee, all rights, titles, duties, power and authorities of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor
Trustees.

     5.4. Liability of the Trustee. No Trustee, nor any officer, agent, representative or employee of the Trust, shall be liable to the Trust, any person holding an Allowed Claim or Interest, or an other Person, except for his breach of trust committed in bad faith or for willful misappropriation. No Trustee shall be liable for any act or omission of any other agent, representative or employee of the Trust, unless the Trustee acted with bad faith or willful misconduct in the selection or retention of such agent, representative or employee. In addition, no Trustee shall be in any way liable for any act taken, or omission made, in good faith and at the direction of the Advisory Committee pursuant to this Agreement.

     5.5.      Compensation and Expenses of the Trustee.

          (a) The Trustee shall receive compensation for his or her services as Trustee hereunder at the rate of $225.00 per hour for Mr. Peltz, at the rate of $150.00 per hour for Mr. Loebbaka, and at the rate of between $50.00 and $125.00 per hour for members of Mr. Peltz's staff, payable as determined by the Trustee but not less frequently than quarterly. The amounts payable to the Trustee hereunder may be increased or decreased annually by the Trustee proportionately with any increase or decrease in the "Consumer Price Index --
     All Cities" (or an successor index) for the corresponding annual period. Any increase or decrease in excess of that amount may be made only with the approval of the Advisory Committee. The Advisory Committee, by majority vote, may permit the Trustee to be compensated on an hourly basis, or on the basis of a percentage of funds distributed, or any combination of the above.

          (b) All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the performance of his or her duties hereunder will be promptly reimbursed to the Trustee by the Trust upon presentation of appropriate documentation therefor.

     5.6.      Indemnification of the Trustee.

          (a) The Trustee shall be indemnified by the Trust, to the fullest extent that a corporation organized under the law of its domicile is, from time to time, entitled to indemnify its directors, against any and all liabilities, expenses, claims, damages or losses incurred by him or her in the performance of his or her duties hereunder, except any such liability, expense, claim, damage or loss as to which he or she is liable under Section 5.4 hereof.

          (b) The rights of the Trustee to indemnification under Section 5.6(a) hereof shall be absolute, subject only to the conditions provided in Section 5.4 hereof.
     Any dispute regarding such indemnification of the Trustee shall be resolved only by the Court.

          (c) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of the Trustee in connection with any action, suit or proceeding, whether civil, administrative or arbitrative, relating to the Trust or the performance by the Trustee of his or her duties hereunder, may be paid by the Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the Trustee to repay such amount unless it shall be determined ultimately that the Trustee is entitled to be indemnified by the Trust.

          (d) The Trustee shall have the power, generally or in specific cases, to cause the Trust to indemnity the agents, representatives and employees of the Trust to the same extent as provided in this Section 5.6 with respect to the Trustee.

          (e) The Trustee may purchase and maintain reasonable amounts and types of insurance on behalf of any individual who is or was a Trustee, or an agent, representative or employee of the Trust, against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trustee, agent, representative or employee.

     5.7. Trustee's Lien. The Trustee shall have a prior lien upon the Assets to secure the payment of any amounts payable to him or her pursuant to Section 5.5 or Section 5.6 hereof.

     5.8. Trustee's Employment of Experts. The Trustee may, but shall not be required to, consult with counsel, accountants, appraisers and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them and the opinion of any such parties on any matters submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee hereunder in good faith and in accordance with the written opinion of any party.

     5.9.      Additional Qualifications.

          (a) No Trustee, including any successor Trustee, shall have any financial interest, direct or indirect, in GMI, GRS or GMO, or hold any Allowed Claim or Interest against the Trust.

          (b)       If there has been a violation of Subsection
     5.9(a) above, the Trustee involved shall be subject to removal pursuant to Section 3.3 above.

                         ARTICLE VI

       OBJECTION TO ALLOWED CLAIMS AND INTERESTS AND
                    RELATED MATTERS

6.
     6.1.      Objection to Allowed Claims and Interests.
Section 2.11 of the Plan is incorporated by reference herein as if fully set forth.

     6.2. Records. Holiday shall make its records and personnel available at reasonable times to the extent reasonable and necessary to assist the Advisory
Committee and/or the Trustee in connection with the analysis and litigation (including discovery) of disputes concerning Claims, objections to Claims and Avoidance Claims at Holiday's expense.

                        ARTICLE VII

                     GENERAL PROVISIONS

7.
     7.1. Irrevocability. The Trust is irrevocable, but is subject to amendment as provided in Section 7.3 hereof.

     7.2.      Termination.

          (a) The Trust shall automatically terminate on the earlier to occur of (i) the date all Assets have been liquidated and their proceeds distributed and (ii) when all Allowed Claims and Interests have been paid in full.

          (b) On the effective date of termination of the Trust, after payment of all of the Trust's liabilities has been provided for, all monies remaining in the Trust, if any, shall be applied to such charitable purposes as the Trustee in its reasonable discretion shall determine.

     7.3. Amendments. The Trustee may, with majority approval of the Advisory Committee, modify, supplement or amend this Agreement in any respect, such modification, supplement or amendment to be evidenced in writing. No modification, supplement or amendment shall be violative or inconsistent with the terms of the Plan.

     7.4. Severability. Should any provision in this Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability or operative effect of any and all other provisions of this Agreement.

     7.5. Notices. Notices to a Person asserting an Allowed Claim or Interest shall be given at the address of such Person, or, where applicable, such Person's legal representative, in each case as provided on the Debtors' Schedules or the proof of claim submitted by such Person with respect to his, her or its Allowed
Claim or Interest. Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telex or telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by GMI, GRS, GMO or the Trustee to the others in compliance with the terms hereof.

     To GMI, GRS or GMO:           David J. Lubar
                                   Lubar & Company, Inc.
                                   777 East Wisconsin Avenue, Suite 3380
                                   Milwaukee, WI  53202
                                   Facsimile No.: (414) 291-9061

     To the Trust or the Trustee:  Scott Peltz, CPA
                                   Philip, Rootberg & Company
                                   250 South Wacker Drive, Suite 800
                                   Chicago, IL  60606-5891
                                   Facsimile No. (312) 930-0176

     All such notices and communications shall be effective when delivered at the designated addresses or when the telex or telecopy communication is received at the designated addresses and confirmed by the recipient by return telex or telecopy receipt in conformity with the provisions hereof.

     7.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, all of which, together, shall constitute one and the same instrument.

     7.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Debtors, the Trust, the Trustee, the holders of Allowed Claims and Interests and their respective successors and assigns, except that neither
GMI, GRS, GMO, the Trust nor the Trustee may assign or otherwise transfer any of its, his or her rights or obligations under this Agreement except, in case of the Trust and the Trustee, as contemplated by Section 5.2 hereof.

     7.8. Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Agreement is contained herein, the Plan, and in the documents referred to herein and this Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights available at law or in equity.

     7.9. Headings. The heading used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

     7.10.          Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Wisconsin.

     7.11. Dispute. Any disputes which arise under this Agreement shall be resolved by the Court as set forth in the Plan. Notwithstanding anything contained herein to the contrary, to the extent any provision of this Agreement is inconsistent with any provision of the Plan or the Confirmation Order, the Plan or the Confirmation Order, as applicable, shall control.

     7.12.          Enforcement and Administration.  The
provisions of this Agreement shall be enforced and administered by the Court as set forth in the Plan.

          IN WITNESS WHEREOF, the parties have
executed, or caused to be executed by their respective duly authorized representatives, this Trust Agreement as of the 3rd day of February, 1997.

                              OFFICIAL COMMITTEE OF
UNSECURED
                                   CREDITORS



                                   By:_____________________________________
                                   Gary Chapman, authorized person for
                                   Remington Arms Co., Chair

                              DEBTORS:

                                   GANDER MOUNTAIN, INC.



                                   By:_____________________________________

                                   Name:________________________________

                                   Title:_________________________________

                                   GRS, INC.



                                   By:_____________________________________

                                   Name:________________________________

                                   Title:_________________________________

                                   GMO, INC.



                                   By:_____________________________________

                                   Name:________________________________

                                   Title:_________________________________

                                   HOLIDAY STATIONSTORES, INC.



                                   By:_____________________________________

                                   Name:________________________________

                                   Title:_________________________________

                                   TRUSTEE



                                   By:_____________________________________

                                   Name:___________________________________

                                   Title:____________________________________


                  PURCHASE AGREEMENT


     THIS AGREEMENT, dated November 13, 1996, is between GANDER MOUNTAIN, INC., a Wisconsin corporation,
P.O. Box 128, Highway W, Wilmot, Wisconsin 53192
("GMI") and GRS, Inc., a Wisconsin corporation, and a wholly owned subsidiary of GMI, P. O. Box 128, Highway
W, Wilmot, Wisconsin 53192 ("GRS"), and GMO, Inc., a
Wisconsin corporation, and a wholly owned subsidiary of GMI, P. O. Box 128, Highway W, Wilmot, Wisconsin 53192
("GMO") (collectively referred to as "Gander Mountain";
each reference herein to Gander Mountain shall be deemed a reference to each and any of GMI, GRS, and
GMO) and HOLIDAY STATIONSTORES, INC., a Minnesota corporation, 4567 West 80th Street, Minneapolis,
Minnesota 55437 ("Holiday").

                       RECITALS:


A.   GMO and GRS are wholly owned subsidiaries of GMI.
Prior to the Closing Date (as hereinafter defined), GMI proposes to merge GMO and GRS with and into GMI (the
"Merger"). Any references herein to "Gander Mountain" shall be deemed a reference to each and any of GMI, GRS and GMO prior to the Merger and to GMI, as the surviving corporation in the Merger, following the Merger.



B. Gander Mountain owns and operates retail sporting goods stores doing business as "Gander Mountain."
Gander Mountain presently is operating as debtor in possession in its Chapter 11 bankruptcy cases, 96-26478-
RAE, 96-26479-RAE and 96-26480-RAE, in the Eastern
District of Wisconsin (the "Bankruptcy Cases").


C. Gander Mountain desires to sell to Holiday the Assets (as hereinafter defined), including all of the tangible property located at its retail sporting goods stores, its distribution center and its corporate offices.


D. Gander Mountain owns the inventories in the stores and its distribution center which includes, but is not limited to, hunting, fishing and camping equipment and clothing. Gander Mountain also owns supplies in the stores, its distribution center and corporate offices.
Gander Mountain owns or holds under valid leases the furniture, equipment and fixtures used in the operation of the stores, its distribution center and corporate offices. Gander Mountain leases the land and improvements upon which the stores, its distribution center and corporate offices are located.


E. Holiday desires to purchase the Assets (as hereinafter defined) from Gander Mountain.

     The parties are willing to do so upon the satisfaction of certain conditions precedent, including without limitation, the agreement of the parties to execute and perform this Agreement and every other agreement referred to in this Agreement which is to be executed by any party (together with this Agreement, "Operative Documents").

     In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:



1.  SALE AND PURCHASE OF ASSETS


1.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Gander Mountain shall sell, convey, assign, transfer and deliver to Holiday, and Holiday shall purchase, accept and assume possession of all of the assets of Gander Mountain, except for the Excluded Assets (as defined in Section 2) and except as otherwise indicated herein, including, but not limited to the following
(collectively referred to as  "Assets"):


1.1.1 All of Gander Mountain's rights and title to and interest in the leases of real property, which leases are listed on Exhibit A attached hereto (the
"Leased Properties").


1.1.2     All appurtenances or fixtures owned by Gander
Mountain and located at the Leased Properties provided, however, that the foregoing shall be subject to all terms and conditions of the lease agreements (except those excused under 11 U.S.C. 365) pursuant to which Gander Mountain leases its interest therein
(collectively referred to as  "Improvements").


1.1.3     All items held by Gander Mountain as
inventory for resale to customers as of the Closing
Date (the "Merchandise Inventory").  The Merchandise
Inventory shall be transferred to Holiday free and clear of any liens or encumbrances.


1.1.4     All supplies used in connection with Gander
Mountain's business operations ("Supplies Inventory").
The Supplies Inventory shall be transferred to Holiday free and clear of any liens or encumbrances.


1.1.5     All Gander Mountain's rights, title and
interest in all equipment, machines, materials, furniture and other personal property used in connection with its business, excluding the Merchandise
Inventory and Supplies Inventory; provided, however, that with respect to Gander Mountain's interests in unexpired leases of personal property or other executory contracts, only Gander Mountain's interests in those leases described in paragraph 1.1.8 herein are included in the Assets.



1.1.6 All of Gander Mountain's intangible assets including, but not limited to, goodwill, trademarks, and trade names, subject to the Trademark License
Agreement and the Non-Competition Agreement among GMI,
GMO and Cabela's Incorporated (the "License
Agreements"), and not including the Excluded Assets as defined in Section 2.1 hereof.


1.1.7     All of Gander Mountain's cash, accounts
receivable, refundable income taxes and stock subscription receivables.


1.1.8 All of Gander Mountain's interests in the executory contracts and unexpired leases listed on Exhibit B attached hereto and accompanied by the letter
A for "Assume" or the letter C for "Considering" (the
"Included Contracts and Leases"). Prior to the date on which the hearing is held regarding approval of Gander
Mountain's disclosure statement in the Bankruptcy
Cases, Holiday may inform Gander in writing that it will not assume one or more of the agreements designated with the letter "C" and, upon such notice, the designated agreement shall be excluded from the Assets.


1.2 Permits and Licenses. At Closing, Gander Mountain agrees to assign, convey and transfer to Holiday all permits and licenses to which Gander Mountain is a party and which are transferable.


1.2.1     Holiday hereby acknowledges that
notwithstanding anything herein to the contrary:


(a) Gander Mountain shall not assign, convey or otherwise transfer to Holiday any permits and licenses which are not transferable, whether by their own terms or pursuant to applicable legal requirements; and


(b) Holiday shall be solely responsible for obtaining, and paying all costs, in obtaining replacements for such permits and licenses in Holiday's name; provided that Gander Mountain shall cooperate with Holiday at Holiday's expense in Holiday's efforts to obtain such permits and licenses.


1.3  Assignment of the Included Contracts and Leases.
Subject to all the terms and conditions of this Agreement, Gander Mountain shall assume and assign to Holiday all of its rights and interests in the Included
Contracts and Leases pursuant to 11 U.S.C.  363 and
 365; provided, however, that with respect to the executory contracts and unexpired leases listed on Exhibit B attached hereto and accompanied by the letter
C for "Considering" (the Considering Contracts and
Leases"), Holiday, in its sole discretion, reserves the right to not have any or all of the Considering
Contracts and Leases assigned to Holiday, as provided in, and subject to the provisions of, Section 1.1.8.


1.4 Assumption of Obligations. In addition to those liabilities which will be directly paid by Holiday pursuant to Section 3.1.1 hereof, Holiday shall assume and accept the following obligations of Gander Mountain
(collectively referred to as the "Assumed
Obligations").


1.4.1 All of Gander Mountain's obligations under the permits and licenses assigned to Holiday pursuant to paragraph 1.2 herein, and all of Gander Mountain's obligations under the Included Contracts and Leases which are assigned to Holiday pursuant to paragraph 1.3 herein (including without limitation cure payments which Holiday shall assume and directly pay).


1.4.2 All of Gander Mountain's obligations under all of its Retention Agreements, Severance Agreements and its Employment Agreements, which are currently in force, a true and correct listing of which is set forth on Exhibit B attached hereto. With respect to any of the foregoing agreements which may expire prior to the Closing Date, if Gander Mountain chooses to extend its obligations under these agreements, or to offer the consideration to employees in some other form such as a "stay put bonus," provided that the amount of the consideration is substantially similar to the current agreements, Holiday also will assume these obligations.


1.5 Employee Benefit Plans. Gander Mountain has certain benefit plans for its Employees ("Benefit
Plans").  Holiday does not assume any of the Benefits
Plans or any obligations under these Benefit Plans but will pay any allowed priority claims of retirees and employees related thereto.



2.  EXCLUDED ASSETS


2.1  Assets Excluded from Sale.  Notwithstanding other
contrary provisions of this Agreement, the following
property and assets of Gander Mountain are excluded
from the Assets being sold to Holiday   :


2.1.1     All avoidance actions under 11 U.S.C.  544,
545, 546, 547, 548, 549 and 550 which are the property of the Gander Mountain bankruptcy estates and all of Gander Mountain's counterclaims and defenses to claims, including without limitation set off rights, arising out of or directly related to any executory contract rejected by Gander Mountain or the terms of its Chapter
11 bankruptcy plan, against the other party to such Contract.


2.1.2 All executory contracts and unexpired leases listed on Exhibit B attached hereto and accompanied by the letter R for "Reject" and any of the Considering
Contracts and Leases which Holiday elects not to have included in the Included Contracts and Leases under
Section 1.1.8.


3.  PURCHASE PRICE


3.1 Purchase Price. The purchase price for the Assets shall be as follows (the "Purchase Price"):


3.1.1 Holiday will pay all allowed priority claims against Gander Mountain, as provided in 11 U.S.C.
 507, all allowed administrative expense claims against Gander Mountain, as provided in 11 U.S.C.
 503, (including The CIT Group/Business Credit, Inc.
Debtor-in-Possession Loan Facility), and all reasonable post-petition liabilities or obligations of Gander
Mountain, and/or the trust to be established to pay claims and interests of the Debtors including reasonable post-confirmation expenses (including reasonable professional and paraprofessional fees and expenses incurred by the Trust to be established to hold and distribute the proceeds of this Agreement).


3.1.2 At the Closing, Holiday will pay cash to the Gander Mountain bankruptcy estates in the amount of $19,500,000.00, to be allocated as follows:


(a) $18,500,000.00 to the class or classes of unsecured claims;

(b) $500,000.00 to the class of preferred stock interests; and

(c) $500,000.00 to the class of common stock interests;


provided, however, that if the class or classes of preferred stock interests does not accept the plan of reorganization proposed by GMI, GRS and GMO, Holiday will pay in cash $19,000,000.00, all of which shall be allocated to the class or classes of unsecured claims.


3.1.3 Prior to the Closing, and upon entry of an appropriate Court Order, Holiday will lend Gander
Mountain up to $5,000,000.00 for working capital purposes, on account of which Holiday will be entitled to an administrative expense claim as provided in 11
U.S.C. 364. The loan will be secured by a lien on all assets at Gander Mountain, junior only to the lien of The CIT Group/Business Credit, Inc. The loan shall be evidenced by such documents as shall be acceptable to Holiday, Gander Mountain and CIT. Should this loan be made prior to the Closing, such loan shall be included among the liabilities assumed or paid by Holiday pursuant to Section 3.1.1 hereof.


3.2 Hart-Scott-Rodino Filing Fee. Holiday shall pay the filing fee for the Hart-Scott-Rodino filing and other fees associated with compliance with Sections 7.3 and 8.


3.3 Payment For Title Commitments; Surveys. Holiday shall be responsible for the cost of title insurance commitments and surveys ordered by Holiday.


3.4 Recording Fees. Holiday shall pay all recording fees payable as a result of the public recordation of real estate documents executed and delivered to Holiday pursuant to the terms of this Agreement to the extent such fees are not voided by 11 U.S.C. 1146(c).


3.5 Tail Policy for Insurance. Holiday shall pay the premium associated with the tail policy on Gander
Mountain directors' and officers' liability insurance which Gander Mountain will order prior to the Closing
Date.


4.  REPRESENTATIONS AND WARRANTIES OF GANDER MOUNTAIN

     Gander Mountain makes the following
representations and warranties to Holiday through and as of the Closing:


4.1  Corporate Status and Authority.  GMI, GRS, and
GMO, are corporations duly incorporated and validly existing under the laws of the State of Wisconsin and each has filed its most current required annual report.
GMI, GRS, and GMO have all requisite corporate power and authority to lease the Leased Properties and to carry on their business as presently conducted, except to the extent limited by the provisions of the United
States Bankruptcy Code. GMI, GRS, and GMO are operating as debtors in possession pursuant to 11
U.S.C. 1107 and 1108. The execution, delivery and performance of this Agreement and the Operative
Documents to which Gander Mountain is a party have been duly authorized by all necessary corporate action on the part of GMI, GRS, and GMO but remains subject to, and is contingent upon, Bankruptcy Court approval.
This Agreement shall be implemented by, and only become effective upon, confirmation of a Chapter 11 plan which incorporates its terms and is acceptable to Holiday and Gander Mountain. Upon entry of the appropriate
Bankruptcy Court order this Agreement shall become effective without need for further action by the parties.


4.2  Qualification.  GRS and GMO are and on the Closing
Date will be, duly qualified to do business and in good standing in the State of Wisconsin, the State of Michigan and the State of Indiana.


4.3  Governmental Consents.  Except as contemplated in
Section 6.2.1 and 6.2.4, no consent, waiver, approval or authorization of, or designation, declaration or filing with, any governmental authority is or has been required on the part of Gander Mountain in connection with the execution and delivery of this Agreement or with the consummation of the transaction contemplated hereby.


4.4 Transfer Free and Clear. The Assets will be transferred by Gander Mountain on the Closing Date free and clear of any liens, security interests and encumbrances, except for the provisions of the Included
Contracts and Leases and subject to the terms of the License Agreements.


4.5 No Breach, Etc. Except for defaults arising from or as a result of bankruptcy filing, the execution, delivery and performance of this Agreement by Gander
Mountain and the other Operative Documents to which Gander Mountain is a party and the consummation by Gander Mountain of the transactions contemplated hereby and thereby shall not result in:


4.5.1 Any conflict with or breach or violation of or default under the articles of incorporation or bylaws of GMI, GRS, or GMO; and


4.5.2     Giving effect to 11 U.S.C.  363(l) and
 365, any conflict with or breach or violation of or default under any obligation under any agreement to which Gander Mountain is a party or any legal requirement which will result in the acceleration of, or entitle any person to accelerate (whether after the giving of notice or lapse of time or both), any obligation under any contract or applicable legal requirements.


4.6  Compliance; Permits; Utilities; Taxes; Pending
Condemnations. Except for defaults arising from or as a result of bankruptcy filing, each Leased Property and Gander Mountain's business is in compliance in all material respects with all applicable legal requirements and no written notice of any violation of applicable legal requirements has been received from any governmental agency and Gander Mountain believes it has all rights of ingress and egress necessary to each Leased Property. Before Closing, Gander Mountain shall provide Holiday with written notice of any such noncompliance with the legal requirements or other applicable legal restrictions set forth in this
Section:


4.6.1 Except for defaults arising from or as a result of bankruptcy filing, no written notice of any default under, or violation of, any permit, restrictive covenant, easement or utility agreement has been received by Gander Mountain. Before Closing, Gander
Mountain shall provide Holiday with a copy of all written notices of any default under, or violation of, any operating agreement, Assumed Obligation, permit, restrictive easement, easement or utility agreement.


4.6.2 Gander Mountain is not in default in payment of gas, electric and telephones for any of its business premises except where the Bankruptcy Code prohibits such payments.


4.6.3     To Gander Mountain's knowledge, no
condemnation action is pending or threatened against any Leased Property.


4.6.4 To Gander Mountain's knowledge, no hazardous materials (other than inventory) are present on, in or under the Leased Properties or other real property under Gander Mountain's control and, to Gander
Mountain's knowledge, no hazardous materials (other than inventory) have been present on, in or under the Leased Properties or other real property under Gander
Mountain's control; provided, however, that Gander
Mountain maintains in inventory in the ordinary course of business certain materials deemed to be "hazardous," including black powder and certain substances used in gunsmithing. To Gander Mountain's knowledge there are no underground or aboveground storage tanks on the Leased Properties.


4.7 Litigation. All lawsuits and notices of governmental investigations with respect to any of the Assets or the Stores' business or Gander Mountain's business, other than claims filed in the Bankruptcy
Cases, are listed on Exhibit C attached hereto. Except as set forth in Exhibit C and for claims asserted in the Bankruptcy Cases, there is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Gander Mountain, threatened by any person before any court, governmental department, commission, board, agency or authority against Gander
Mountain that:


4.7.1 Has or would have, if adversely determined, an effect on a Leased Property; or


4.7.2 Challenges or may challenge the validity of this Agreement or any of the Operative Documents or seeks to enjoin or otherwise restrain the transaction contemplated herein or materially and adversely affects
Gander Mountain's ability to perform its obligations hereunder and under the Operative Documents.



4.8  Default Under Assumed Obligations.  Gander
Mountain has delivered to Holiday true, complete and correct copies of the Assumed Obligations and there are no material oral agreements or amendments with respect thereto and Gander Mountain has no knowledge of default by any other parties. Except for defaults arising from or as a result of bankruptcy filing, Gander Mountain is not in default under any Assumed Obligation which is material to its operations, nor has any event occurred which, with notice or lapse of time or both, would constitute a default by Gander Mountain under any such Assumed Obligation, except for any default which may be cured or excused under 11 U.S.C. 363(l) or 365.


4.9 Collective Bargaining Agreements. There are no collective bargaining agreements applicable to Gander
Mountain's employees. Gander Mountain has no knowledge of union organizing efforts at the Stores.


4.10 Corporate Operation. All of the retail stores are operated by GRS.


4.11 Brokers. No broker, finder or agent will be entitled to a fee or commission with respect to this Agreement.


4.12 Environmental Laws. To Gander Mountain's knowledge, the Leased Properties are in compliance with all environmental laws at each Leased Property.


4.13 No Agreements. Gander Mountain represents that no contract for sale, option or right of first refusal with respect to any of the Assets exists at the date of this Agreement. Except for the representations and warranties set forth in this Section 4, which expire at Closing, Gander Mountain makes no other warranty or representation with respect to the Assets, it being the understanding of the parties that the Assets shall be leased or transferred to Holiday by Gander Mountain on an "AS IS, WHERE IS" basis.


4.14 Financial Information Accuracy. Gander Mountain represents that all financial and related information provided to Holiday prior to execution of this Agreement was prepared in accordance with the books and records of Gander Mountain; presents fairly the financial condition of Gander Mountain at the balance sheet dates and the sales and results of its operations and cash flows for the periods therein specified in all material respects; and has, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.


4.15 Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of Gander Mountain have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made either through this Agreement or the Plan, except where the filing of the Bankruptcy cases have precluded the payment.
Gander Mountain is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge except where the filing of the Bankruptcy cases have precluded the payment. Except for matters which have been closed prior to the date of this Agreement or as to which all claimed deficiencies have been paid in full:


4.15.1 Gander Mountain has not received notice of any tax deficiency proposed or assessed against it except where the filing of the Bankruptcy cases have precluded the payment;


4.15.2 Gander Mountain has not executed any waiver of any statute of limitations on the assessment or collection of any tax, except for federal returns for 1987-1992 and State of Wisconsin returns for 1986-1990;
and


4.15.3 None of Gander Mountain's tax returns have been audited by governmental authorities in a manner to bring such audits to Gander Mountain's attention.
Gander Mountain does not have any tax liabilities except those incurred in the ordinary course of business since __________, 1996.


4.16 Employees.  Gander Mountain currently operates the
Stores and employs employees ("Employees") in the ordinary course of its business operations. Gander
Mountain is not in default in any payment to any Employee, specifically including but not limited to salary and bonuses, if any.


5.  REPRESENTATIONS AND WARRANTIES OF HOLIDAY

     Holiday makes the following representations and warranties to Gander Mountain:


5.1 Corporate Status and Authority. Holiday is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.
Holiday has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Holiday has all requisite power and authority to execute and deliver this Agreement and the other Operative Documents to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the Operative Documents have been duly authorized by all necessary action on the part of Holiday.


5.2 Enforceability. This Agreement does, and each of the other Operative Documents when executed and delivered shall, constitute a legal, valid and binding obligation of Holiday enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity.


5.3 Qualification. Holiday and/or a wholly-owned subsidiary or related entity, will on the Closing Date be, duly qualified to do business and authorized to do business in the State of Wisconsin, the State of Michigan and the State of Indiana.


5.4  Governmental Consents.  Except as contemplated in
Sections 6.2.1 and 6.2.4, no consent, waiver, approval or authorization of, or designation, declaration or filing with, any governmental authority is or has been required on the part of Holiday in connection with the execution and delivery of this Agreement or by Holiday in connection with the consummation of the transaction contemplated hereby.


5.5 No Breach, Etc. The execution, delivery and performance of this Agreement and the other Operative
Documents by Holiday and the consummation by Holiday of the transactions contemplated hereby and thereby will not result in:


5.5.1 Any conflict with or breach or violation of or default under the articles of incorporation or bylaws of Holiday; and


5.5.2 To Holiday's knowledge, any conflict with or breach or violation of or default under any obligation under any agreement to which Holiday is a party or any applicable legal requirement, which conflict, breach, violation, default or acceleration would limit
Holiday's ability to perform its obligations hereunder and under the other Operative Documents to which Holiday is a party.


5.6 Litigation. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Holiday, threatened by any person before any court, governmental department, commission, board, agency or authority against Holiday that challenges or may challenge the validity of this Agreement or any of the Operative Documents or seeks to enjoin or otherwise restrain the transaction contemplated herein or materially and adversely affects
Holiday's ability to perform its obligations hereunder and under the Operative Documents.


5.7 Brokers. All negotiations relating to this Agreement and the transaction contemplated hereby have been conducted without the intervention of any person acting on behalf of Holiday in such a manner as to give rise to any claim against Gander Mountain or Holiday for any brokers' or finders' commission, fee or similar compensation.


5.8 Funding. Holiday has access to the cash necessary to complete the transaction contemplated by this Agreement and is otherwise able to perform its financial obligations under this Agreement and the Operative Documents to which it is a party.


5.9 Authority to Perform Assumed Obligations. As required by 365 of the Code, Holiday has the ability to perform all of the Assumed Obligations, including all obligations to be performed pursuant to the Included Contracts and Leases. Holiday and its contemplated use of the real estate complies in all respects with 365(3).


6.  CONDITIONS PRECEDENT


6.1  Preamble.  The respective obligations of Gander
Mountain and Holiday set forth herein regarding the consummation of the transaction contemplated by this Agreement shall be subject to the fulfillment, on or before the Closing Date, in the case of Gander
Mountain, of the conditions set forth in Sections 6.2 and 6.3, and in the case of Holiday of the conditions set forth in Sections 6.2 and 6.4. Except for the conditions in paragraph 6.2.1 and 6.2.4 which may not be waived, any of the following conditions may be waived in whole or in part by the party whose obligation to perform at the Closing is subject to such condition. Such waiver of the breach of a representation or warranty (but not a covenant) shall be deemed to constitute a waiver of any liability the breaching party hereto may have hereunder with respect to such breach, provided that the breaching party shall have disclosed the inaccuracy of the representation or warranty to the other party prior to the Closing.


6.2  Mutual Conditions to Obligations of Gander
Mountain and Holiday. The following are conditions precedent to obligations of both Gander Mountain and Holiday under this Agreement:


6.2.1     Hart-Scott-Rodino Compliance.  On the Closing
Date, to the extent required by law, all premerger notification filings required under the Hart-Scott-
Rodino Act will have been made, and the thirty (30) day waiting period required thereby (or any shorter period made applicable by 11 U.S.C. 363(b)(2)) shall have been the subject of early termination or shall have expired without a request from any appropriate governmental agency for additional information or, if additional information has been requested, the extended waiting period shall have expired and no party shall have received any notice from the Federal Trade
Commission ("FTC") or the Department of Justice ("DOJ") that the transaction contemplated by this Agreement violates Section 5 of the Federal Trade Commission Act or Section 7 of the Clayton Act.


6.2.2     Absence of Litigation.  No order, stay,
judgment or decree (excluding any of the same relating to any action, suit or proceeding instituted by Gander
Mountain or Holiday against another party hereto) shall have been issued and be in effect by any court restraining or prohibiting the Closing provided that before any determination is made to the effect that this condition has not been satisfied, Gander Mountain and Holiday shall use reasonable efforts and take such other actions as may be reasonably necessary, each at its own expense, to have such order, stay, judgment or decree lifted or dismissed and any such action, suit or proceeding dismissed or terminated.


6.2.3     Assets.  On the Closing Date, all of the
Assets (except for inventory sold in the ordinary course of business) material to operate Gander
Mountain's business shall be available for sale and none of such material Assets have not been destroyed by casualty, taken by condemnation or materially diminished or impaired.


6.2.4 Bankruptcy Court Approval. This Agreement is subject to and contingent upon confirmation by the Bankruptcy Court for the Eastern District of Wisconsin of a Chapter 11 plan which incorporates the terms of this Agreement and is acceptable to Holiday and Gander
Mountain.


6.3 Conditions to Obligations of Gander Mountain. The following are conditions precedent to the obligations of Gander Mountain under this Agreement:


6.3.1 The representations and warranties of Holiday in Section 5 shall be true and correct in all material respects at and as of the Closing with the same effect as though made at and as of the Closing. Holiday shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by Holiday at or before the Closing.


6.3.2 Holiday shall have taken all of the actions required by this Agreement to be taken by it at or prior to the Closing.


6.4 Conditions to Obligations of Holiday. The following are conditions precedent to the obligations of Holiday under this Agreement:


6.4.1     The representations and warranties of Gander
Mountain in Section 4 shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing with the same effect as though made at and as of the Closing. Gander Mountain shall have duly performed and complied in all material respect with all agreements contained herein required to be performed or complied with by Gander Mountain at or before the Closing.


6.4.2 Gander Mountain shall have taken all of the actions required by this Agreement to be taken by Gander Mountain at or prior to the Closing.


6.4.3 Gander Mountain shall continue its business operations as debtor-in-possession under 11 U.S.C.
1107 and 1108, in the ordinary course until the Closing Date.


6.4.4 The persons responsible for the management of Gander Mountain, as of the date of this Agreement, shall remain in place through the Closing Date, unless a change is approved by Holiday or they resign voluntarily.


7.  OBLIGATIONS OF GANDER MOUNTAIN


7.1 Conduct of Business. During the time from the date of this Agreement until Closing ("Interim
Period"), Gander Mountain shall, except to the extent
Holiday shall have given its prior written consent to do otherwise:


7.1.1 Carry on its business substantially in the same manner in which it is presently being conducted subject to the restrictions, of the Bankruptcy Code and orders of the Bankruptcy Court;


7.1.2 Not sell, lease or otherwise transfer or encumber title to any of the Assets other than the sale of inventory in the ordinary course of business without the consent of Holiday, which consent shall not be unreasonably withheld;


7.1.3 Use reasonable efforts to obtain the transfer of all transferable Permits; and


7.1.4 Maintain the Assets in substantially the same condition as on the date hereof, ordinary wear and tear and normal seasonable inventory fluctuations excepted.


7.2  Access and Information.  During the Interim
Period, Holiday may reasonably request and Gander
Mountain shall give, or cause to be given to Holiday and its employees, agents and representatives, reasonable access, during normal business hours and at Holiday's cost and expense, to building plans, surveys, as-built drawings, diagrams, wiring diagrams, warranties and environmental site assessments, and any other business or financial information requested by Holiday. Gander Mountain shall permit Holiday, at
Holiday's cost and expense, to make copies of such records (except as prohibited by any agreement) contained in the records of Gander Mountain to the extent access thereto is permitted above. During the Interim Period, after giving Gander Mountain reasonable prior written notice, Holiday shall have the right, at its expense, to enter the Leased Premises at any reasonable time during normal business hours to inspect the Assets. Holiday shall conduct such activities so as to minimize any interference with Gander Mountain's business.


7.3  Hart-Scott-Rodino.  If required by law, Gander
Mountain shall submit to the FTC and the DOJ, all of its filings required to commence the "waiting period" under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "Hart-Scott-Rodino Act") in connection with the transaction contemplated by this Agreement.
If a request for additional information is made of Gander Mountain pursuant to the Hart-Scott-Rodino Act,
Gander Mountain shall use reasonable efforts to cause compliance with such request as soon as practicable after receipt of such request. Holiday shall pay the filing fee and other costs associated with actions required to comply with the Hart-Scott-Rodino Act.


7.4  Sales and Use Taxes Due Prior to the Effective
Time. Gander Mountain agrees to timely prepare and timely file all sales and use tax returns with respect to transactions occurring on or before the Closing in connection with its retail business and timely pay all sales and use taxes applicable to the sales reported on such tax returns. Nothing herein shall prevent Gander
Mountain from contesting in good faith any such assessments of such sales or use taxes.


7.5 Termination of Employees. On or before the Closing Date, Gander Mountain agrees it will notify all of its Employees that their employment is terminated, to be effective as of the Closing Date. Holiday shall have the right to interview and hire all of the Employees as of the Closing Date. Holiday may interview prior to the Closing Date any existing
Employee of the Stores for purposes of employment by Holiday. Excepting the persons employed under the terms of the Assumed Obligations, any person employed by Holiday shall be an "employee-at-will" and nothing herein is intended to obligate Holiday to employ any Employee for any length of time. Holiday acknowledges and agrees that Gander Mountain may not be delivering to any of its employees any notices which may be required under any federal or state statutes with respect to the termination of employment of any such employees, including without limitation, any notices required under any federal or state plant closing statutes. Accordingly, Holiday shall pay and remain liable for any obligations which arise out of any failure to provide any such notices to employees terminated as a result of the transactions described in this Agreement.


8.  OBLIGATIONS OF HOLIDAY


8.1 Hart-Scott-Rodino. If required by law, Holiday shall submit to the FTC and the DOJ, all filings for Holiday required to commence the "waiting period" under the Hart-Scott-Rodino Act in connection with the transaction contemplated by this Agreement. If a request for additional information is made to Holiday pursuant to the Hart-Scott-Rodino Act, Holiday shall use reasonable efforts to comply with such request as soon as practicable after receipt of such request.
Holiday shall pay the filing fee and other costs associated with actions required to comply with the Hart-Scott-Rodino Act.


9.  CLOSING


9.1 Closing Date. The closing ("Closing") shall take place at a location to be designated by Holiday on or before January 31, 1997 ("Closing Date"); provided, however, that the Closing Date may be postponed to a later business day by Gander Mountain or Holiday as is reasonably necessary in order for such party to comply with the provisions of Sections 6.2.1 and 6.2.4, which postponement is subject to the provisions of Section
10.1.2.  Time is of the essence for the Closing Date.
All documents shall be dated to be effective and the Closing should for all purposes be deemed to be effected as of 12:01 a.m. CST on the Closing Date. Any amounts to be paid by either party shall be transferred via wire transfer before 3:00 p.m. CST on the Closing
Date.


9.2 Closing. Among other terms and conditions, the obligations of Gander Mountain and Holiday to consummate the transaction contemplated by this Agreement shall be conditioned upon the mutual agreement of all parties as to the form of each of the Operative Documents referenced in this Section 9.2. At the Closing, Gander Mountain and/or Holiday shall execute and deliver mutually acceptable and agreed upon documents, including but not limited to, Bills of Sale, assignments, Resale Exemption Certificates, ATF license transfer documents and an order of the United States
Bankruptcy Court for the Eastern District of Wisconsin confirming a Chapter 11 plan for Gander Mountain which incorporates this agreement and, in form and substance mutually satisfactory, authorizes the action to be taken by each party pursuant to this Agreement and the Operative Documents.


9.3 Stay of Closing. The parties contemplate that this Agreement shall be presented for Court, creditor and shareholder approval through a Chapter 11 plan of reorganization ("Plan") which shall be filed as soon as possible after the execution of this Agreement.
Notwithstanding any other provision of this Agreement, if the closing conditions other than those set forth in this Section 4.7 have been satisfied, the Debtors and Holiday shall close the Agreement as soon as possible after the date a confirmation order concerning such Plan is entered on the docket of the Clerk of Court, unless a Court with appropriate jurisdiction has entered a stay of the implementation of the Plan or any transaction described in this Agreement and the party who sought such stay has posted a bond, if required to do so, in the amount set by the Court.


9.4 Reasonable Efforts. The parties shall exercise all reasonable efforts and diligence to satisfy all conditions to Closing as expeditiously as possible.


10.  TERMINATION


10.1 Termination. This Agreement and the transaction contemplated hereby may be terminated and abandoned:


10.1.1 At any time prior to the Closing Date by mutual written consents of Holiday and Gander Mountain and Committee;


10.1.2 By written notice from Holiday, in its sole discretion, to Gander Mountain if the Closing shall not have occurred on or before January 31, 1997, for any reason whatsoever other than the mutual written agreement of the parties hereto to extend the Closing
Date past such deadline or Holiday's delay;


10.1.3 By either party if a final non-appealable judgment has been entered against such party restraining, prohibiting, declaring illegal or awarding substantial damages in connection with the transaction contemplated hereby.

     10.2 Effect of Termination. If this Agreement is terminated as permitted under Section 10.1 hereof, such termination shall be without liability of or to any party to this Agreement or any shareholder, director, officer, trustee, employee, attorneys, agent, servant, consultant, representative of such party; provided, if, with the intent to avoid consummating the transaction contemplated in this Agreement, any party (or a person associated therewith) deliberately fails to fulfill a condition to the performance of any other party or to perform a covenant of this Agreement or deliberately breaches this Agreement, then such party shall be liable to the other party in damages. Notwithstanding any of the foregoing to the contrary, there shall be no liability to Gander Mountain, its shareholders, directors, officers, trustees, attorneys, agents, employees, servants, consultants or representatives if Gander Mountain withdraws the Plan pursuant to Section
11.7 of the Plan; provided, however, that Holiday may assert a claim for its contributions to the case and preservation of the estate.


10.3 Extension of Retail License.  In the event this
Agreement terminates, or if the sale of the Assets to Holiday contemplated by this Agreement does not occur on or before January 31, 1997, the retail license granted to Holiday by Gander Mountain in Section 9 of the Purchase Agreement dated as of July 10, 1996 shall be extended in time through July 31, 1997. All other terms and conditions of the retail license shall remain the same.


11.  ADDITIONAL COVENANTS


11.1 Duty to Insure. The duty to insure the Assets and all risk, liability and responsibility for all loss or damage to the Assets, and for all claims by third parties arising out of the use or ownership of the Assets, and the duty to defend, indemnify and hold the other party harmless against any such claims (except for claims based on the other party's active negligence, wrongdoing or misconduct) shall be Gander
Mountain's with respect to events occurring before the Closing Date and shall be Holiday's with respect to events occurring from and after the Closing Date.


11.2 Sales Tax. The parties shall take all necessary steps to ensure that the purchase and sale of the Assets hereunder shall be exempt from all sales and use taxes. Without limiting the generality of the foregoing, Holiday shall provide to Gander Mountain such resale certificates as Gander Mountain may request.


12.  MISCELLANEOUS


12.1 Severability. All of the provisions of this Agreement are distinct and severable, and if any provision shall be determined to be illegal, void or unenforceable, such determination shall not affect the validity, legality or enforceability of any other provisions of this Agreement.


12.2 Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.


12.3 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, representatives, successors and assigns.


12.4 Assignment. This Agreement may be assigned by Holiday; provided, however, that Holiday may assign its rights under this Agreement only (i) to a subsidiary or related entity which entity shall comply with all representations and warranties of Holiday contained in this Agreement and (ii) with recourse against Holiday.


12.5 Amendment. This Agreement may only be amended in a writing signed by all parties.


12.6 Survival. This Agreement shall remain in full force and effect until all obligations of each party to this Agreement between Gander Mountain and Holiday have been fully satisfied in accordance with the terms of each such agreement. The terms and conditions of this Agreement shall survive, continue in full force and effect, and shall be enforceable after the closing of the transaction contemplated by this Agreement;
provided, however, that Holiday shall have no claim for any reason against the trust established under Gander
Mountain's Plan; provided that the representations and warranties of Gander Mountain in Section 4 shall expire upon the Closing.


12.7 No Third Party Beneficiaries. This Agreement is only for the benefit of the parties to this Agreement and not for the benefit of any third party beneficiaries.


12.8 Notice. Any notice to be given by one party hereto shall be personally delivered, sent by registered or certified mail or sent by a nationally recognized courier service that issues a receipt to the other parties hereto at the addresses in this Section
(or to such other address as may be designated by notice to the other parties), and shall be deemed given upon the earlier of personal delivery, the date postmarked, delivery to such courier or the refusal to accept such service:

     If to Holiday:

               Holiday Stationstores, Inc.
               4567 West 80th Street
               Minneapolis, Minnesota 55437
               Attention: President

     with a copy to:

               Holiday Stationstores, Inc.
               4567 West 80th Street
               Minneapolis, Minnesota 55437
               Attention: Legal Department

     If to Gander Mountain:

               Gander Mountain, Inc.
               P.O. Box 128
               Highway W
               Wilmot, Wisconsin 53192
               Attention: President

     with a copy to:

               Godfrey & Kahn, S.C.
               780 North Water Street
               Milwaukee, WI 53202
               Attention:  Howard A. Schoenfeld

     and with a copy to:

               Holleb & Coff
               55 East Monroe Street
               Suite 4000
               Chicago, IL 60603
               Attention:  Bruce Dopke


12.9 Authority. Each party has caused this Agreement and the Operative Documents to which it is a party to be executed and represents and warrants that their signatory has been and is on the date of this Agreement and the Operative Documents duly authorized by all necessary and appropriate corporate action to execute this Agreement and the Operative Documents except the execution, delivery and performance by Gander Mountain is subject to approval by the Bankruptcy Court in the Bankruptcy Cases.


12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.


12.11 Time of Essence. Time is of the essence of this Agreement.


12.12     Joint and Several Liability.  GMI, GRS, and
GMO are jointly and severally liable for any and all obligations of any such party hereunder. Subsequent to the merger to be effectuated under the Plan, GMI shall be liable for all obligations of GRS and GMO hereunder.


12.13     No Merger.  This Agreement does not
constitute a merger, consolidation or any other relationship other than seller and buyer. This
Agreement is not intended to cause or create a joint venture.

     IN AGREEMENT, the parties have executed this Agreement as of the date first above written.

GANDER MOUNTAIN, INC.              HOLIDAY STATIONSTORES, INC.

By                                 By
Title                              Title


GRS, INC.

By
Title


GMO, INC.

By
Title






                    EXHIBIT 9.2 TO
             JOINT PLAN OF REORGANIZATION

          (Leases and Contracts to be Assumed
               and Assigned to Holiday)


                 GANDER MOUNTAIN, INC.



                                                     AMOUNT OF
NAME AND ADDRESS   NOTES OF CONTRACT                 DEFAULT TO
OF OTHER PARTIES      OR LEASE AND                       BE
 TO INSTRUMENTS    DEBTOR'S INTEREST     LOCATION     CURED ON
                                                     EFFECTIVE
                                                        DATE



3M National        Contract type:      Madison           $224.40
6405 Hix Road      Billboard lease     West Side of
North              Date:  05/20/96     I-90 at Jct.
Westland, MI       Debtor's interest:  D/M and I-90
48185              Lessee              Facing North
                   Description:  3M
                   Media Special
                   Outdoor Display
                   Advertising
                   Agreement

ABC Outdoor        Contract type:      Brookfield            -0-
Advertising, Inc.  Billboard           Highway 45,
24600  Silvernail  Debtor's interest:  1300" N/O
Road               Lessee              Silver
Pewaukee, WI       Date:  09/01/96     Spring
53072              Description:
                   Standard Outdoor
                   Advertising Rental
                   Contract

ABC Outdoor        Contract type:      Brookfield            -0-
Advertising, Inc.  Billboard Lease     I94, 1500'
24600 Silvernail   Date:  09/01/96     E/O Hwy 16
Road               Debtor's interest:
Pewaukee,  WI      Lessee
53072              Description:
                   Standard Outdoor
                   Advertising Rental
                   Contract

ABC Outdoor        Contract type:      Brookfield            -0-
Advertising, Inc.  Billboard lease     I-94, 2
24600 Silvernail   Date:  09/01/96     miles E/O
Road               Debtor's interest:  Hwy F
Pewaukee, WI       Lessee
53072              Description:
                   Standard Outdoor
                   Advertising Rental
                   Contract

ABC Outdoor        Contract type:      Brookfield            -0-
Advertising, Inc.  Billboard lease     I-894, 650
24600 Silvernail   Date:  12/01/96     E/O Loomis
Road               Debtor's interest:  Road
Pewaukee, WI       Lessee
53072              Description:
                   Standard Outdoor
                   Advertising Rental
                   Contract

American Displays  Contract type:      Grand Rapids          -0-
3420 Broadmoor,    Billboard lease     I-96 at Hwy
SE #3              Date:  05/29/96     M-50
Grand Rapids, MI   Debtor's interest:
49512              Lessee
                   Description:
                   Bulletin Order

Ancevic, Milton    Contract type:      N/A                   -0-
A.                 Severance
12400 Fox River    Agreement
Road               Date:  12/06/95*
Wilomt, WI  53192

Ann Arbor Sign     Contract type:      Shared among       711.09
P.O. Box 604       Billboard lease     all Michigan
Ann Arbor, MI      Date:  10/01/96     stores I94
48168              Debtor's interest:  and I-275,
                   Lessee              Romulus
                   Description:
                   Advertising
                   Display
                   Contract

Ann Arbor Sign     Contract type:      Utica                 -0-
P.O. Box 604       Billboard lease     Hall Road
Manchester, MI     Date:  10/01/96     and I-94
48158              Debtor's interest:
                   Lessee
                   Description:
                   Advertising
                   Display Contract

Ann Arbor Sign     Contract type:      Taylor                -0-
P.O. Box 604       Billboard lease     I-94 and
Manchester, MI     Date:  10/01/96     Pennsylvania
48158              Debtor's interest:
                   Lessee
                   Description:
                   Advertising
                   Display Contract

Bloom, Kenneth C.  Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               Agreement
Wilmot, WI 53192   Date:  12/13/95*

Bussard, Mark      Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               Agreement
Wilmot, WI  53192  Date:  03/06/96*

Bussard, Mark      Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               agreement
Wilmot, WI  53192  Date:  12/06/95*

Cabelas, Inc.      Contract type:      N/A                   -0-
812 13th Avenue    Trademark license
Sidney, NE         agreement
                   Date:  05/17/96

Cabelas, Inc.      Contract type:      N/A                   -0-
812 13th Avenue    Noncompetition
Sidney, NE         agreement
                   Date:  05/17/96

Cabelas, Inc.      Contract type:      N/A                   -0-
812 13th Avenue    Nonresidential
Sidney, NE         lease
                   Beginning date:
                   05/17/96
                   Debtor's interest:
                   Lessor
                   Description:
                   Wilmot, WI

Cappel, Peggy      Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  03/06/96*

E3 Associates,     Contract type:      N/A                   -0-
Ltd.               Software licensing
1700 Parkway       agreement
Place, Suite 600   Date:  8/18/94
Marietta, GA       Debtor's interest:
30067-8288         Lessee

E3 Associates,     Contract type:      N/A             $1,073.51
Ltd.               Service contract
1800 Parkway       Beginning date:
Place              05/31/95
Suite 600          Debtor's interest:
Marietta, GA       Lessee
30067

First Federal      Contract type:      N/A                   -0-
Financial Serv.    Vehicle lease
W176 N9830         Beginning date:
Rivercrest Drive   09/19/94
Germantown, WI     Debtor's interest:
53022              Lessee

First Federal      Contract type:      N/A                   -0-
Financial Service  Tractor lease
Inc.               Date:  06/16/96
P.O. Box 654       Debtor/s interest:
Menomonee Falls    Lessee
WI 53052-0054

First United       Contract type:      N/A                   -0-
Leasing Corp.      Copiers
100 Corporate      Beginning date:
North              07/12/95
Bannockburn, IL    Debtor's interest:
60015              Lessee
                   Description:
                   Master Operating
                   Lease
                   Agreement No. 1655

Franklin Outdoor   Contract type:      St. Cloud       $3,120.00
Advertising        Billboard lease
Company            Debtor's interest:
Box 218            Lessee
Albertville, MN
55301

Freitag, Ralph     Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  08/08/96

Freitag, Ralph     Contract type:      N/A                   -0-
12400 Fox River    Employment
Road               agreement
Wilmot, WI  53192  Date:  03/19/96

Gannett (f/k/a     Contract type:      Flint           $3,147.97
Outdoor Systems)   Billboard lease
6083 Taylor Drive  Date:  09/08/96
Flint, MI  48507   Debtor's interest:
                   Lessee
                   Description:
                   Gannett Outdoor
                   Network USA
                   Outdoor Display
                   Agreement

Gannett (f/k/a     Contract type:      Grand Rapids          -0-
Outdoor Systems)   Billboard lease
6083 Taylor Drive  Date:  06/12/96
Flint, MI 48507    Debtor's interest:
                   Lessee
                   Description:
                   Gannett Outdoor
                   Network USA
                   Outdoor Display
                   Agreement

Garlow, Jim        Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  03/06/96*

Garlow, Jim        Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               agreement
Wilmot, WI  53192  Date:  12/06/95*

Giesen, Cindy      Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               agreement
Wilmot, WI  53192  Date:  12/06/95*

Glyzewski, David   Contract type:      N/A                   -0-
A.                 Severance
12400 Fox River    Agreement
Road               Date:  12/06/95*
Wilmot, WI  53192

Guerrini, Kenneth  Contract type:      N/A                   -0-
J.                 Severance
12400 Fox River    agreement
Road               Date:  12/06/95*
Wilmot, WI  53192

Hans G. Stute      Contract type:      19500 W.              -0-
5131 South 60th    Non-residential     Bluemound
Street             lease               Road
Greendale, WI      Beginning date:     Brookfield,
53192              04/15/87            WI 53045
                   Debtor's interest:
                   Lessee

Hansen, Todd       Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  03/06/96*

Hansen, Todd       Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               agreement
Wilmot, WI  53192  Date:  12/06/95*

Hauger, Gary       Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  03/06/96

Hauger, Gary       Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  08/08/96

Horizon            Contract type:      2002 Zeier            -0-
Investment &       Nonresidential      Road
Development Corp.  lease               Madison, WI
37 Kassel Court,   Beginning date:     53704
Suite 211          04/27/92
Madison, WI 53711  Debtor's interest:
                   Lessee

Ithaca             Contract type:      N/A               $311.92
Peripherals        Maintenance
Incorporated       agreement
20 Bomax Drive     Date:  undated
Ithaca, NY 14650   Debtor's interest:
                   lessee

JDA Software       Contract type:      N/A                   -0-
Services, Inc.     Software lease
5011 N. Granite    Beginning date:
Reef Road          08/20/90
Scottsdale, AZ     Debtor's interest:
85253              Lessee
                   Description:
                   Software Support
                   Agreement

Kunz, Jeffrey      Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  03/06/96*

Kunz, Jeffrey      Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               agreement
Wilmot, WI  53192  Date:  12/06/95*

Lakehead Outdoor   Contract type:      Hwy. 2 and            -0-
Advertising        Billboard lease     Hwy. 53
910 Hammond        Debtor's interest:
Avenue             Lessee
Superior, WI
54880

Lakeview           Contract type:      N/A                   -0-
Technology Inc.    Software USA
2301 West 22nd     Agreement No.
Street, Suite 206  920730
Oak Brook, IL      Date:  08/18/92
60521              Debtor's interest:
                   Lessee

Lucent             Contract type:      Grand Rapids    $3,228.79
Technologies       Maintenance
Minneapolis CSC    agreement
00793              Debtor's interest:
420 Third Avenue   Lessee
South, Room 1210
Minneapolis, MN
55415-1384

Lucent             Contract type:      Taylor,               -0-
Technologies       Maintenance         Pontiac and
Minneapolis CSC    agreement           Utica
00793              Debtor's interest:
420 Third Avenue   Lessee
South, Room 1210
Minneapolis, MN
55415-1384

Lucent             Contract type:      Saginaw               -0-
Technologies       Maintenance
Minneapolis CSC    agreement
00793              Debtor's interest:
420 Third Avenue   Lessee
South, Room 1210
Minneapolis, MN
55415-1384

Lucent             Contract type:      Brookfield,           -0-
Technologies       Maintenance         Wausau,
Minneapolis CSC    agreement           Appleton,
00793              Debtor's interest:  and Madison
420 Third Avenue   Lessee
South, Room 1210
Minneapolis, MN
55415-1384

Manhattan          Contract type:      N/A                   -0-
Associates, Inc.   PkMS
225 S. Sepulveda   training/installat
Blvd., Suite 301   ion consulting
Manhattan Beach,   agreement
CA 90266           Date:  12/22/93
                   Debtor's interest:
                   Lessee

Matheson, Scott    Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  03/06/96*

Matheson, Scott    Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               agreement
Wilmot, WI  53192  Date:  12/06/95*

Norwest Equipment  Contract type:      N/A                   -0-
Finance            Stockpicker lease
733 Marquette      Beginning date:
Ave., Suite 300    06/12/95
Minneapolis, MN    Debtor's interest:
55402              Insured
                   Description:
                   Master Lease No.
                   21292
                   Supplemental
                   Number 21292-100-m

Ohm, Susan         Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               Agreement
Wilmot, WI  53192  Date:  04/16/96

Ohm, Susan         Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               Agreement
Wilmot, WI  53192  Date:  04/16/96*

Pleasant Company   Contract type:      Wilmot, WI            -0-
Incorporated       Nonresidential
8400 Fairway       leases
Place              Beginning date:
P.O. Box 998       08/01/96
Middleton, WI      Debtor's interest:
53562              Lessee
                   Description:
                   Wilmot

Rymer, Todd        Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  03/06/96*

Rymer, Todd        Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               agreement
Wilmot, WI  53192  Date:  12/06/95*

Security           Contract type:      N/A                   -0-
Financial and      Equipment lease
Leasing Services,  Debtor's interest:
Inc.               Lessee
7600 W. Layton     Description:
Avenue, Suite 200  Equipment lease
Milwaukee, WI      94GMI and 94GMI-2
53220

Silvon Software,   Contract type:      N/A                   -0-
Inc.               Software license
P.O. Box 88465     agreement
Chicago, IL 60680- Debtor's interest:
1465               Lessee

Silvon Software,   Contract type:      N/A                   -0-
Inc.               Software
P.O. Box 88466     Maintenance
Chicago, IL 60680- Agreement No.
1466               4072515
                   Date:  07/18/94
                   Debtor's interest:
                   Lessee

Silvon Software,   Contract type:      N/A                   -0-
Inc.               Software
P.O. Box 88466     Maintenance
Chicago, IL 60680- Agreement No.
1466               M6670
                   Date:  07/18/94
                   Debtor's interest:
                   Lessee

Silvon Software,   Contract type:      N/A                   -0-
Inc.               Software
P.O. Box 88466     Maintenance
Chicago, IL 60680- Agreement
1466               Date:  10/11/93
                   Debtor's interest:
                   Lessee

Silvon Software,   Contract type:      N/A                   -0-
Inc.               Software
P.O. Box 88466     Maintenance
Chicago, IL 60680- Agreement No.
1488               081324
                   Date:  05/31/95
                   Debtor's interest:
                   Lessee

Skoglund           Contract type:      Hwy. 53,        $5,378.86
Communications     Billboard lease     West Lie
Inc.               Debtor's interest:
9331 Westgate      Lessee
Blvd.
Duluth, MN 55818

Skoglund           Contract type:      Hwy. 10               -0-
Communications,    Billboard lease     North
Inc.               Debtor's interest:
9331 Westgate      Lessee
Blvd.
Duluth, MN  55818

Softpoint Inc.     Contract type:      N/A             $2,640.46
850A South Rock    System Purchase
Boulevard          Agreement
Sparks, NV 89431   Date:  11/22/93
                   Debtor's interest:
                   Lessee

Softpoint, Inc.    Contract type:      N/A                   -0-
5450 Riggins       Maintenance
Court, Suite 4     agreement
Reno, NV 89502     Date:  10/30/96
                   Debtor's interest:
                   Lessee

Softpoint, Inc.    Contract type:      N/A                   -0-
850A South Rock    POS software
Boulevard          license
Sparks, NV  89431  Debtor's interest:
                   Lessee

Software 2000,     Contract type:      N/A                   -0-
Inc.               Master Software
One Park Center    Agreement No. 88-
Independence Park  313
Hyannis, MA 02601  Date:  03/15/88
                   Debtor's interest:
                   Lessee

Strouse, David     Contract type:      N/A                   -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  03/06/96*

Strouse, David     Contract type:      N/A                   -0-
12400 Fox River    Severance
Road               agreement
Wilmot, WI  53192  Date:  12/06/95*

Synon, Inc.        Contract type:      N/A                   -0-
1100 Larkspur      Software license
Landing Circle     agreement
Larkspur, CA       Date:  06/24/91
94939              Debtor's interest:
                   Lessee

Thelen Sand and    Contract type:      NW corner of       275.00
Gravel, Inc.       Billboard lease     Illinois
Hwy 173            Debtor's interest:  Route 173
Antioch, IL 60002  lessee              and
                   Description:  Land  Johnsburg-
                   Lease               Wilmot Road

Westhill Partners  Contract type:      535 N.                -0-
I                  Nonresidential      Westhill
c/o Horizon        lease               Blvd.
Investment         Beginning date:     Grand Chute,
37 Kessel Court,   03/18/91            WI  54911
Suite 211          Debtor's interest:
Madison, WI        Lessee
53711

Westhill Partners  Contract type:      2002 Zeier            -0-
III Madison        Nonresidential      Road
(f/k/a Horizon     lease               Madison,  WI
Investment &       Beginning date:     53704
Development        04/27/92
Corp.)             Debtor's interest:
37 Kassel Court,   Lessee
Suite 211
Madison, WI
53711

Whiteco Outdoor    Contract type:      Merrillville          -0-
Advertising        Billboard lease     N/L I-94,
1770 West 41st     Date:  11/1/96      1/4 mi E/O
Avenue             Debtor's interest:  Burr, F/W
Gary, IN 46408     Lessee
                   Description:
                   Bulletin Display
                   Agreement

Whiteco Outdoor    Contract type:      Merrillville          -0-
Advertising        Billboard lease     W/L I-65,
1770 West 41st     Date:  11/1/96      1.2 mi S/O
Avenue             Debtor's interest:  231, F/S
Gary, IN 46408     Lessee
                   Description:
                   Bulletin Display
                   Agreement

Whiteco Outdoor    Contract type:      Merrillville          -0-
Advertising        Billboard lease     Merrillville
1770 West 41st     Date:  11/1/96      rotary
Avenue             Debtor's interest:
Gary, IN 46408     Lessee
                   Description:
                   Bulletin Display
                   Agreement

Whiteco Outdoor    Contract type:      Merrillville          -0-
Advertising        Billboard lease     S/L I-94,
1770 West 41st     Date:  10/1/96      2.4 mi. E/O
Avenue             Debtor's interest:  Rt. 51 F/E
Gary, IN 46408     Lessee
                   Description:
                   Bulletin Display
                   Agreement

Whiteco Outdoor    Contract type:      Wausau           8,776.00
Advertising        Billboard lease     Hwy 29
9237 Highway 10    Date:  08/01/96     Approx. 4 mi
East               Debtor's interest   W/O Birch
P.O. Box 548       Lessee              S/S F/E
Marshfield, WI     Description:
54449              Bulletin Display
                   Agreement

Whiteco Outdoor    Contract type:      Wausau                -0-
Advertising        Billboard lease     Hwy 29W W/O
9237 Highway 10    Date:  08/10/96     28th Ave.
East               Debtor's interest:  LH/EB
P.O. Box 548       Lessee
Marshfield, WI     Description:
54448              Bulletin Display
                   Agreement

Whiteco Outdoor    Contract type:      Wausau                -0-
Advertising        Billboard lease     US51 W/O Jct
9237 Highway 10    Date:  08/10/96     SR153 @
East               Debtor's interest:  Mosinee E/S
P.O. Box 548       Lessee              F/S
Marshfield, WI     Description:
54449              Bulletin Display
                   Agreement

Whiteco Outdoor    Contract type:      Wausau                -0-
Advertising        Billboard lease     US51 1 mi.
9237 Highway 10    Date:  08/01/96     N/O Hwy 54
East               Debtor's interest:  E/S F/N
P.O. Box 548       Lessee
Marshfield, WI     Description:
54449              Bulletin Display
                   Agreement

Wolverine Outdoor  Contract type:      Flint            1,488.72
Advertising        Billboard lease     I-69 5 miles
923 Bradley        Date:  07/28/95     west of
Street             Debtor's interest:  Flint
Owosso, MI 48867   Lessee


*To be assumed as amended pursuant to a motion currently pending before this Court.

MW1-56086-1
MW1-63157-1
MW1-57410-1







                    EXHIBIT 9.2 TO

             JOINT PLAN OF REORGANIZATION

          (Leases and Contracts to be Assumed
               and Assigned to Holiday)

                       GRS, INC.


 NAME AND ADDRESS   NOTES OF CONTRACT                DEFAULT TO
 OF OTHER PARTIES     OR LEASE AND                       BE
  TO INSTRUMENTS    DEBTOR'S INTEREST    LOCATION     CURED ON
                                                      EFFECTIVE
                                                        DATE



3M National        Contract type:       Flint            -0-
6405 Hix Road      Billboard lease      1/4 Mi. E/O
North              Effective date:      Miller Rd
Westland, MI       12/4/95              Exit N/S I-
48185              Debtor's interest:   69 F/E
                   Lessee
                   Description:  3M
                   Media Outdoor
                   Display
                   Advertising
                   Agreement

3M National        Contract type:       Utica            -0-
6405 Hix Road      Billboard lease      East side I-
North              Date:  07/16/96      94, 300'
Westland, MI       Debtor's interest:   N/O 14 mi.
48185              Lessee               facing
                   Description 3M       south
                   Media Outdoor
                   Display
                   Advertising
                   Agreement

3M National        Contract type:       Shared           -0-
6405 Hix Road      Billboard lease      among
North              Date:  08/12/96      Detroit
Westland, MI       Debtor's interest:   stores
48185              Lessee               (Utica,
                   Description:  3M     Pontiac,
                   Media Outdoor        Taylor) E/S
                   Display              I-75, 1.2
                   Advertising          miles W/O
                   Agreement            Holly Rd.
                                        facing
                                        north

3M National        Contract type:       Taylor           -0-
6405 Hix Road      Billboard lease      West side I-
North              Date:  07/24/96      75, .5 mile
Westland, MI       Debtor's interest:   north of
48185              Lessee               Outer
                   Description:  3M     Drive,
                   Media Outdoor        facing
                   Display              north
                   Advertising
                   Agreement

3M National        Contract type:       Taylor           -0-
6405 Hix Road      Billboard lease      E/S I-75 at
North              Date:  06/04/96      Vernor Hwy
Westland, MI 48185 Debtor's interest:   F/N
                   Lessee
                   Description:  3M
                   Media Outdoor
                   Display
                   Advertising
                   Agreement

Apple Mountain LLC Contract type:       72270            -0-
1460 Walton Blvd., Nonresidential       Habawa
Suite 105          lease                Street
Rochester Hill, MI Beginning date:      Saginaw, MI
48309              05/19/94             48805
                   Debtor's interest:
                   Lessee

Collins Outdoor    Contract type:       LaCrosse      $4,040.00
Advertising        Billboard lease      I-90 East
325 N. 3rd Street  Debtor's interest:   of Bangor
P.O. Box 968       Lessee               exit
LaCrosse, WI 54602-
0968

Collins Outdoor    Contract type:       LaCrosse         -0-
Advertising        Billboard lease      I-90 West
325 N. 3rd Street  Debtor's interest:   Fact I-90
P.O. Box 968       Lessee               Exits 3 & 4
LaCrosse, WI 54602-
0968

Cook 28th, Inc.    Contract type:       2875             -0-
Oxford Partners    Nonresidential       Acquest
126 Ottawa Avenue  lease                Avenue
NW                 Beginning date:      Grand
Grand Rapids, MI   10-19-94             Rapids, MI
49503              Debtor's interest:   49512
                   Lessee

Gary Joint Venture Contract type:       1630 South       -0-
25425 Center Ridge Nonresidential       Lake Mall
Road               lease                Merriville,
Cleveland, OH      Beginning date:      IN 46410
44145              08/01/94
                   Debtor's interest:
                   Lessee

Giesen, Cindy      Contract type:       N/A              -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  04/16/96*

L.D. Clark         Contract type:       6353 Gander      -0-
Building Co.       Nonresidential       Drive
6851 Millett       lease                Swartz
Highway            Beginning date:      Creek, MI
Lansing, MI 48917  02/02/94             48473
                   Debtor's interest:
                   Lessee

National           Contract type:       Saginaw          -0-
Advertising        Billboard lease      .1 mi. N/W
Company            Date:  07/12/95      Busch Rd.,
Bedford Park, IL   Debtor's interest:   W/S I-75
60501              Lessee               F/S

New Plan Realty    Contract type:       13975 Hall       -0-
Trust (f/k/a Dean  Nonresidential       Road
Witter Realty      lease                Utica, MI
Income Partnership Beginning date:      48315
III, L.P.)         08/19/94
Two World Trade    Debtor's interest:
Center             Lessee
New York, NY 10048

Ohm, Susan         Contract type:       N/A              -0-
12400 Fox River    Retention
Road               agreement
Wilmot, WI  53192  Date:  04/16/96*

Pardee Associates  Contract type:       14100            -0-
22725 Greater Mack Nonresidential       Pardee Road
Avenue             lease                Taylor, MI
St. Clair Shores,  Beginning date:      48180
MI 48080           02/09/95
                   Debtor's interest:
                   Lessee

Russ Darrow        Contract type:       N/A            $411.39
Leasing Corp.      Car lease
P.O. Box 515       Debtor's interest:
West Bend, WI      Lessee
53095              Contract No. 2669

Russ Darrow        Contract type:       N/A              -0-
Leasing Corp.      Car lease
P.O. Box 515       Debtor's interest:
West Bend, WI      Lessee
53095              Contract No. 2627

Skoglund           Contract type:       I-94             -0-
Communications,    Billboard lease      Eau Claire
Inc.               Debtor's interest:
2209 Birsch Street Lessee
Eau Claire, WI
54700

Summit North LP    Contract type:       Waterford,    5,133.49
and Wineman        Nonresidential       MI
Investment Company lease
27600 Northwestern Beginning date:
Hwy Suite 200      02/02/95
Southfield, MI     Debtor's interest:
48034              Lessee

Westhall Partners  Contract type:       Imperial         -0-
V                  Nonresidential       Avenue
c/o Horizon        lease                Rothschild,
Investment         Beginning date:      WI
37 Kessel Court,   04/06/93
Suite 211          Debtor's interest:
Madison, WI  53711 Lessee


*To be assumed as amended pursuant to a motion currently pending before this Court.



MW1-56088-1
MW1-63157-1
MW1-57410-1



                    EXHIBIT 9.2 TO

             JOINT PLAN OF REORGANIZATION

          (Leases and Contracts to be Assumed
               and Assigned to Holiday)

                       GMO, INC.

 NAME AND ADDRESS   NOTES OF CONTRACT                DEFAULT TO
 OF OTHER PARTIES     OR LEASE AND                       BE
  TO INSTRUMENTS    DEBTOR'S INTEREST    LOCATION     CURED ON
                                                      EFFECTIVE
                                                        DATE



Cabelas, Inc.      Trademark License    N/A              -0-
812 13th Avenue    Agreement
Sidney, NE         Date:  05/17/96

Cabelas, Inc.      Trademark License    N/A              -0-
812 13th Avenue    Agreement
Sidney, NE         Date:  05/17/96


                       Exhibit B
                          TO
           DISCLOSURE STATEMENT RELATING TO
      SECOND AMENDED JOINT PLAN OF REORGANIZATION



                 FINANCIAL STATEMENTS


               Consolidated Balance Sheets at
                    June 29, 1996 and July 1, 1995

               Consolidated Statements of Operations
                    for the years ended June 29, 1996,
                    July 1, 1995 and July 2, 1994

               Consolidated Statement of Shareholders'
                    Equity for the years ended June 29,
               1996,
                    July 1, 1995, and July 2, 1994

               Consolidated Statements of Cash Flows
               for
                    the years ended June 29, 1996, July
               1, 1995,
                    and July 2, 1994

               Notes to Unaudited Consolidated
               Financial Statements

                    (See Attached)




              CONSOLIDATED BALANCE SHEETS
           At June 29, 1996 and July 1, 1995
           (in thousands, except share data)


                                                     Unaudited
                                                 1996        1995
ASSETS
   CURRENT ASSETS
     Cash                                      $3,287      $2,818
     Accounts receivable                        1,623       7,802
     Refundable income taxes                      500       1,420
     Inventories                               37,352     100,639
     Prepaid catalog expenses                       -      13,242
     Other current assets                         584       1,065
     Assets held for sale                       7,335         100
          Total current assets                 50,681     127,086
PROPERTY AND EQUIPMENT - net                   13,834      35,585
DEFERRED INCOME TAXES                               -         154
INTANGIBLE ASSETS - net                             -         816
                                              $64,515    $163,641

LIABILITIES AND SHAREHOLDERS' EQUITY
   CURRENT LIABILITIES
     Accounts payable                          24,282      44,472
     Notes payable to bank                     29,376       9,500
     Current portion of long-term                   -       1,400
obligations
     Other current liabilities                 15,207       8,877
          Total current liabilities            68,865      64,249
LONG-TERM OBLIGATIONS                               -      69,000
COMMITMENTS AND CONTINGENCIES
(NOTES 8 AND 13)
SERIES A REDEEMABLE, CUMULATIVE,
CONVERTIBLE, EXCHANGEABLE PREFERRED STOCK
$0.10 par value: 200,000 shares
authorized.  200,000 shares issued and         20,000      20,000
outstanding at June 29, 1996 and July 1,
1995 (see note 10)
SHAREHOLDERS' EQUITY
Class B preferred stock, $0.10 par value:
300,000 shares authorized.  None issued             -           -
and outstanding at June 29, 1996 and July
1, 1995
Common stock, $0.01 par value: 20,000,000
shares authorized.  3,261,453 and                  33          32
3,240,081 shares issued and outstanding at
June 29, 1996 and July 1, 1995
respectively.
Additional paid-in capital                     12,662      12,564
Accumulated deficit                          (35,495)     (1,604)
Less notes receivable from shareholders         (550)       (600)
     Total shareholders' equity (deficit)    (24,350)      10,392
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $64,515    $163,641
         CONSOLIDATED STATEMENTS OF OPERATIONS
  Years ended June 29, 1996, July 1, 1995 and July 2,
                         1994
           (in thousands, except share data)


                                                Unaudited
                                          1996    1995     1994

Net sales                               $291,935  $297,784   $246,054
Cost of goods sold                       206,978   201,843    166,198
     Gross profit                         84,957  95,941   79,856

Operating expenses                        95,144  95,453   73,911
Special charge                             3,599  11,510        -
Loss on exit from catalog business        13,308       -        -

Income (loss) from operations            (27,094)  (11,022)    5,945

Other expense
     Interest expense - net                5,955   4,635    2,362
     Other - net                             623   1,326      368
          Total other expense              6,578   5,961    2,730

Income (loss) before income taxes        (33,672)  16,983    3,215
Income tax provision (benefit)               109  (6,199)    1,254
Income (loss) before cumulative effect
of a change in accounting principle      (33,781)  (10,784)  1,961
Cumulative effect of change in                 -       -      120
accounting principle

          Net income (loss)              ($33,781)($10,784) $2,081

Preferred redeemable stock dividends       1,110   1,112      418

Net income (loss) to common             ($34,891) ($11,896) $1,663
shareholders

Primary and fully diluted income per
share:

   Income (loss) per share before         ($10.7  ($3.69    $0.48
cumulative effect of a change in              4)       )
     accounting principle

   Per share cumulative effect of              -       -     0.04
change in accounting principle

    Net income (loss) per common           ($10.74)  ($3.69) $0.52
share



    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
  Years ended June 29, 1996, July 1, 1995 and July 2,
                         1994
                    (in thousands)


                                        Unaudited
                                           Retained   Notes
                                           Earnings   Receivable
                         Common     Addit-  (Accumu-   from
                         Stock      ional     lated
                     Shares Amount  Paid-in-  Deficit) Share-  Total
                                    Capital           holders
Balance at June 30,    3,047   $30  $11,080   $8,629       -  $19,739
1993

Series A redeemable                      -                -  (418)
preferred dividends       -     -             (418)
Stock options            31     1      274        -       -    275
exercised
Executive stock         130     1    1,299        -  (1,250)    50
purchase plan
Net income                               -    2,081       -  2,081
                          -     -

Balance at July 2,     3,20    32   12,653   10,292  (1,250  21,72
1994                      8                               )      7

Series A redeemable       -     -        -  (1,112)       -  (1,11
preferred dividends                                             2)
Stock options            26     -      247        -       -    247
exercised
Executive stock           -     -    (394)        -     650    256
purchase plan
Associate stock           6     -       58        -       -     58
purchase plan
Net loss                                 -  (10,784)       -  (10,784)
                          -     -

Balance at July 1,     3,240    32   12,584  (1,604)   (600)  10,392
1995
Series A redeemable       -     -        -  (1,110)       -  (1,110)
preferred dividends
Stock options             4     -       37        -       -     37
exercised
Executive stock           -     -     (25)        -      50     24
purchase plan
Associate stock          17     1       87        -       -     88
purchase plan
Net loss                                 -  (33,781)       -  (33,781)
                          -     -

Balance at June 29,    3,261   $33  $12,652  ($36,495)  ($550)  ($24,350)
1996

         CONSOLIDATED STATEMENTS OF CASH FLOW
  Years ended June 28, 1996, July 1, 1995 and July 2,
                         1994
                    (in thousands)

                                             Unaudited
                                    1996       1995       1994
CASH FLOWS FROM OPERATING
ACTIVITIES:
     Net income (loss)            ($33,781)  ($10,784)     $2,081

Adjustments to reconcile net
income to net cash provided by
(used for) operating activities:
     Net loss on exit from           13,308          -          -
catalog business
     Special charge                   3,599     11,510          -
     Depreciation and                 4,108      4,827      3,592
amortization
     Deferred income taxes              154    (3,527)      1,358
     Cumulative effect of change          -          -      (120)
in accounting principle

Changes in operating assets and
liabilities net of effect of exit
from catalog business
     Accounts receivable              6,179    (1,211)    (5,275)
     Refundable income taxes            920        790    (1,610)
     Inventories                     33,373   (36,172)   (15,597)
     Prepaid catalog expenses        11,516      1,284       (25)
     Accounts payable              (20,190)     21,254    (9,255)
     Deferred income taxes               48    (2,645)      1,174
     Other                            (665)      2,064      (216)
Cash provided by (used for)          18,569   (12,610)   (23,893)
operating activities

CASH FLOWS FROM INVESTING
ACTIVITIES:
     Net proceeds from sale of       33,571          -          -
catalog assets
     Acquisition of property,       (1,628)   (11,852)    (9,778)
plant and equipment
     Disposal of property, plant        332          -          -
and equipment
Cash provided by (used for)          32,275   (11,852)    (9,778)
investing activities

CASH FLOWS FROM FINANCING
ACTIVITIES:
     Net proceeds from issuance         149        561        325
of common stock
     Net proceeds from (repayment  (30,124)     25,632     11,810
of) line of credit  agreement
     Net proceeds from (repayment  (20,400)      (400)      2,931
of) long-term debt
     Proceeds from sale of                -          -     20,000
preferred stock
     Cash dividends paid on               -      (850)      (370)
preferred stock
     Cash provided by (used for)   (50,375)     24,943     34,696
financing activities

INCREASE IN CASH                        469        481      1,025
CASH BEGINNING OF YEAR                2,818      2,337      1,312
CASH END OF YEAR                     $3,287     $2,818     $2,337

SUPPLEMENTAL CASH FLOW
DISCLOSURE:
     Cash paid (received) during
the year for:
       Interest                      $6,975     $3,883     $2,274
       Income taxes                ($1,347)     ($784)       $493

 Notes to Unaudited Consolidated Financial Statements


NOTE 1 - PETITION FOR REORGANIZATION UNDER CHAPTER 11
       AND BASIS OF PRESENTATION

On August 9, 1996, the Company its two wholly-owned subsidiaries, GRS, Inc. ("GRS") and GMO, Inc. ("GMO") filed voluntary petitions for reorganization under Chapter 11 of the United States Code (the "Bankruptcy
Code") in the United States Bankruptcy Court for the
Eastern District of Wisconsin (the "Bankruptcy Court").
Since August 9, 1996 the Company has been operating as a debtor-in-possession.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the consolidated financial statements do not purport to show (a) the realizable value of assets on a liquidation basis or their availability to satisfy liabilities; (b) pre-petition liability amounts that may be allowed for claim or contingencies or the status and priority thereof; (c) the effect of any changes that may be made to the capitalization of the Company; or (d) the effect of any changes that may be made in the Company's business operations. The outcome of these matters is not presently determinable. The Company has recently experienced recurring losses from operations; has an accumulated deficit at June 29, 1996; had difficulty in meeting its amended Revolving Line of Credit and Term
Loan Agreement covenants and cannot presently determine with certainty the ultimate liability which may result from the filing of claims in connection with the Bankruptcy Proceedings. These conditions raise doubt as to the Company's ability to continue as a going concern.

Due to the Bankruptcy Proceedings, substantially all claims against the Company, prior to August 9, 1996, are subject to the automatic stay provisions under the Bankruptcy Code while the Company continues business operations as a debtor-in-possession. Pre-petition claims may arise from the determination by the Bankruptcy Court of allowed claims for contingencies and other disputed amounts.

Liabilities recorded by the Company as of June 29, 1996 that would be subject to compromise under any plan of reorganization consisted of the following (in thousands):

                                              Amount

Accounts payable                            $  24,282

Accrued liabilities                             4,755


     Total                                  $  29,037

At the Company's request, the Bankruptcy Court established a bar date of October 25, 1996 for pre-petition claims against the Company. A bar date is the date by which claims against the Company must be filed if the claimants wish to receive any distribution in the Bankruptcy Proceedings. The Company has given notice to all known actual or potential claimants subject to the bar date of their need to file a proof of claim with the Bankruptcy Court. The Company will reconcile claims that differ from the Company's records, and any differences that cannot be resolved by negotiated agreement between the Company and the claimant will be resolved by the Bankruptcy Court.
Accordingly, allowed claims may arise which are not currently reflected in the Company's financial statements and recorded claims are subject to change.
The ultimate amount of and settlement terms for such liabilities are subject to a plan or reorganization which is subject to approval by the Bankruptcy Court and, accordingly, are not presently determinable.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business -
Gander Mountain, Inc., (the "Company"), has principally been engaged in catalog and retail store sales of functional outdoor products serving the lifestyle of the hunting, fishing, camping and hiking enthusiasts.
In the fourth quarter of 1996, the Company exited the catalog business (see note 3).

Principles of Consolidation -
The consolidated financial statements of the Company include the accounts of its respective subsidiaries.
All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates -
The preparation of financial statements in conformity with generally accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition -
Revenue is recognized at time of sale and is reduced for anticipated merchandise returns.

Cash -
Included in cash at June 29, 1996 is a $1.6 million cash reserve held on deposit by the Company's credit card transaction processing bank for potential future credit card credits and chargebacks. The Company believes that the amount of future credits and chargebacks will not be material and is fully reserved for in other liabilities. The cash reserve was reduced to $0.9 million in August, 1996.

Accounts Receivable -
Accounts receivable consist primarily of amounts due from customers related to the sale of the Company's products. The Company believes it has provided adequate reserves for potentially uncollectible accounts. Allowances for estimated uncollectible accounts were $575,000 and $896,000 as of June 29, 1996 and July 1, 1995, respectively.

Inventories -
Inventories consist of purchased finished merchandise available for sale and are stated at the lower of cost or market. The first-in, first-out (FIFO) method is used to determine cost of inventories.

Store Pre-Opening Costs -
In fiscal 1995, the Company changed the amortization period for store pre-opening costs to be more consistent with industry practice. Costs associated with the opening of a new store are capitalized and then fully amortized during the first full month of operations. Prior to fiscal 1995, pre-opening costs were capitalized and amortized to expense based on a benefit period which did not exceed twelve months. Pre-opening expense for the years ended June 29, 1996, July
1, 1995 and July 2, 1994 was $0.9 million, $2.3 million and $0.4 million, respectively. Changing the amortization period impacted fiscal 1995 operating results by $1.3 million.

Deferred Costs -
Catalog costs were capitalized and charged to expense based upon the projected revenue stream which did not exceed twelve months. Certain costs to acquire customer names were capitalized and amortized over a three year period. At June 29, 1996, there were no deferred costs recorded due to the Company's exit from this business during the fourth quarter of 1996.

Advertising -
Advertising costs are expensed in the period in which the advertising occurs. For the years ended June 29, 1996, July 1, 1995 and July 2, 1994, advertising expense of $2.9 million, $2.1 million and $1.3 million was recorded, respectively.

Property and Equipment -
Property and equipment are stated at cost less accumulated depreciation and amortization and include external and incremental internal costs of developing computer software. The Company follows the policy of capitalizing interest as a component of the cost of property, plant and equipment constructed for its own use. For the years ended, June 29, 1996, July 1, 1995 and July 2, 1994, $0, $246,000 and $341,000 of interest was capitalized, respectively.

Depreciation of assets is computed using the straight-line method over the estimated useful lives which range from 5 years for fixtures and equipment, including capitalized software, to 30 years for buildings and improvements. Leasehold improvements are amortized over the lesser of the term of the lease or asset life.

Earnings Per Share -
Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options. Net income has been adjusted for dividends on the Series A
Redeemable Preferred Stock. The number of common and common equivalent shares used in the computation were 3,249,000, 3,224,000 and 3,212,000 for the years ended
June 29, 1996, July 1, 1995 and July 2, 1994,
respectively.


NOTE 3 - LOSS ON EXIT FROM CATALOG BUSINESS

On May 17, 1996, the Company sold selected catalog assets including the customer list, certain other intangible assets and selected inventory with a gross book value of $26.5 million to Cabela's Inc. for $35.0 million in cash. As a result of the sale, the Company exited the catalog business during the fourth quarter of fiscal 1996. The catalog business exit strategy included liquidation of the remaining catalog inventory not sold above through the retail stores (see Note 5), selling the fixed-assets of the catalog business and selling the Company's combined headquarters, distribution and retail stores facility in Wilmot, WI with the intent of leasing back the portion needed to operate the retail business. As a result of the sale and exit strategy, the Company recognized a net charge of $13.3 million in the fourth quarter of fiscal 1996 as summarized below (in millions):

                                              Amount

Gross proceeds                               $  35.0
Less: Direct transaction costs                     1.4
Net proceeds                                      33.6
Less: Book value of assets sold                   26.5
Writedown assets held for sale                    12.2
to net realizable value
Accrual of remaining lease                          3.1
payments on equipment primarily
used in the catalog operation
Employee severance and                             1.5
termination benefits
Write-off unamortized prepaid                      1.5
catalog expenses
Estimated cost of contract                         1.7
related litigation and claims
Write-off of deferred                              0.4
organization and financing
costs
Loss on exit from catalog                   $    13.3
business

Included in the impaired fixed assets above are the office equipment and furniture used in the catalog operation and phone center as well as warehouse equipment and racking utilized in catalog order fulfillment. The fair value of these assets was determined based on estimates provided by resellers of such equipment. The fair value of the Wilmot complex was based on the negotiated sale price as discussed in
Note 4. The carrying value of these assets is included in a separate caption in the accompanying balance sheet.

The liabilities recorded above are included in "Other
Current Liabilities" on the balance sheet. The following table summarizes the activity and remaining balance of these liabilities (in millions):

                    Initial                          Balance
                    Balance         Utilized      June 29, 1996

Accrual of
remaining lease
payments on
equipment
primarily used      $  3.1           $  0.1           $  3.0
in the catalog
operation
Employee
severance and
termination             1.5              0.9             0.6
benefits
Estimated cost
of contract
related
litigation and      $   1.7             ---              1.7
contingent
claims
                    $   6.3          $   1.0         $   5.3


Included in the consolidated statements of operations are the following amounts for the catalog business (in thousands):

                       Fiscal Years Ended

                   June 29,          July 1,         July 2,
                     1996             1995             1994

Net sales         $  154,861       $  202,270       $  181,684
Cost of goods        108,186          136,992          122,032
sold
Gross profit      $    46,675      $    65,278     $    59,652
Direct catalog
expenses
included in       $    45,220      $    51,926     $    34,688
operating
expenses

In addition the level of inventories (in thousands) associated with the catalog business as of the end of the 1996, 1995 and 1994 fiscal years was $557, $66,069 and $51,142, respectively.

NOTE 4 - SUBSEQUENT EVENTS

On July 31, 1996, the Company sold its combined headquarters, distribution and retail store facility in Wilmot, Wisconsin to Pleasant Company for cash proceeds net of transaction costs, tax prorations and escrowed funds of $6.6 million which was used to reduce debt.
The Company may continue to occupy the facility subject to a lease under which the Company must vacate the facility by June 1, 1997, except for its retail store and attached support area for which is has five one-year lease renewal options. As the facility had previously been written down to net realizable value as an asset held for sale as part of the exit from catalog costs, no gain or loss will be recorded on this sale.

On July 25, 1996, the Company sold the assets of its three Minnesota stores (Duluth, Maple Grove and St.
Cloud) and two stores in western Wisconsin (Eau Claire and LaCrosse) to Holiday Stationstores, Inc.
("Holiday") for cash proceeds net of transaction costs of $16.0 million which was used to reduce debt. The sale included the purchase of inventory, store fixtures and leasehold improvements, along with the assumption of certain existing leases for the facilities and other liabilities. The net book value of assets sold net of liabilities assumed was $12.2 million resulting in a pre-tax gain of $3.8 million. In addition, Holiday offered employment to all of the Company's existing employees in the above stores. Holiday will continue to have the right to operate under the Gander Mountain name until January 31, 1997. Also included in the above transaction was a $0.5 million long-term loan to the Company from Holiday due on July 25, 2000 at 6.0 percent interest due at loan maturity.

Included in the consolidated statements of operations are the following amounts for the five stores sold to Holiday (in thousands):

                       Fiscal Years Ended

                   June 29,          July 1,         July 2,
                     1996             1995             1994

Net sales         $   32,022       $   23,278       $   16,424
Cost of goods         23,094           15,773           11.041
sold
Gross profit      $    8,928       $    7,505       $    5,383
Direct store
expenses
included in       $    7,480       $    5,283       $    3,799
operating
expenses

In addition the level of inventories (in thousands) associated with the above five stores, as of the end of the 1996, 1995 and 1994 fiscal years was $8,442, $7,371 and $5,378, respectively.

NOTE 5 - SPECIAL CHARGE

In an effort to generate additional funds from existing inventory stocks to reduce bank debt levels and provide short term liquidity, the Company developed a large scale inventory liquidation plan in the third quarter of fiscal 1996. Inventory which was discontinued from the standard merchandise mix and primarily out of season was progressively marked down and aggressively promoted at each of the stores. In addition, discontinued, slower moving and aged inventory was transferred from the catalog division into the retail stores and included in the special liquidation plan which was substantially completed by June, 1996.
Historically, the majority of such inventory would have been sold above cost in the normal course throughout the year in the appropriate seasons.

As a result of the liquidation plan, the Company recorded a net $3.6 million special charge to reduce this inventory to the estimated lower of cost or market value. The charge was initially estimated at $5.3 million, but was reduced by $1.7 million to $3.6 million in the fourth quarter reflecting better than expected cost recovery margins on the liquidated inventory. The components of this special charge were as follows (in millions):

                   Inventory                           Net
                 Value at Cost       Charge         Inventory

Retail              $   8.5          $   2.5         $   6.0
Inventory
Catalog                 3.8              1.1              2.7
Inventory
     Total             12.3              3.6             8.7
Reduction thru
June 29, 1996        (11.5)             (3.1)           (8.4)

Balance at June
29, 1996            $   0.8          $   0.5         $   0.3


In fiscal 1995, the Company recorded an $11.5 million special charge comprised of $5.0 million for the Company's abandonment of certain internally developed software, $4.5 million for the write-down of certain aged inventory and $2.0 million for other catalog charges. The table below summarizes the activity associated with these charges during the current year
(in millions):

                  Reserve at                        Reserve at
                 July 1, 1995       Utilized      June 29, 1996

Aged inventory      $   2.4         $   (2.4)       $     ---
write-off
Other catalog
charges:                0.6               -               0.6
      Severance         0.5             (0.2)             0.3
costs                   0.1               -               0.1
      EZ Pay
program
      Other

     Total         $     3.6       $    (2.6)       $     1.0


NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

                            June 29,               July 1,
                              1996                  1995

Land and land                $    -              $      886
improvements
Building and
leasehold                        8,331               22,501
improvements
Equipment                      12,946                21,468
Furniture and                    5,791                5,773
fixtures
Construction in                  ----                   790
progress

Less: accumulated     $27,068               $51,418
depreciation
                              (13,234)             (15,833)

     Total                 $   13,834            $   35,585


NOTE 7 - BORROWING ARRANGEMENTS

At June 29, 1996, the Company maintained a revolving line of credit with a Bank Group (the "Banks") which was subject to changing availability as set forth in short-term waiver agreements, as discussed below, whereby it could borrow up to $32.8 million, subject to a borrowing base formula, expiring on July 20, 1996.
Subsequent to July 20, 1996, the Company negotiated successive waiver agreements with the Banks which extended the waiver of defaults until August 16, 1996 and limited total borrowings to $11.0 million. This credit facility was used for working capital needs and letters of credit and provided for borrowings at the prime rate of interest. As of June 29, 1996, $29.4 million was outstanding at an interest rate of 8.25
percent. At June 29, 1996, the Company had $2.9 million available under the revolving line of credit.
The entire balance was subsequently paid utilizing the Debtor-In-Possession Revolving Credit Agreement discussed below. A commitment fee of 0.375 percent was payable quarterly on the revolving line.

In December 1992, the Company obtained a term loan for up to $20.0 million from the banks participating in the line of credit facility. The term loan had quarterly principal payments of $0.5 million commencing on March
1, 1996 and was completely paid-off by June 29, 1996 utilizing the proceeds from the sale of catalog assets
(see Note 3). The term loan bore interest at the prime rate.

The revolving line of credit and term loan were secured by substantially all assets of the Company. The
Company was not in compliance with certain of the financial covenants related to these borrowings. As a result, the Company and the Banks signed successive amendments waiving these defaults, the final of which expired on August 16, 1996. The entire balance owing to the Banks was paid utilizing the Debtor-In-
Possession Revolving Credit Agreement discussed below.

On August 12, 1996, the Company entered into a Debtor-
In-Possession Revolving Credit Agreement, as amended, with CIT Group/Business Credit, Inc. (the "Lender") which was approved by the Bankruptcy Court on September
6, 1996.  The Debtor-In-Possession Revolving Credit
Agreement paid-off the previous revolving line of credit with the Banks. The Debtor-In-Possession
Revolving Credit Agreement provides for extensions of revolving credit loans and letters of credit, limited to a percentage of eligible inventory and receivables less certain reserves for gift certificates and other fees, up to a maximum of $25.0 million through the earlier of the effective date of a confirmed plan of reorganization of the August 8, 1999 termination date.
The Debtor-In-Possession Revolving Credit Agreement provides for a security interest in substantially all of the Company's assets and is guaranteed by GRS and GMO. Interest is 1.5 percent over the Prime Rate and unused line fees accrue at 0.375 percent per annum, both payable monthly. Payment of dividends is prohibited under the Debtor-In-Possession Revolving
Credit Agreement and the Company is restricted to $1.0 million in capital expenditures in any fiscal year.
The Debtor-In-Possession Revolving Credit Agreement provides certain restrictive covenants for which management believes that it has adequate flexibility and that such covenants should not impose undue restrictions on the operations of the Company during its Chapter 11 proceedings. The Company is currently in compliance with the terms of the Debtor-In-
Possession Revolving Credit Agreement.

The carrying value of the Company's bank loans as of June 29, 1996 approximate fair value, which was determined based on transactions reflected under the Debtor-In-Possession Revolving Credit Agreement.

NOTE 8 - COMMITMENTS

The Company leases retail stores and office equipment under non-cancelable operating leases. Total rental expense under these leases was $6,110,000, $3,838,000 and $2,283,000 for the years ended June 29, 1996, July
1, 1995 and July 2, 1994, respectively. Five stores were sold subsequent to year-end and their related leases were assumed by the purchaser. For purposes of determining the future minimum lease payments, these five stores were excluded. Future minimum annual lease payments under these leases at June 29, 1996 are as follows (in thousands):


                Fiscal Years Ending

                       1997            $4,605
                       1998             4,047
                       1999             3,221
                       2000             2,684
                       2001             2,727
                                2002    14,997
               and after
                               Total   $32,281

Under the Bankruptcy Code, the Company may elect to assume or reject real estate leases, and other unexpired executory pre-petition contracts, subject to Bankruptcy Court approval. The Company cannot presently determine with certainty the ultimate liability which may result from the filing of claims for all contracts which may be rejected.

NOTE 9 - INCOME TAXES

Effective July 1, 1993, the Company adopted the provisions of Statement of Financial Accounting
Standards No. 109 (SFAS 109), "Accounting for Income
Taxes". The Company reported the cumulative effect of that change in the method of accounting for income taxes in the first quarter of fiscal 1994. Under the asset and liability approach prescribed by SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The cumulative effect of adopting the standard resulted in an increase in net income of $120,000 or $0.04 per common share.

The Company's provision (benefit) for income taxes consisted of the following (in thousands):

                                         Fiscal Years
Ended

                                June 29,  July 1,   July 2,
                                1996      1995      1994
          Federal               $    -     $        $ ( 700)
                                          (104)
          State                    109        90    ( 325)
          Deferred                  -               2,279
                                          (6,185)
                                $ 109      $        $ 1,254
                                          (6,199)


The reconciliation between the statutory tax rate expressed as a percentage of pre-tax income (loss) and the effective tax rate is as follows:

                                         Fiscal Years Ended

                                June 29,  July 1,   July 2,
                                1996      1995      1994
          Federal income tax     34.0%    34.0       34.0%
          rate
          State taxes, net of     5.2      5.6        3.7
          federal benefit
          Change in valuation   (41.1)    (1.5)        -
          allowance
          Other                 1.6        (1.6)     1.3
                                ( 0.3)%    36.5%     39.0%


The Company's temporary differences and carry-forwards that give rise to deferred tax assets and deferred tax liabilities at June 29, 1996 and July 1, 1995 are as follows (in thousands):

                         June 29, 1996           July 1, 1995

                       Current    Long-Term    Current    Long-Term
                      Deferred    Deferred    Deferred    Deferred
                         Tax         Tax         Tax         Tax
                        Asset       Asset       Asset       Asset
                      Liability)  Liability)  Liability)  Liability)

          Amortizati $  ---      $  ---      $ (5,193)    $ ---
          on of
          catalogs
          Property        ---     1,176          ---     (2,420)
          and
          Equipment
          Inventory     508         ---        1,777        ---
          cost
          capitaliza
          tion
          Software      ---         ---          ---     (1,676)
          developmen
          t
          Nondeducti  5,140         ---        2,384         61
          ble
          accruals
          Net           ---       6,806        1,309      4,202
          operating
          loss
          carryforwa
          rds
          Alternativ    ---         181           43        138
          e minimum
          tax credit
          carryover
          Other         175         ---      (210)         47
          Valuation  (5,823)     (8,163)      (62)       (198)
          allowance

                     $    ---     $    ---   $      48   $      154

At June 29, 1996, the Company had $15.7 million and
$24.5 million of federal and state net operating loss carryforwards; these carryforwards expire in 2008 through 2011. During fiscal 1996, the Company recorded a valuation allowance of $13.7 million to write down deferred tax assets to zero due to the level of uncertainty surrounding the Company's ability to generate sufficient future taxable earnings in order to utilize tax benefits. During fiscal 1995, the Company recorded a valuation allowance of $260,000 to reflect the estimated amount of deferred tax assets which may not be realized due to the expiration of state net operating loss carryforwards. Future changes in ownership could limit the amount of net operating less carryforwards used in any one year.

NOTE 10 - SERIES A REDEEMABLE PREFERRED STOCK

Series A Preferred Stock -
On December 23, 1993, the Company entered into a
Preferred Stock Purchase Agreement with GS Capital
Partners, L.P., and certain other affiliates of the Goldman Sachs Group, L.P. (the "GS Investors").
Pursuant to this agreement, the Company issued and sold to GS Investors 100,000 shares of Redeemable,
Cumulative, Convertible, Exchangeable Preferred Stock
("Series A Redeemable Preferred Stock") at a purchase price of $100 per share. On April 5, 1994, the Company issued and sold 100,000 additional shares of Series A
Redeemable Preferred Stock to the GS Investors for $100 per share. The April 5th sale required shareholder approval, which was obtained at a special meeting on March 28, 1994.

By its terms, the Series A Redeemable Preferred Stock accrues a 5 1/2 percent annual dividend and is exchangeable at the Company's option for subordinated notes. The Company is currently prohibited under the August 12, 1996 Debtor-in-Possession Revolving Credit
Agreement from paying any dividends or exchanging the Series A Redeemable Preferred Stock for subordinated notes. If the Company fails to make the required quarterly dividend payment on the Series A Redeemable
Preferred Stock for four consecutive quarters, GS
Investors is entitled to nominate a third director to the Company's board of directors. Either the Series A
Redeemable Preferred Stock or the subordinated notes may be converted into common stock at an initial conversion price of $13.75 per share at the option of the GS Investors. Both the Series A Redeemable
Preferred Stock and the subordinated notes carry voting rights on an as-converted basis with outstanding common stock and have mandatory redemption in years 2004 and 2005.

Dividends -
No dividends were paid in fiscal 1996. For the years ended July 1, 1995 and July 2, 1994, dividends of
$850,000 and $369,000 were paid on the Series A
Redeemable Preferred Stock, respectively.  Dividends of
$1,420,000, $311,000 and $49,000 were payable at June
29, 1996, July 1, 1995 and July 2, 1994, respectively, and are included in the balance sheet under the caption, "Other Current Liabilities."

NOTE 11 - SHAREHOLDERS' EQUITY

Capital Stock -
The Company currently has authorized 20.0 million shares of $0.01 par value common stock and 300,000 shares of $0.10 par value Class B Preferred Stock. The
Company's Board of Directors is authorized to fix the voting powers, designation, dividend rate, conversion, redemption or liquidation preferences or other special rights of the shares of any series of Class B Preferred
Stock.  In conjunction with the Series A Redeemable
Preferred Stock sale, 200,000 shares of Class B
Preferred Stock was redesignated. The Company has no plans to issue any part of the remaining Class B
Preferred Stock.

Preferred Stock Rights -
The Company has a Rights Agreement, as amended in December 1993, which entitles the Company's common shareholders to one Right for each common share held if certain events transpire. The Rights Agreement provides that under certain circumstances, a Right may be exercised to purchase one one-hundredth of a share of Class B Preferred Stock at an exercise price of $35.00. The Rights become exercisable only if an entity has acquired 20 percent or more of the Company's common stock or announces an offer to acquire 30 percent or more of the Company's common stock. The exception to this provision is that GS Investors may acquire through conversion of Series A Redeemable
Preferred Stock up to 35 percent of the Company's common stock before the Rights become exercisable.

NOTE 12 - STOCK INCENTIVE PLANS

Stock Purchase Plans -
On October 20, 1993, the shareholders of the Company approved an Executive Stock Purchase Plan. Under the provisions of the plan, the officers, directors and key associates of the Company were given a one-time opportunity to acquire shares of common stock of the Company. A total of 130,000 shares of common stock were offered to and purchased by participants at a purchase price of $10 per share.

Participants had the option of paying for the shares in cash or by promissory note held by the Company. Each promissory note is secured by a pledge of the participants' common stock and bears an interest rate of 5.35 percent. The notes are payable over seven years. The outstanding loans are reported as "Notes
Receivable from Shareholders" and shown as a reduction of shareholders' equity on the balance sheet.

The Company offers all eligible associates of the Company two programs for acquiring shares of the Company's common stock, a 401k Savings Plan and an Associate Stock Purchase Plan (ASPP). The 401k Savings
Plan allows associates of the Company that have completed one year of service to have pre-tax dollars withheld from their earnings to acquire the Company's common stock. The ASPP allows associates to purchase shares of common stock through payroll withholdings.

Stock Option Plans -
The Company has stock option plans that provide for the granting of incentive stock options or non-qualified options to directors, officers and key associates. The plans provide that options become exercisable ratably over a vesting period as determined by the Board of Directors and expire over terms not exceeding ten years from the grant date or within certain time periods specified by the plans in the event of termination of employment. As of June 29, 1996, 726,000 shares are authorized under these plans.

These shares can be granted either as incentive stock options or non-qualified stock options at a per share price not less than fair market value at the date of grant. Additionally, the plans allow for the awarding of performance shares, of which none have been awarded as of June 29, 1996.

The following table summarizes information relating to shares under option and shares available for grant under the plans:

                                                   Weighted
                                   Number of    Average Option
                                    Shares        Price Per
                                                    Share

Options outstanding at June 29,    261,408      $ 10.55
1996
Options exercised                   72,812         7.44
Options available for grant at     391,780
June 29, 1996
                           Total   726,000


Activity involving the plans is summarized in the following table:


                                   Number of     Option Price
                                    Shares        Per Share

Balance at June 30, 1993           256,183      $6.14 to $
                                                11.50
    Granted                        363,000      $9.00 to $
                                                13.00
    Canceled                     (  39,525)     $6.14 to $
                                                12.50
    Exercised                    (  31,288)     $6.14 to $
                                                10.88

Balance at July 2, 1994            548,370      $6.14 to $
                                                13.00
    Granted                         99,250      $8.75 to $
                                                17.25
    Canceled                     ( 267,450)     $6.14 to $
                                                12.75
    Exercised                    (   27,737)    $6.14 to $
                                                9.00

Balance at July 1, 1995            354,433      $6.14 to $
                                                17.25
    Granted                         17,250      $4.63 to $
                                                9.50
    Canceled                     ( 105,725)     $9.00 to $
                                                13.25
    Exercised                    (     4,550)   $6.14 to $
                                                9.00

Balance at June 29, 1996           261,408      $4.63 to $
                                                17.25
Exercisable at June 29, 1996       154,033


NOTE 13 - CONTINGENCIES
As a result of an audit by the Internal Revenue Service
(the "Service") for fiscal years ended June 30, 1985 and 1986, the Company received two adjustments having a potential tax exposure of $402,000 plus interest of $301,000. At issue is the Company's method of allocating purchase price to inventory and customer lists resulting from the acquisition of the Company as of September 14, 1984. The Company has challenged the
Service's position and has paid the tax and interest while immediately filing a claim for refund in the Court of Claims. An agreement with the Service, subject to final approval by the Office of Review of the U.S. Department of Justice, has been reached which would result in a refund to the Company of approximately $375,000 plus interest of approximately
$125,000 as of June 29, 1996. Should approval not be reached, management believes that adequate reserves have been established to cover the loss, if any, resulting from these assessments and that the outcome of the case will not have a material effect on the Company's financial statements.

In the fourth quarter of fiscal 1996, the Company has been sued by several creditors seeking overdue trade payable amounts which are generally recorded in the Company's financial statements and the Company was served with a summons and complaint in a breach of contract matter relating to a catalog paper order in the amount of $4.6 million. The plaintiff is seeking
$4.6 million in damages. Management believes that the outcome of these matters will not have a material effect on the Company's financial statements.

In the first quarter of fiscal 1995, the Company was served with a summons and complaint in a products liability matter. The plaintiff is seeking $83 million in compensatory damages and $50 million in punitive damages. The manufacturer has agreed to defend and indemnify the Company for all damages and expenses related to their product. However, in addition to claims of a defective product, the plaintiff alleges the Company was negligent in selling and delivering the product to a minor, in contravention of New York state law. Although management believes that the Company is not negligent in this matter, it concludes it has adequate insurance to cover any compensatory damages that might be awarded and believes punitive damages awarded, if any, would not have a material effect on the Company's financial statements.

NOTE 14 - RELATED PARTY TRANSACTIONS

David J. Lubar, Chairman of the Board, is President of
Lubar & Co., Incorporated, a private investment company which owns 10.6 percent of the Common Stock of the Company. In fiscal 1996, the Company paid $306,250 to
Mr. Lubar, representing Lubar & Co., Incorporated, for consulting and advisory services which included representing the Company in the various asset sale negotiations.

NOTE 15 - QUARTERLY RESULTS (UNAUDITED)

The following tables present selected quarterly data for fiscal 1996 and 1995 (in thousands, except per share data):

                                   Fiscal 1996
                  1st Qtr      2nd Qtr     3rd Qtr      4th Qtr

Net sales         $ 96,279   $120,818     $ 47,389    $ 27,449
Gross profit        28,874     38,045       11,552      6,486
Pre-tax income     (1,784)      3,373     (13,361)    (21,900)11
(loss)
Net income         (1,106)      2,073     (14,774)    (19,974)1
(loss)

Primary net         (0.43)       0.55      ( 4.63)     ( 6.22)
income (loss)
  per share
Fully diluted       (0.43)       0.44      ( 4.63)     ( 6.22)
net income
  (loss) per
share




                                   Fiscal 1995
                  1st Qtr      2nd Qtr     3rd Qtr      4th Qtr

Net sales         $ 85,973   $114,566     $ 43,355    $ 53,890
Gross profit        28,008     38,614       12,757     16,562
Pre-tax income       2,862      6,359     (19,811)    (6,393)12
(loss)
Net income           1,717      3,752     (12,122)    (4,131)2
(loss)
Primary net           0.44       1.02      ( 3.82)     ( 1.36)
income (loss)
  per share
Fully diluted         0.36       0.77      ( 3.82)     ( 1.36)
net income
  (loss) per
share


                       Exhibit C
                          TO
           DISCLOSURE STATEMENT RELATING TO
      SECOND AMENDED JOINT PLAN OF REORGANIZATION


             ANALYSIS OF UNSECURED CLAIMS
               (as of December 31, 1996)

1.  Total Unsecured Claims:13              $37,221,642

2.  Less:  Objections to
     Unsecured Claims:                    ($14,033,360)

3.  Total Unsecured Claims
     Less Objections                        $23,188,282

4.  Plus:  Post-Confirmation
     Contract Rejection Claims               $4,000,000

5.  Plus:  Litigation and/or
     Specialty Goods Claims                  $3,500,000

6.  Total Allowed Unsecured Claims
     (including Unsecured Convenience
      Claims)                               $30,688,282

7.  Amount in Trust Available
     for Distribution14                       18,500,000

8.  Less:  Distribution to Allowed
     Unsecured Convenience Claims
     ($250,000 of Claims x 80%)              ($200,000)

9.  Amount for Distribution to
     Allowed Unsecured Claims               $18,300,000

10.  Estimated Distribution Per Dollar of
     Allowed Unsecured Claim15                   $60.12


                      EXHIBIT E
                         TO
           DISCLOSURE STATEMENT RELATING TO
      SECOND AMENDED JOINT PLAN OF REORGANIZATION

                 LIQUIDATION ANALYSIS
(Values as of December 31, 1996 unless otherwise noted)


                                ESTIMATED
                        BOOK    PERCENTAGE LIQUIDA-
 NET ASSET SUMMARY     VALUE       OF       TION     DEDUC-     NET
                                RECOVERY    VALUE    TIONS

I.   ASSETS

  A. CURRENT ASSETS

     1.   Pleasant Co. $    1,000  1.000   $  100,000
          Deposit(1)
     2.   Harris Bank   1,000,000  1.000    1,000,000
          Deposit(2)
     3.   Receivables     900,000   .830      747,000
     4.   Inventory    20,000,000   .839   16,780,000
     5.   Tradename(3)  7,000,000  1.000    7,000,000
     6.   Other Current   490,000   .184       90,000
          Assets

Total Current Assets  $29,490,000   1.00  $25,717,000


  B. FIXED ASSETS
(NET OF DEPRECIATION)   9,500,000   .100      950,000

Total Assets          $38,990,000         $26,667,000


                            BOOK     LIQUIDATION
                           VALUE        VALUE    DEDUCTIONS     NET

II CLAIMS

   A. SECURED CLAIMS
      1. CIT                                     $4,300,000
      2. Harris Bank4
                                                 100,000

      Total Secured                              $4,400,000
      Claims

   B. ADMINISTRATIVE
   CLAIMS
      1.  Chapter 7
          a) Liquidator fees(5)                  $1,000,000
          b) Operating expenses(6)                3,000,000
          c) Interest expense (7)                 200,000
          d) Professional fees                    200,000
          e) Trustee commissions(8)               823,260


       Total Chapter 7                           $5,223,260
   Administrative Expenses


      2. Chapter 11
          a) Professional Fees                 $  800,000
          b) Accrued Postpetition
              Administrative Expenses             3,900,000


      Total Chapter 11                          $4,700,000
   Administrative Expenses

      Total                                      $9,923,260
   Administrative Expenses

   C. TOTAL PRIORITY                             15,000
   CLAIMS(10)

   D.TOTAL SECURED, ADMINISTRATIVE AND           $14,338,260
     PRIORITY CLAIMS UPON LIQUIDATION

II TOTAL FUNDS AVAILABLE TO
I. SATISFY UNSECURED CREDITORS                               $12,328,740
   UPON LIQUIDATION

IV TOTAL UNSECURED CLAIMS UPON
 .  LIQUIDATION                                               $34,688,282
   (INCLUDING REJECTION CLAIMS)

V. DIVIDEND PERCENTAGE TO                                    35.54
   UNSECURED
   CREDITORS UPON LIQUIDATION(11)

VI TOTAL FUNDS AVAILABLE TO
 .  UNSECURED
   CREDITORS UNDER PLAN(12)                                  $18,500,000

VI DIVIDEND PERCENTAGE TO                                    60.12
I. UNSECURED
   CREDITORS UNDER PLAN(13)

1 Funds on deposit pending Debtors vacating space
  currently leased from the Pleasant Company.
2 Funds on deposit to secure obligations under credit
  card service agreements.
3 Based upon price discussed for proposed license and
  repurchase agreement for tradename.
4 Estimated loss on inventory returned under credit card
  obligations.
5 Assumes a liquidation period of 3 months and that liquidator conducts liquidation. Estimate derived through conversations with potential liquidators.
6 Includes all costs to operate stores and facilities
  for 3 month liquidation period.
7 Interest expense estimated for 3 months of liquidation pending full payment of projected $4.3 million CIT debtor-in-possession loan facility.
8 Calculated on a base of $19,677,000 pursuant to
  formula contained in 11 U.S.C. 326(a).
9 Comprised of average accruals unpaid at any given
  time.
10Estimate based upon review of claims filed.
11$12,428,740 divided by $34,688,282.
12Assumes the Trigger Event has not occurred and amounts paid out of Trust assets for expense reimbursements and indemnification of the Trustee, if any, have been reimbursed by Holiday.
13From Exhibit C, Line 10.



_______________________________

1 Option grants include incentive stock options and non-qualified stock options.
2 Except as otherwise indicated, comprised of Company's matching contributions on behalf of each named executive under the Company's 401(k) Associates'
 Savings Plan and Executive Deferred Compensation
 Plan.
3 The stated amount for fiscal 1996 includes $12,000 for automobile allowance, $7,274 for the portion of Mr. Freitag's life insurance premium related to the death benefit payable to Mr. Freitag's beneficiaries and $3,960 for group term life insurance.
4 The stated amount represents $100,000 stay-put bonus.
5 The stated amount represents group term life insurance.
6 The stated amount for fiscal 1996 includes $1,638 for the value of Mr. Reirden's life insurance premium related to the death benefit payable to Mr. Reirden's beneficiaries and $2,070 for group term life insurance.
7 $175,000 of the stated amount represents severance pay.
8 The stated amount of $50,000 represents a transaction bonus related to the sale of catalog assets.
9 The stated amount of $145,151 represents severance pay.
10 The stated amount includes $1,338 for the exercise of stock options.
11 The fourth quarter of 1996 includes the loss on exit from catalog business of $13.3 million and the ($1.7 ) million adjustment of the special charge recorded in the third quarter of fiscal 1996.
12 The fourth quarter of 1995 includes an additional
$1.2 million in pre-opening costs over the same quarter of 1994 reflecting four new stores compared to none in the respective periods.
13 Net of duplicate claims, claims covered by insurance, claims of certain parties to litigation against the Debtors or of manufacturers of specialty goods for which the Debtors have disclaimed certain liability and claims of non-debtor parties to executory contracts and leases.
14 Assumes the Trigger Event has not occurred and amounts paid out of Trust assets for expense reimbursements and indemnificaiton of the Trustee, if any, have been reimbursed by Holiday.
15 Amount on line 9 divided by the difference between amounts on line 6 (Total Allowed Unsecured Claims
(including Unsecured Convenience Claims)) and the
Allowed Unsecured Convenience Claims ($250,000).